Exhibit 4.1

ALLIANT TECHSYSTEMS INC.,

as Issuer,

SUBSIDIARY GUARANTORS party hereto,

and

BNY MIDWEST TRUST COMPANY,

as Trustee

INDENTURE

Dated as of August 13, 2004

3.00% Convertible Senior Subordinated Notes due 2024

Section 15.02. Exercise of Conversion Privilege; Issuance of Common Stock on Conversion; No Adjustment for Interest or Dividends; Settlement of Cash or Common Stock Upon Conversion
Section 15.03. Cash Payments in Lieu of Fractional Shares
Section 15.04. Conversion Rate
Section 15.05. Adjustment of Conversion Rate
Section 15.06. Effect of Reclassification, Consolidation, Merger or Sale
Section 15.07. Taxes on Shares Issued
Section 15.08. Reservation of Shares, Shares to Be Fully Paid; Compliance with Governmental Requirements; Listing of Common Stock
Section 15.09. Responsibility of Trustee
Section 15.10. Notice to Holders Prior to Certain Actions
Section 15.11. Stockholder Rights Plans

ARTICLE 16 SUBORDINATION

Section 16.01. Agreement to Subordinate
Section 16.02. Liquidation, Dissolution, Bankruptcy
Section 16.03. Default on Senior Indebtedness
Section 16.04. Acceleration of Payment of Notes
Section 16.05. When Distribution Must Be Paid Over
Section 16.06. Subrogation
Section 16.07. Relative Rights
Section 16.08. Subordination May Not Be Impaired by Company
Section 16.09. Rights of Trustee and Paying Agent
Section 16.10. Distribution or Notice to Representative
Section 16.11. Article 16 Not to Prevent Events of Default or Limit Right to Accelerate
Section 16.12. Trust Monies Not Subordinated
Section 16.13. Trustee Entitled to Rely
Section 16.14. Trustee to Effectuate Subordination
Section 16.15. Trustee Not Fiduciary for Holders of Senior Indebtedness
Section 16.16. Reliance by Noteholders of Senior Indebtedness on Subordination Provisions

ARTICLE 17 SUBSIDIARY GUARANTEES

Section 17.01. Subsidiary Guarantors
Section 17.02. Subsidiary Guarantees
Section 17.03. Limitation on Liability
Section 17.04. Successors and Assigns
Section 17.05. No Waiver
Section 17.06. Modification
Section 17.07. Execution of Subsidiary Guarantee for Future Subsidiary Guarantors
Section 17.08. Non-Impairment

ARTICLE 18 SUBORDINATION OF THE SUBSIDIARY GUARANTEES

Section 18.01. Agreement to Subordinate

v

INDENTURE

INDENTURE dated as of August 13, 2004, among Alliant Techsystems Inc., a Delaware corporation (hereinafter called the “Company”), the Subsidiary Guarantors listed on Schedule I hereto and BNY Midwest Trust Company, an Illinois trust company, as trustee hereunder (hereinafter called the “Trustee”).

WITNESSETH:

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issue of its 3.00% Convertible Senior Subordinated Notes due 2024 (hereinafter called the “Notes”), with the Subsidiary Guarantees (as defined herein) by the Subsidiary Guarantors, in an aggregate principal amount not to exceed $200,000,000, and, to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture; and

WHEREAS, the Notes, the certificate of authentication to be borne by the Notes, a form of assignment, a form of fundamental change repurchase election, a form of Company repurchase election and a form of conversion notice to be borne by the Notes are to be substantially in the forms hereinafter provided for; and

WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, and the Subsidiary Guarantees, when executed and delivered by the Subsidiary Guarantors, in each case in accordance with the terms of this Indenture, the valid, binding and legal obligations of the Company and the Subsidiary Guarantors, and to constitute this Indenture a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issue hereunder of the Notes and the Subsidiary Guarantees have in all respects been duly authorized; and all acts and things necessary to duly authorize the issuance of the Common Stock of the Company initially issuable upon conversion of the Notes, and to duly reserve for issuance the number of shares of Common Stock initially issuable upon such conversion, have been done;

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and the Subsidiary Guarantees are, and are to be, executed and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes and the Subsidiary Guarantees by the holders thereof, the Company and the Subsidiary Guarantors covenant and agree with the Trustee for the equal and proportionate benefit of the respective holders from time to time of the Notes (except as otherwise provided below), as follows:

ARTICLE 1
DEFINITIONS

Section 1.01.  Definitions.  The terms defined in this Section 1.01 (except as herein otherwise expressly provided) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01.  All other terms used in this Indenture that are defined in the Trust Indenture Act or which are by reference therein defined in the Securities Act (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the meanings assigned to such terms in the Trust Indenture Act and in the Securities Act as in force at the date of the execution of this Indenture.  The words “herein”, “hereof”, “hereunder” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subdivision.  The terms defined in this Article include the plural as well as the singular.

“Additional Amounts” has the meaning specified for “Additional Amounts” in Section 3(a) of the Registration Rights Agreement.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control”, when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Five-Day Trading Period” means, with respect to any Interest Period as to which Contingent Interest may be payable, the five Trading Days ending on the third trading day immediately preceding the first day of such Interest Period.

“Bank Indebtedness” means any and all amounts payable under or in respect of the Credit Agreement and any refinancing indebtedness (including, without limitation, any renewals, replacements, refundings, restatements, substitutions or any other refinancings of any kind) with respect thereto that may be incurred from time to time (whether before or after termination of the Credit Agreement) (including increasing the amount available for borrowing thereunder and including refinancings with the same or different lenders or agents), as amended, modified or supplemented from time to time, including principal, premium, if any, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

“Bankruptcy Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

“Bankruptcy Law” means Title 11, United States Code, or any similar Federal or state law for the relief of debtors.

“Board of Directors” means the Board of Directors of the Company or a committee of such Board duly authorized to act for it hereunder.

“Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York.

“capital stock” of any Person means any and all shares (including ordinary shares of american depositary shares), interests, participations or other equivalents however designated of corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person and any rights (other than debt securities convertible or exchangeable into an equity interest), warrants or options to acquire an equity interest in such Person.

“cash” means U.S. legal tender.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the Securities and Exchange Commission, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Common Stock” means any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company.  Subject to the provisions of Section 15.06, however, shares issuable on conversion of Notes shall include only shares of the class designated as common stock of the Company at the date of this Indenture (namely, the Common Stock, par value $0.01 per share, of the Company) or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Company” means the corporation named as the “Company” in the first paragraph of this Indenture, and, subject to the provisions of Article 12 and Section 15.06, shall include its successors and assigns.

“Conversion Agent” means the Trustee or such other office or agency designated by the Company where Notes may be presented for conversion.

“Conversion Price” as of any day means $1,000 divided by the Conversion Rate as of such date and rounded to the nearest cent.  The Conversion Price shall initially be $79.75 per share of Common Stock.

“Corporate Trust Office” or other similar term, means the designated office of the Trustee at which at any particular time its corporate trust business as it relates to this Indenture shall be administered, which office is, at the date as of which this Indenture is dated, located at BNY Midwest Trust Company, 2 North LaSalle Street, Suite 1020, Chicago, Illinois 60602, Attention: Corporate Trust Department.

“Credit Agreement” means the Credit Agreement, dated as of March 31, 2004, among the Company; Bank of America, N.A., as administrative agent; the lenders from time to time parties thereto; the swing line lender as identified therein; Credit Lyonnais New York Branch, as syndication agent; The Bank of New York, U.S. Bank National Association, and National City Bank, as co-documentation agents; Banc of America Securities LLC and Credit Lyonnais New York Branch, as joint lead arrangers; and Banc of America Securities LLC as sole bookrunning manager, as amended, restated, supplemented, waived, replaced, whether or not upon termination, and whether with the original lenders or otherwise, refinanced, restructured or otherwise modified from time to time.

“Current Market Price” per share of Common Stock means, with respect to any date of determination, the average of the Last Reported Sale Price for the 10 consecutive Trading Days from and including the Ex-Dividend Date with respect to the issuance or distribution requiring such computation.  If another issuance or distribution to which Section 15.05 applies occurs during the period applicable for calculating “Current Market Price” pursuant to this definition, “Current Market Price” shall be calculated for such period in a manner determined by the Board of Directors to reflect the impact of such issuance, distribution, subdivision or combination on the Last Reported Sale Price of the Common Stock during such period.

“Custodian” means BNY Midwest Trust Company, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Depositary” means, the clearing agency registered under the Exchange Act that is designated to act as the Depositary for the Global Notes.  The Depository Trust Company shall be the initial Depositary, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.

“Designated Senior Indebtedness” of the Company means (a) the Bank Indebtedness and (b) any other Senior Indebtedness of the Company that, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $25,000,000 and is specifically designated by the Company in the instrument evidencing or governing such Senior Indebtedness as “Designated Senior Indebtedness” for purposes of this Indenture.  “Designated Senior Indebtedness” of a Subsidiary Guarantor has a correlative meaning.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Ex-Dividend Date” means, with respect to any issuance or distribution on shares of Common Stock, the first date on which the shares of Common Stock trade regular way on the principal securities market on which the shares of Common Stock are then traded without the right to receive such issuance or distribution.

“Fundamental Change” means the occurrence of any of the following:

(i)            any “person” (as such term is used in Sections 13(d) of the Exchange Act) other than the Company, its subsidiaries or the Company’s or its subsidiaries’ employee benefit plans, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange

Act, except that for purposes of this clause (i) such person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company and (for the purposes of this clause (i), a person shall be deemed to beneficially own any Voting Stock of an entity held by any other entity (the “parent entity”), if such other person is the beneficial owner (as defined in this clause (i)), directly or indirectly, of more than 50% of the voting power of the Voting Stock of the parent entity);

(ii)           during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors of the Company or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office;

(iii)          the adoption of a plan relating to the liquidation or dissolution of the Company; or

(iv)          the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company to another Person, and, in the case of any such merger, consolidation or sale, the securities of the Company that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of the Company are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving Person or transferee that represent, immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving Person or transferee.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.  The term “Guarantee” used as a verb has a corresponding meaning.  The term “Guarantor” shall mean any Person Guaranteeing any obligation.

“Incur” means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or capital stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary.  The term “Incurrence” when used as a noun shall have a correlative meaning.  The accretion of principal of a non-interest bearing or other discount security shall not be deemed the Incurrence of Indebtedness.

“Indebtedness” means, with respect to any Person on any date of determination, without duplication, the principal or face amount of (i) all obligations for borrowed money, (ii) all obligations evidenced by notes, notes or other similar instruments, (iii) all obligations in respect of letters of credit or bankers acceptances or similar instruments (or reimbursement obligations with respect thereto), (iv) all obligations to pay the deferred purchase price of property or services, (v) all obligations as lessee which are capitalized in accordance with generally accepted accounting principles, and (vi) all Indebtedness of others guaranteed by such Person or any of its Subsidiaries or for which such Person or any of its Subsidiaries is legally responsible or liable (whether by agreement to purchase indebtedness of, or to supply funds or to invest in, others).

“Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

“Interest” means, when used with reference to the Notes, any interest payable under the terms of the Notes, including Contingent Interest, if any, and Additional Amounts, if any, payable under the terms of the Registration Rights Agreement.

“Interest Payment Date” means February 15 and August 15 of each year, commencing February 15, 2005.

“Interest Period” means (i) with respect to the first interest period, the period from the first Original Issuance Date of the Notes to and including February 14, 2005 and (ii) thereafter, any six-month period from February 15 to and including August 14 and from August 15 to and including February 14, commencing on or after February 15, 2005 and ending before the Stated Maturity, except that with respect to the first period for which Contingent Interest is payable, such period shall be from August 20, 2014 to and including February 14, 2015.

“Last Reported Sale Price” of the Common Stock (or the Public Acquirer Common Stock, as applicable) on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and asked prices or, if more than one in either case, the average of the average bid and the average asked prices) on that date as reported in composite transactions for the principal U.S. securities exchange on which the Common Stock (or the Public Acquirer Common Stock, as applicable) is traded or, if the Common Stock (or the Public Acquirer Common Stock, as applicable) is not listed on a U.S. national or regional securities exchange, as reported by the Nasdaq National Market.  If the Common Stock (or the Public Acquirer Common Stock, as applicable) is not listed for trading on a U.S. national or regional securities exchange and not reported by the Nasdaq National Market on the relevant date, the “Last Reported Sale Price” will be the last quoted bid price for the Common Stock (or the Public Acquirer Common Stock, as applicable) in the over-the-counter market on the relevant date as reported by the National Quotation Bureau Incorporated or similar organization.  If the Common Stock (or the Public Acquirer Common Stock, as applicable) is not so quoted, the “Last Reported Sale Price” will be the average of the mid-point of the last bid and asked prices for the Common Stock (or the Public Acquirer Common Stock, as applicable) on the relevant date quoted by each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

“Note” or “Notes” means any Note or Notes, as the case may be, authenticated and delivered under this Indenture, including any Global Note.

“Noteholder” or “holder” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), means any Person in whose name at the time a particular Note is registered on the Note Registrar’s books.

“Officers’ Certificate”, when used with respect to the Company or a Subsidiary Guarantor, means a certificate signed by any two of the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Chief Operating Officer, any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”), the Treasurer or the Secretary of the Company or such Subsidiary Guarantor, as the case may be; provided that the Officers’ Certificate delivered on the date hereof pursuant to Section 19.05 may be signed by any one of the foregoing.

“Opinion of Counsel” means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company.

“Original Issue Date” means August 13, 2004.

“outstanding”, when used with reference to Notes and subject to the provisions of Section 9.04, means, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:

(a)           Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(b)           Notes, or portions thereof, (i) for the redemption of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or (ii) which shall have been otherwise discharged in accordance with Article 13;

(c)           Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.06; and

(d)           Notes converted into Common Stock pursuant to Article 15 and Notes deemed not outstanding pursuant to Article 3.

“Paying Agent” means the Trustee or such other office or agency designated by the Company where Notes may be presented for payment.

“Person” means a corporation, an association, a partnership, a limited liability company, an individual, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

“Portal Market” means the Private Offerings Resales and Trading through Automated Linkages Market operated by the National Association of Securities Dealers, Inc. or any successor thereto.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note, and, for the purposes of this definition, any Note authenticated and delivered under Section 2.06 in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the lost, destroyed or stolen Note that it replaces.

“Registration Rights Agreement” means the Registration Rights Agreement dated as of August 13, 2004, among the Company, the Subsidiary Guarantors and the initial purchaser identified therein, as amended from time to time in accordance with its terms.

“Regular Record Date” means, with respect to each Interest Payment Date, the close of business on the February 1 or August 1 next preceding such Interest Payment Date (whether or not a Business Day).

“Representative” means the trustee, agent or representative (if any) for an issue of Senior Indebtedness.

“Repurchase Date” means the Fundamental Change Repurchase Date or the Company Repurchase Date, as applicable.

“Repurchase Election” means the Fundamental Change Repurchase Election or the Company Repurchase Election, as applicable.

“Repurchase Price” means the Fundamental Change Repurchase Price or the Company Repurchase Price, as applicable.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such person’s knowledge of any familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Rule 144A” means Rule 144A as promulgated under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Senior Indebtedness” of the Company or any Subsidiary Guarantor means the principal of, premium (if any) and accrued and unpaid interest on (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization of the Company or any Subsidiary Guarantor, regardless of whether or not a claim for post-filing interest is allowed in such proceedings) and fees and other amounts (including expenses, reimbursement obligations under letters of credit and indemnities) owing in respect of, Bank Indebtedness and all other Indebtedness of the Company or any Subsidiary Guarantor, as applicable, whether outstanding on the date of this Indenture or thereafter Incurred, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such obligations are not superior in right of payment to the Notes or such Subsidiary Guarantor’s Subsidiary Guarantee, as applicable; provided, however, that Senior Indebtedness of the

Company or any Subsidiary Guarantor shall not include (a) any obligation of the Company to any Subsidiary of the Company or of such Subsidiary Guarantor to the Company or any other Subsidiary of the Company, (b) any liability for Federal, state, local or other taxes owed or owing by the Company or such Subsidiary Guarantor, (c) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities) and any amounts owed for compensation to employees, (d) any Indebtedness or obligation of the Company or such Subsidiary Guarantor, as applicable, and any accrued and unpaid interest in respect thereof that by its terms is subordinate or junior in any respect to any other Indebtedness or obligation of the Company or such Subsidiary Guarantor, as applicable, including any Senior Subordinated Indebtedness and any Subordinated Obligations of the Company or such Subsidiary Guarantor, (e) any obligations with respect to any capital stock or (f) any Indebtedness Incurred in violation of the indenture, dated as of May 14, 2001, among the Company, the subsidiary guarantors listed therein, and BNY Midwest Trust Company or any other existing or future Senior Subordinated Indebtedness of the Company.

“Senior Subordinated Indebtedness” of the Company means the Notes and any other Indebtedness of the Company that specifically provides that such Indebtedness is to rank pari passu with the Notes in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of the Company which is not Senior Indebtedness.  Such term includes the Company’s 8½% Senior Subordinated Notes due 2011, the Company’s 2.75% Convertible Senior Subordinated Notes due 2024 and the respective subsidiary guarantees thereof.  “Senior Subordinated Indebtedness” of a Subsidiary Guarantor has a correlative meaning.

“Significant Subsidiary” means any Subsidiary Guarantor that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission.

“Spin-off Market Price” per share of Common Stock of the Company or the capital stock of, or similar equity interests in, a Subsidiary or other business unit of the Company on any day means the average of the daily Last Reported Sale Price for the 10 consecutive Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Date with respect to the issuance or distribution requiring such computation.

“Stated Maturity” means August 15, 2024.

“Stock Price” means the price per share of Common Stock paid in connection with a corporate transaction pursuant to which Additional Shares are issuable as set forth in Section 15.01(d) hereof, which shall be equal to (i) if holders of Common Stock receive only cash in such corporate transaction, the cash amount paid per share of Common Stock and (ii) in all other cases, the average of the Last Reported Sale Prices of Common Stock on the five Trading Days up to but not including the effective date of such transaction.

“Stock Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

“Subordinated Obligation” means any Indebtedness of the Company (whether outstanding on the date of this Indenture or thereafter Incurred) that is subordinate or junior in right of payment to the Notes pursuant to a written agreement.  “Subordinated Obligation” of a Subsidiary Guarantor has a correlative meaning.

“Subsidiary” of any Person means any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock or other equity interest (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person (or a combination thereof).

“Subsidiary Guarantee” means each Guarantee of the obligations with respect to the Notes issued by a Subsidiary of the Company pursuant to the terms of this Indenture.

“Subsidiary Guarantor” means any Subsidiary of the Company that has issued a Subsidiary Guarantee.

“Trading Day” means a day during which trading in securities generally occurs on the New York Stock Exchange or, if the Common Stock is not listed on the New York Stock Exchange, on the principal other national or regional securities exchange on which the Common Stock are then listed or, if the Common Stock are not listed on a national or regional securities exchange, on the National Association of Securities Dealers Automated Quotation System or, if the Common Stock is not quoted on the National Association of Securities Dealers Automated Quotation System, on the principal other market on which the Common Stock are then traded (provided that no day on which trading of the Common Stock is suspended on such exchange or other trading market will count as a Trading Day).

“Trading Price” of a Notes means, as of any date of determination, the average of the secondary market bid quotations per $1,000 principal amount of Notes obtained by the Trustee for $5,000,000 aggregate principal amount of Notes at approximately 3:30 p.m., New York City time, on such determination date from three nationally recognized securities dealers (none of which shall be an Affiliate of the Company) selected by the Company; provided, however, that if (i) (a) at least three such bids cannot reasonably be obtained by the Trustee, but two such bids are obtained, then the average of the two bids shall be used, and (b) only one such bid can be reasonably obtained by the Trustee, then that one bid shall be used, or (ii) in the Company’s reasonable judgment, the bid quotations are not indicative of the secondary market value of the Notes as of such determination date, then the Trading Price per $1,000 principal amount of the Notes for such determination date shall equal (1) the Conversion Rate in effect as of such determination date multiplied by (2) the average Last Reported Sale Price of the Common Stock for the five Trading Days ending on such determination date, appropriately adjusted to take into account the occurrence, during the period commencing on the first of such Trading Days during such five Trading Day period and ending on such determination date, of any event described in Section 15.05 or Section 15.06.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as it was in force at the date of this Indenture, except as provided in Sections 11.03 and 15.06; provided that if the Trust Indenture Act of 1939 is amended after the date hereof, the term “Trust Indenture Act” shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939 as so amended.

“Trustee” means BNY Midwest Trust Company and its successors and any corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee at the time serving as successor trustee hereunder.

“Voting Stock” of a Person means all classes of capital stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

Section 1.02.  Other Definitions.

Term	Defined in Section
“Additional Amounts Notice”	5.09
“Additional Shares”	15.01(d)
“Adjustment Event”	15.05(l)
“Agent Members”	2.05(b)(v)
“Blockage Notice”	16.03
“Cash Amount”	15.02(i)
“Cash Settlement Averaging Period”	15.02(g)
“Cash Settlement Notice Period”	15.02(h)(i)
“Company Repurchase Date”	3.06(a)
“Company Repurchase Election”	3.06(c)(i)
“Company Repurchase Notice”	3.06(b)
“Company Repurchase Price”	3.06(a)
“Contingent Interest”	4.01
“Conversion Date”	15.02(c)
“Conversion Notice”	15.02(a)
“Conversion Obligation”	15.02(g)
“Conversion Rate”	15.04
“Conversion Retraction Period”	15.02(h)(i)
“Defaulted Interest”	2.03
“Determination Date”	15.05(l)
“effective date”	15.01(d)
“Election Date”	15.02(g)
“Event of Default”	7.01
“Expiration Time”	15.05(e)
“Final Maturity Notice”	3.09
“Final Notice Date”	15.02(h)
“Fundamental Change Offer”	3.05(b)
“Fundamental Change Repurchase Election”	3.05(c)(i)

“Fundamental Change Repurchase Date”	3.05(a)
“Fundamental Change Repurchase Price”	3.05(a)
“Global Note”	2.02
“Guarantee Blockage Notice”	18.03
“Guarantee Payment Blockage Period”	18.03
“Guaranteed Obligations”	17.02
“non-electing share”	15.06
“Note Register”	2.05(a)
“Note Registrar”	2.05(a)
“Payment Blockage Period”	16.03
“pay its Guarantee”	18.03
“pay the Notes”	16.03
“Public Acquirer Change of Control”	15.01(e)
“Public Acquirer Common Stock”	15.01(e)
“Purchased Shares”	15.05(e)(i)
“Redemption Date”	3.02(a)
“Redemption Notice”	3.02(a)
“Redemption Price”	3.01
“Restricted Securities”	2.05(c)
“Special Record Date”	2.03
“Successor Company”	12.01(a)
“Successor Guarantor”	12.01(b)

ARTICLE 2
ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES

Section 2.01.  Designation Amount and Issue of Notes.  The Notes shall be designated as “3.00% Convertible Senior Subordinated Notes due 2024”.  Notes not to exceed the aggregate principal amount of $200,000,000 (except pursuant to Sections 2.05, 2.06, 3.05, 3.06 and 15.02 hereof) upon the execution of this Indenture, may be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes to or upon the written order of the Company, signed by its Chairman of the Board, its Chief Executive Officer, its President, its Chief Financial Officer, its Chief Operating Officer, any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”), its Treasurer, its Secretary or any Assistant Secretary, without any further action by the Company hereunder.

Section 2.02.  Form of Notes.  The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the form set forth in Exhibit A.  The terms and provisions contained in the form of Note attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends, endorsements or changes as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required by the Custodian, the Depositary or by the National Association of Securities Dealers, Inc. in order for the Notes to be tradable on The Portal Market or as may be required for the Notes to be tradable on any other market developed for trading of securities pursuant to Rule 144A or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed, or to conform to usage, or to indicate any special limitations or restrictions to which any particular Notes are subject.

So long as the Notes are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, or otherwise contemplated by Section 2.05(b), all of the Notes will be represented by one or more Notes in global form registered in the name of the Depositary or the nominee of the Depositary (a “Global Note”).  The transfer and exchange of beneficial interests in any such Global Note shall be effected through the Depositary in accordance with this Indenture and the applicable procedures of the Depositary.  Except as provided in Section 2.05(b), beneficial holders of a Global Note shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered holders of such Global Note.

Any Global Note shall represent such of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect redemptions, repurchases, conversions, transfers or exchanges permitted hereby.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the holder of such Notes in accordance with this Indenture.  Payment of principal of and Interest on any Global Note shall be made to the holder of such Note.

Section 2.03.  Date and Denomination of Notes; Payments of Interest.  The Notes shall be issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof.  Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of the form of Note attached as Exhibit A hereto.  Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

The Person in whose name any Note (or its Predecessor Note) is registered on the Note Register at the close of business on the Regular Record Date with respect to an Interest Payment Date shall be entitled to receive the Interest payable on such Interest Payment Date, except that the Interest payable upon redemption or repurchase will be payable to the Person to whom principal is payable pursuant to such redemption or repurchase (unless the Redemption Date or the Repurchase Date, as the case may be, is an Interest Payment Date, in which case the semi-annual payment of interest becoming due on such date shall be payable to the holders of such Notes registered as such on the applicable Regular Record Date).  Notwithstanding the foregoing, if any Note (or portion thereof) is converted into Common Stock during the period after a Regular Record Date to, but excluding, the next succeeding Interest Payment Date and such Note (or portion thereof) has been called or tendered for redemption on a Redemption Date which occurs during such period, the Company shall not be required to pay interest on such Interest Payment Date in respect of any such Note (or portion thereof), except as provided in Section 15.02(d).  Interest shall be payable at the office of the Company maintained by the Company for such purposes in the Borough of Manhattan, City of New York, which shall initially be an office or agency of the Trustee.  The Company shall pay Interest (i) on any Notes in certificated form by check mailed to the address of the Person entitled thereto as it appears in the Note Register (or upon written notice from the registered holder thereof, by wire transfer in immediately available funds, if such Person is entitled to Interest on Notes with an aggregate principal amount in excess of $2,000,000) or (ii) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.

Any Interest on any Note which is payable, but is not punctually paid or duly provided for, on any February 15 or August 15 (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Noteholder on the relevant Regular Record Date by virtue of his having been such Noteholder, and such Defaulted Interest shall be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

(1)           The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a “Special Record Date” for the payment of such Defaulted Interest, which shall be the date fixed in the following manner.  The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment (which shall be not less than 25 days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided.  Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest that shall be not more than 15 days and not less than ten days prior to the date of the proposed payment, and not less than ten days after the receipt by the Trustee of the notice of the proposed payment.  The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each holder at his address as it appears in the Note Register, not less than ten days prior to such Special Record Date.  Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2) of this Section 2.03.

(2)           The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Section 2.04.  Execution of Notes.  The Notes shall be signed in the name and on behalf of the Company by the manual or facsimile signature of its President, Chief Executive Officer, Chief Financial Officer, any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”), its Treasurer, its Secretary or any Assistant Secretary.  Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the form of Note attached as Exhibit A hereto, manually executed by the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 19.12), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose.  Such certificate by the Trustee (or such an authenticating agent) upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture.

In case any officer of the Company who shall have signed any of the Notes shall cease to be such officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the person who signed such Notes had not ceased to be such officer of the Company, and any Note may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Note, shall be the proper officers of the Company, although at the date of the execution of this Indenture any such person was not such an officer.

Section 2.05.  Exchange and Registration of Transfer of Notes; Restrictions on Transfer.  (a)  The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office and in any other office or agency of the Company designated pursuant to Section 5.02 being herein sometimes collectively referred to as the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes.  The Note Register shall be in written form or in any form capable of being converted into written form within a reasonably prompt period of time.  The Trustee is hereby appointed “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided.  The Company may appoint one or more co-registrars in accordance with Section 5.02.

Upon surrender for registration of transfer of any Note to the Note Registrar or any co-registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 5.02.  Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes that the Noteholder making the exchange is entitled to receive bearing registration numbers not contemporaneously outstanding.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

All Notes presented or surrendered for registration of transfer or for exchange, redemption, repurchase or conversion shall (if so required by the Company or the Note Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company, duly executed by the Noteholder thereof or his attorney duly authorized in writing.

No service charge shall be made to any holder for any registration of, transfer or exchange of Notes, but the Company may require payment by the holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes.

Neither the Company nor the Trustee nor any Note Registrar shall be required to exchange or register a transfer of (a) any Notes for a period of 15 days next preceding any selection of Notes to be redeemed, (b) any Notes or portions thereof called for redemption pursuant to Section 3.01 (c) any Notes or portions thereof surrendered for conversion pursuant to Article 15, (d) any Notes or portions thereof tendered for repurchase (and not withdrawn) pursuant to Section 3.05 or (e) any Notes or portions thereof tendered for repurchase (and not withdrawn) pursuant to Section 3.06.

(b)           The following provisions shall apply only to Global Notes:

(i)            Each Global Note authenticated under this Indenture shall be registered in the name of the Depositary or a nominee thereof and delivered to such Depositary or a nominee thereof or Custodian therefor, and each such Global Note shall constitute a single Note for all purposes of this Indenture.

(ii)           Notwithstanding any other provision in this Indenture, no Global Note may be exchanged in whole or in part for Notes registered, and no transfer of a Global Note in whole or in part may be registered, in the name of any Person other than the Depositary or a nominee thereof unless (A) the Depositary (i) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Note and a successor depositary has not been appointed by the Company within ninety days or (ii) has ceased to be a clearing agency registered under the Exchange Act, (B) an Event of Default has occurred and is continuing, or (C) the Company, in its sole discretion, notifies the Trustee in writing that it no longer wishes to have all the Notes represented by Global Notes.  Any Global Note exchanged pursuant to clause (A) or (B) above shall be so exchanged in whole and not in part and any Global Note exchanged pursuant to clause (C) above may be exchanged in whole or from time to time in part as directed by the Company.  Any Note issued in exchange for a Global Note or any portion thereof shall be a Global Note; provided that any such Note so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Note.

(iii)          Securities issued in exchange for a Global Note or any portion thereof pursuant to clause (ii) above shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Note or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear any legends required hereunder.  Any Global Notes to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Note Registrar.  With regard to any Global Note to be exchanged in part, either such Global Note shall be so surrendered for exchange or, if the Trustee is acting as Custodian for the Depositary or its nominee with respect to such Global Note, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee.  Upon any such surrender or adjustment, the Trustee shall authenticate and make available for delivery the Note issuable on such exchange to or upon the written order of the Depositary or an authorized representative thereof, as appropriate.

(iv)          In the event of the occurrence of any of the events specified in clause (ii) above, the Company will promptly make available to the Trustee a reasonable supply of certificated Notes in definitive, fully registered form, without interest coupons.

(v)           Neither any members of, or participants in, the Depositary (“Agent Members”) nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Note registered in the name of the Depositary or any nominee thereof, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Note for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a beneficial holder of any Note.

(vi)          At such time as all interests in a Global Note have been redeemed, retired, repurchased, converted, canceled or exchanged for Notes in certificated form, such Global Note shall, upon receipt thereof, be canceled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the Custodian.  At any time prior to such cancellation, if any interest in a Global Note is redeemed, retired, repurchased, converted, canceled or exchanged for Notes in certificated form, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced, and an endorsement shall be made on such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction.

(c)           Every Note that bears or is required under this Section 2.05(c) to bear the legend set forth in this Section 2.05(c) (together with any Common Stock issued upon conversion of the Notes and required to bear the legend set forth in Section 2.05(d), collectively, the “Restricted

Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.05(c) (including those set forth in the legend below) unless such restrictions on transfer shall be waived by written consent of the Company, and the holder of each such Restricted Security, by such holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer.  As used in Section 2.05(c) and 2.05(d), the term “transfer” encompasses any sale, pledge, loan, transfer or other disposition whatsoever of any Restricted Security or any interest therein.

Until the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), any certificate evidencing such Note (and all securities issued in exchange therefor or substitution thereof, other than Common Stock, if any, issued upon conversion thereof, which shall bear the legend set forth in Section 2.05(d), if applicable) shall bear a legend in substantially the following form, unless such Note has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer) or pursuant to Rule 144 under the Securities Act or any similar provision then in force, or unless otherwise agreed by the Company in writing, with written notice thereof to the Trustee:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.  NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.  THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)); (2) AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY OR ANY COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY, PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THIS SECURITY UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION),  ONLY (A) TO ALLIANT TECHSYSTEMS INC. (THE “ISSUER”), (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER), (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, IN COMPLIANCE WITH RULE 144A TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM; AND (3) AGREES THAT IT

WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE

SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.  THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THIS SECURITY PURSUANT TO CLAUSE 2(B) ABOVE OR UPON ANY TRANSFER OF THIS SECURITY UNDER RULE 144 UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION).

THIS SECURITY IS SUBJECT TO UNITED STATES FEDERAL INCOME TAX REGULATIONS GOVERNING CONTINGENT PAYMENT DEBT INSTRUMENTS.  FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE, THE ISSUE DATE OF THIS SECURITY IS AUGUST 13, 2004 AND THE COMPARABLE YIELD OF THIS SECURITY IS 7.0%, COMPOUNDED SEMI-ANNUALLY (WHICH WILL BE TREATED AS THE YIELD TO MATURITY FOR UNITED STATES FEDERAL INCOME TAX PURPOSES).

THE ISSUER AGREES, AND BY ACCEPTING A BENEFICIAL OWNERSHIP INTEREST IN THIS SECURITY EACH HOLDER AND ANY BENEFICIAL OWNER OF THIS SECURITY WILL BE DEEMED TO HAVE AGREED, FOR UNITED STATES FEDERAL INCOME TAX PURPOSES (1) TO TREAT THIS SECURITY AS A DEBT INSTRUMENT THAT IS SUBJECT TO TREAS. REG. SEC. 1.1275-4 (THE “CONTINGENT PAYMENT REGULATIONS”), (2) TO TREAT THE FAIR MARKET VALUE OF ANY COMMON STOCK RECEIVED UPON ANY CONVERSION OF THIS SECURITY OR UPON A PURCHASE OF THIS SECURITY AT THE HOLDER’S OPTION AS A CONTINGENT PAYMENT FOR PURPOSES OF THE CONTINGENT PAYMENT REGULATIONS, AND (3) TO ACCRUE INTEREST WITH RESPECT TO THE SECURITY AS ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES ACCORDING TO THE “NONCONTINGENT BOND METHOD,” SET FORTH IN THE CONTINGENT PAYMENT REGULATIONS, AND TO BE BOUND BY THE ISSUER’S DETERMINATION OF THE “COMPARABLE YIELD” AND “PROJECTED PAYMENT SCHEDULE,” WITHIN THE MEANING OF THE CONTINGENT PAYMENT REGULATIONS, WITH RESPECT TO THIS SECURITY.  THE ISSUER AGREES TO PROVIDE PROMPTLY TO THE HOLDER OF THIS SECURITY, UPON WRITTEN REQUEST, THE ISSUE PRICE, ISSUE DATE, YIELD TO MATURITY, COMPARABLE YIELD AND PROJECTED PAYMENT SCHEDULE.  ANY SUCH WRITTEN REQUEST SHOULD BE SENT TO THE ISSUER AT THE FOLLOWING ADDRESS: ALLIANT TECHSYSTEMS INC., 5050 LINCOLN DRIVE, EDINA, MINNESOTA 55436, ATTENTION: CHIEF FINANCIAL OFFICER.

THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT DATED AS OF AUGUST 13, 2004 AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.

Any Note (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms or as to conditions for removal of the foregoing legend have been satisfied may, upon surrender of such Note for exchange to the Note Registrar in accordance with the provisions of this Section 2.05, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 2.05(c).  If the Restricted Security surrendered for exchange is represented by a Global Note bearing the legend set forth in this Section 2.05(c), the principal amount of the legended Global Note shall be reduced by the appropriate principal amount and the principal amount of a Global Note without the legend set forth in this Section 2.05(c) shall be increased by an equal principal amount.  If a Global Note without the legend set forth in this Section 2.05(c) has not been executed, authenticated and delivered, the Company shall execute and the Trustee shall authenticate and deliver an unlegended Global Note to the Depositary.

(d)  Until the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), any stock certificate representing Common Stock issued upon conversion of any Note shall bear a legend in substantially the following form, unless such Common Stock has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer) or pursuant to Rule 144 under the Securities Act or any similar provision then in force, or such Common Stock has been issued upon conversion of Notes that have been transferred pursuant to a registration statement that has been declared effective under the Securities Act or pursuant to Rule 144 under the Securities Act or any similar provision then in force, or unless otherwise agreed by the Company in writing with written notice thereof to the transfer agent:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.  NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.  THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)); (2) AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THIS SECURITY UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), ONLY (A) TO ALLIANT TECHSYSTEMS INC. (THE “ISSUER”), (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER), (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, IN COMPLIANCE WITH RULE 144A TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM; AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE

SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.  THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THIS SECURITY PURSUANT TO CLAUSE 2(B) ABOVE OR UPON ANY TRANSFER OF THIS SECURITY UNDER RULE 144 UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION).

THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT DATED AS OF AUGUST 13, 2004 AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.

Any such Common Stock as to which such restrictions on transfer shall have expired in accordance with their terms or as to which the conditions for removal of the foregoing legend set forth therein have been satisfied may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like number of shares of Common Stock, which shall not bear the restrictive legend required by this Section 2.05(d).

(e)  Any Note or Common Stock issued upon the conversion of a Note that, prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), is purchased or owned by the Company or any Affiliate thereof may not be resold by the Company or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction which results in such Notes or Common Stock, as the case may be, no longer being “restricted securities” (as defined under Rule 144); or provided that such restriction shall not apply if appropriate measures are taken that such Notes or Common Stock are sold in such a manner that such other Notes and Common Stock that constitute “restricted securities” (as defined under Rule 144) are not commingled with Notes or Common Stock being sold.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or beneficial holders of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.06.  Mutilated, Destroyed, Lost or Stolen Notes.  In case any Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon its written request the Trustee or an authenticating agent appointed by the Trustee shall authenticate and make available for delivery, a new Note, of like tenor and principal amount, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen.  In every case, the applicant for a substituted Note shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the

Company, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

Following receipt by the Trustee or such authenticating agent, as the case may be, of satisfactory security or indemnity and evidence, as described in the preceding paragraph, the Trustee or such authenticating agent may authenticate any such substituted Note and make available for delivery such Note.  Upon the issuance of any substituted Note, the Company may require the payment by the holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith.  In case any Note which has matured or is about to mature or has been called for redemption or has been tendered for repurchase upon a Fundamental Change (and not withdrawn) or has been surrendered for repurchase on a Repurchase Date (and not withdrawn) or is to be converted into Common Stock shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Note, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless from any loss, liability, cost or expense caused by or in connection with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, the Trustee and, if applicable, any Paying Agent or Conversion Agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

Every substitute Note issued pursuant to the provisions of this Section 2.06 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder.  To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment or conversion or redemption or repurchase of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment or conversion or redemption or repurchase of negotiable instruments or other securities without their surrender.

Section 2.07.  Temporary Notes.  Pending the preparation of Notes in certificated form, the Company may execute and the Trustee or any authenticating agent appointed by the Trustee shall, upon the written request of the Company, authenticate and deliver temporary Notes (printed or lithographed).  Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Notes in certificated form, but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company.  Every such temporary Note shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Notes in certificated form.  Without unreasonable delay, the Company will execute and deliver to the Trustee or such authenticating agent Notes in certificated form and thereupon any or all temporary Notes may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 5.02 and the Trustee or such authenticating agent shall authenticate and make available for delivery in exchange for such temporary Notes an equal aggregate principal amount of Notes in certificated form.  Such exchange shall be made by the Company at its own expense and without any charge therefor.  Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Notes in certificated form authenticated and delivered hereunder.

Section 2.08.  Cancellation of Notes.  All Notes surrendered for the purpose of payment, redemption, repurchase, conversion, exchange or registration of transfer shall, if surrendered to the Company or any Paying Agent or any Note Registrar or any Conversion Agent, be surrendered to the Trustee and promptly canceled by it, or, if surrendered to the Trustee, shall be promptly canceled by it, and no Notes shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture.  The Trustee shall dispose of such canceled Notes in accordance with its customary procedures.  If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption, repurchase or satisfaction of the indebtedness represented by such Notes unless and until the same are delivered to the Trustee for cancellation.

Section 2.09.  CUSIP Numbers.  The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Noteholders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Company will promptly notify the Trustee of any change in the “CUSIP” numbers.

ARTICLE 3
REDEMPTION AND REPURCHASE OF NOTES

Section 3.01.  Company’s Right to Redeem.  Prior to August 20, 2014, the Notes will not be redeemable at the Company’s option.  At any time on or after August 20, 2014 and prior to Stated Maturity, the Company, at its option, may redeem the Notes in accordance with the provisions of Section 3.02, Section 3.03 and Section 3.04 on the Redemption Date for cash, in whole or in part, at a redemption price (the “Redemption Price”) equal to 100% of the principal amount of the Notes to be redeemed together with accrued and unpaid Interest on the Notes redeemed to (but excluding) the Redemption Date.

Section 3.02.  Notice of Optional Redemption; Selection of Notes

(a)  In case the Company shall desire to exercise the right to redeem all or, as the case may be, any part of the Notes pursuant to Section 3.01, it shall fix a date for redemption (the “Redemption Date”) and it or, at its written request received by the Trustee not fewer than 35 days prior (or such shorter period of time as may be acceptable to the Trustee) to the Redemption Date, the Trustee in the name of and at the expense of the Company, shall mail or cause to be mailed a notice of such redemption (a “Redemption Notice”) not fewer than 30 nor more than 60 days prior to the Redemption Date to each holder of Notes so to be redeemed as a whole or in part at its last address as the same appears on the Note Register; provided that if the Company shall give such notice, it shall also give written notice of the Redemption Date to the Trustee.

Such mailing shall be by first class mail.  The notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the holder receives such notice.  In any case, failure to give such notice by mail or any defect in the notice to the holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.  Concurrently with the mailing of any such Redemption Notice, the Company shall issue a press release announcing such redemption, the form and content of which press release shall be determined by the Company in its sole discretion.  The failure to issue any such press release or any defect therein shall not affect the validity of the Redemption Notice or any of the proceedings for the redemption of any Note called for redemption.

(b)  Each such Redemption Notice shall specify the aggregate principal amount of Notes to be redeemed, the CUSIP number or numbers of the Notes being redeemed (subject to Section 2.09), the Redemption Date (which shall be a Business Day), the Redemption Price at which Notes are to be redeemed, the place or places of payment, that payment will be made upon presentation and surrender of such Notes, that Interest accrued to the Redemption Date will be paid as specified in said notice, and that on and after said date Interest thereon or on the portion thereof to be redeemed will cease to accrue.  Such notice shall also state the current Conversion Rate, the date on which the right to convert such Notes or portions thereof into Common Stock will expire (which shall be the close of business on the second Business Day prior to the Redemption Date), and, if the Company has determined to satisfy in cash all or any portion of the Conversion Obligation of Notes converted prior to the redemption, the dollar amount of the Conversion Obligation to be satisfied in cash (which must be expressed as 100% of the Conversion Obligation).  If fewer than all the Notes are to be redeemed, the Redemption Notice shall identify the Notes to be redeemed (including CUSIP numbers, if any), in each case determined in accordance with the procedure set forth in clause (d) hereof.  In case any Note is to be redeemed in part only, the Redemption Notice shall state the portion of the principal amount thereof to be redeemed and shall state that, on and after the Redemption Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be issued by the Company and authenticated by the Trustee (or an authenticating agent appointed by the Trustee).

(c)  On or prior to the Redemption Date specified in the Redemption Notice given as provided in this Section 3.02, the Company will deposit with the Trustee or with one or more Paying Agents (or, if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 5.04(b) an amount of money in immediately available funds sufficient to redeem on the Redemption Date all the Notes (or portions thereof) so called for redemption (other than those theretofore surrendered for conversion into Common Stock) at the appropriate Redemption Price; provided that if such payment is made on the Redemption Date it must be received by the Trustee or Paying Agent, as the case may be, by 10:00 a.m., New York City time, on such date.  The Company shall be entitled to retain any interest, yield or gain on amounts deposited with the Trustee or any Paying Agent pursuant to this Section 3.02(c) in excess of amounts required hereunder to pay the Redemption Price and accrued interest to, but excluding, the Redemption Date.  If any Note called for redemption is converted pursuant hereto prior to such Redemption Date, any money deposited with the Trustee or any Paying Agent or so segregated and held in trust for the redemption of such Note shall be paid to the Company upon its written request, or, if then held by the Company, shall be discharged from such trust.  Whenever any Notes are to be redeemed, the Company will give the Trustee written notice in the form of an Officers’ Certificate not fewer than 35 days (or such shorter period of time as may be acceptable to the Trustee) prior to the Redemption Date as to the aggregate principal amount of Notes to be redeemed.

(d)  If less than all of the outstanding Notes are to be redeemed, the Trustee shall select the Notes or portions thereof of the Global Note or the Notes in certificated form to be redeemed (in principal amounts of $1,000 or multiples thereof) by lot, on a pro rata basis or by another method the Trustee deems fair and appropriate; provided that such method is not prohibited by any stock exchange or market on which the Notes are listed.  If any Note selected for partial redemption is submitted for conversion in part after such selection, the portion of such Note submitted for conversion shall be deemed (so far as may be possible) to be from the portion first selected for redemption.  The Notes (or portions thereof) so selected shall be deemed duly selected for redemption for all purposes hereof, notwithstanding that any such Note is submitted for conversion in part before the mailing of the Redemption Notice.

Upon any redemption of less than all of the outstanding Notes, the Company and the Trustee may (but need not), solely for purposes of determining the pro rata allocation among such Notes as are unconverted and outstanding at the time of redemption, treat as outstanding any Notes surrendered for conversion during the period of 15 days next preceding the mailing of a Redemption Notice and may (but need not) treat as outstanding any Note authenticated and delivered during such period in exchange for the unconverted portion of any Note converted in part during such period.

Section 3.03.  Payment of Notes Called for Redemption by the Company.  If notice of redemption has been given as provided in Section 3.02, the Notes or portion of Notes with respect to which such notice has been given shall, unless converted into Common Stock pursuant to the terms hereof, become due and payable on the Redemption Date and at the place or places stated in such notice at the applicable Redemption Price, and on and after the Redemption Date (unless the Company shall default in the payment of such Notes at the Redemption Price) Interest on the Notes or portion of Notes so called for redemption shall cease to accrue and, after the close of business on the second Business Day immediately preceding the Redemption Date (unless the Company shall default in the payment of such Notes at the Redemption Price) such Notes shall cease to be convertible into Common Stock and, except as provided in Section 8.01(i), to be entitled to any benefit or security under this Indenture, and the holders thereof shall have no right in respect of such Notes except the right to receive the Redemption Price thereof.  On presentation and surrender of such Notes at a place of payment in said notice specified, the said Notes or the specified portions thereof shall be paid and redeemed by the Company at the applicable Redemption Price; provided that if the applicable Redemption Date is an Interest Payment Date, the Interest payable on such Interest Payment Date shall be paid on such Interest Payment Date to the holders of record of such Notes on the applicable record date instead of the holders surrendering such Notes for redemption on such date.

Upon presentation of any Note redeemed in part only, the Company shall execute and the Trustee shall authenticate and make available for delivery to the holder thereof, at the expense of the Company, a new Note or Notes, of authorized denominations, in principal amount equal to the unredeemed portion of the Notes so presented.

Notwithstanding the foregoing, the Trustee shall not redeem any Notes or mail any Redemption Notice during the continuance of a default in payment of Interest on the Notes.  If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid or duly provided for, continue to bear interest at the rate borne by the Note, compounded semi-annually, and such Note shall remain convertible into Common Stock until the principal and Interest shall have been paid or duly provided for.

Section 3.04.  Conversion Arrangement on Call for Redemption.  In connection with any redemption of Notes, the Company may arrange for the purchase and conversion of any Notes by an agreement with one or more investment banks or other purchasers to purchase such Notes by paying to the Trustee in trust for the Noteholders, on or before the Redemption Date, an amount not less than the applicable Redemption Price of such Notes.  Notwithstanding anything to the contrary contained in this Article 3, the obligation of the Company to pay the Redemption Price of such Notes shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers.  If such an agreement is entered into, a copy of which will be filed with the Trustee prior to the Redemption Date, any Notes not duly surrendered for conversion by the Noteholders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Noteholders and (notwithstanding anything to the contrary contained in Article 15) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the Business Day prior to the Redemption Date or on the Redemption Date at the option of the Company (and the right to convert any such Notes shall be extended through such time), subject to payment of the above amount as aforesaid.  At the direction of the Company, the Trustee shall hold and dispose of any such amount paid to it in the same manner as it would monies deposited with it by the Company for the redemption of Notes.  Without the Trustee’s prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Notes shall increase or otherwise affect any of the powers, duties, responsibilities, obligations, liabilities or immunities of the Trustee as set forth in this Indenture.

Section 3.05.  Repurchase of Notes by the Company at Option of Holders upon a Fundamental Change.

(a)  If a Fundamental Change shall occur at any time prior to Stated Maturity, each holder shall have the right, at such holder’s option, to require the Company to repurchase all of such holder’s Notes, or any portion thereof that is a multiple of $1,000 principal amount, on the date specified in the Fundamental Change Offer, which date shall be no earlier than 30 days nor later than 60 days after the date of the Fundamental Change Offer (subject to extension to comply with applicable law) (the “Fundamental Change Repurchase Date”).  The Company shall repurchase such Notes in cash at a price (the “Fundamental Change Repurchase Price”) equal to 100% of the principal amount thereof plus any accrued and unpaid Interest to but excluding the Fundamental Change Repurchase Date; provided that if such Fundamental Change Repurchase Date falls on an Interest Payment Date, then the Interest payable on such Interest Payment Date shall be paid to the holders of record of the Notes on the applicable record date instead of the holders surrendering the Notes for repurchase on such date.  In the event that at the time of a Fundamental Change that requires the Company to repurchase the Notes, the terms of the Bank Indebtedness restrict or prohibit the repurchase of Notes pursuant to this Section 3.05, then prior to the mailing of the notice to holders provided for in Section 3.05(b) below but in any event within 45 days following such Fundamental Change, the Company shall (i) repay in full all

Bank Indebtedness or, if doing so will allow the repurchase of Notes, offer to repay in full all Bank Indebtedness and repay the Bank Indebtedness of each lender who has accepted such offer or (ii) obtain the requisite consent under the agreements governing the Bank Indebtedness to permit the repurchase of the Notes as provided for in this Section 3.05.

Notwithstanding the provisions of the immediately preceding paragraph, the Company shall not be required to repurchase any Notes of Holders upon a Fundamental Change (and the Company shall not be required to give notice as described in Section 3.05(b) below) if either:

(i)            the Last Reported Sale Price of the Common Stock for any five Trading Days within the 10 consecutive Trading Days ending immediately before the later of the Fundamental Change or the public announcement thereof, equals or exceeds 105% of the Conversion Price of the Notes immediately before the Fundamental Change or the public announcement thereof; or

(ii)           at least 90% of the consideration, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights, in the transaction or transactions constituting the Fundamental Change consists of shares of capital stock traded on a U.S. national securities exchange or quoted on the Nasdaq National Market or which will be so traded or quoted when issued or exchanged in connection with a Fundamental Change (these securities being referred to as “publicly traded securities”) and as a result of this transaction or transactions the Notes become convertible into such publicly traded securities.

(b)  Except as provided by Section 3.05(a), on or before the 45th day after the occurrence of a Fundamental Change, the Company, or at its written request the Trustee in the name of and at the expense of the Company (which request must be received by the Trustee at least three Business Days prior to the date the Trustee is requested to give notice as described below, unless the Trustee shall agree to a shorter period), shall mail or cause to be mailed, by first class mail, to all holders of record on such date a notice (the “Fundamental Change Offer”) of the occurrence of such Fundamental Change and of the repurchase right at the option of the holders arising as a result thereof to each holder of Notes at its last address as the same appears on the Note Register; provided that if the Company shall give such notice, it shall also give written notice of the Fundamental Change to the Trustee at such time as it is mailed to Noteholders.  Such notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the holder receives such notice.  Each Fundamental Change Offer shall state:

(i)            the Fundamental Change Repurchase Price, excluding accrued and unpaid Interest, the applicable Conversion Rate at the time of such notice (and any applicable adjustments to the Conversion Rate) and, to the extent known at the time of such notice, the amount of Interest that will be payable with respect to the Notes on the Fundamental Change Repurchase Date;

(ii)           the events causing the Fundamental Change and the date of the Fundamental Change;

(iii)          the Fundamental Change Repurchase Date;

(iv)          the last date on which a holder may exercise the repurchase right;

(v)           the name and address of the Paying Agent and the Conversion Agent;

(vi)          that Notes as to which a Fundamental Change Repurchase Election has been given by the holder may be converted only if the election has been withdrawn by the holder in accordance with the terms of this Indenture; provided that the Notes are otherwise convertible in accordance with Section 15.01;

(vii)         that the holder shall have the right to withdraw any Notes surrendered prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date (or any such later time as may be required by applicable law);

(viii)        a description of the procedure which a Noteholder must follow to exercise such repurchase right or to withdraw any surrendered Notes;

(ix)           the CUSIP number or numbers of the Notes (subject to Section 2.09 and if then generally in use); and

(x)            briefly, the conversion rights of the Notes and whether, at the time of such notice, the Notes are eligible for conversion.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Noteholders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 3.05.

(c)  Notes shall be repurchased pursuant to this Section 3.05 at the option of the holder upon:

(i)            delivery to the Trustee (or other Paying Agent appointed by the Company) by a holder of a duly completed notice (a “Fundamental Change Repurchase Election”) in the form set forth on the reverse of the Note at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date stating:

(A) if certificated, the certificate numbers of the Notes which the holder shall deliver to be repurchased;

(B) the portion of the principal amount of the Notes that the holder shall deliver to be repurchased, which portion must be $1,000 or an integral multiple thereof, and

(C) that such Notes shall be repurchased as of the Fundamental Change Repurchase Date pursuant to the terms and conditions specified in the Notes and in the Indenture; and

(ii)           physical delivery or book-entry transfer of the Notes to the Trustee (or other Paying Agent appointed by the Company) simultaneously with or at any time after delivery of the Fundamental Change Repurchase Election (together with all necessary endorsements) at the Corporate Trust Office of the Trustee (or other Paying Agent appointed by the Company) in the Borough of Manhattan, such delivery or transfer being a condition to receipt by the holder of the Fundamental Change Repurchase Price therefor; provided that such Fundamental Change Repurchase Price shall be so paid pursuant to this Section 3.05 only if the Notes so delivered or transferred to the Trustee (or other Paying Agent appointed by the Company) shall conform in all respects to the description thereof in the related Fundamental Change Repurchase Election.  All questions as to the validity, eligibility (including time of receipt) and acceptance of any Note for repurchase shall be determined by the Company, whose determination shall be final and binding absent manifest error.

(d)  Notwithstanding the foregoing provisions of this Section, the Company shall not be required to make a Fundamental Change Offer upon a Fundamental Change if a third party makes the Fundamental Change Offer in the manner, at the times and otherwise in compliance with the requirements set forth in Section 3.05(b) applicable to a Fundamental Change Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Fundamental Change Offer.

Section 3.06.  Repurchase of Notes by the Company at Option of Holders on Specified Dates.

(a)  On August 15, 2014 and August 15, 2019 (each, a “Company Repurchase Date”), each holder shall have the right, at such holder’s option, to require the Company to repurchase in cash all of such holder’s Notes, or any portion thereof that is a multiple of $1,000 principal amount.  The Company shall repurchase such Notes at a price (the “Company Repurchase Price”) equal to 100% of the principal amount thereof plus any accrued and unpaid Interest to but excluding the Company Repurchase Date; provided that if such Company Repurchase Date falls on an Interest Payment Date, then the Interest payable on such Interest Payment Date shall be paid to the holders of record of the Notes on the applicable record date instead of the holders surrendering the Notes for repurchase on such date.

(b)  On or before the 25th Business Day prior to each Company Repurchase Date, the Company, or at its written request the Trustee in the name of and at the expense of the Company (which request must be received by the Trustee at least three Business Days prior to the date the Trustee is requested to give notice as described below, unless the Trustee shall agree to a shorter period), shall mail or cause to be mailed, by first class mail, to all holders of record on such date a notice (the “Company Repurchase Notice”) to each holder of Notes at its last address as the same appears on the Note Register; provided that if the Company shall give such notice, it shall also give written notice to the Trustee at such time as it is mailed to Noteholders.  Such notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the holder receives such notice.  Each Company Repurchase Notice shall state:

(i)            the Company Repurchase Price (excluding accrued and unpaid Interest), the applicable Conversion Rate at the time of such notice (and any applicable adjustments to the Conversion Rate) and, to the extent known at the time of such notice, the amount of Interest that will be payable with respect to the Notes on the Company Repurchase Date;

(ii)           the Company Repurchase Date;

(iii)          the last date on which a holder may exercise the repurchase right;

(iv)          the name and address of the Paying Agent and the Conversion Agent;

(v)           that Notes as to which a Company Repurchase Election has been given by the holder may be converted only if the election has been withdrawn by the holder in accordance with the terms of this Indenture; provided that the Notes are otherwise convertible in accordance with Section 15.01;

(vi)          that the holder shall have the right to withdraw any Notes surrendered prior to the close of business on the Business Day immediately preceding the Company Repurchase Date (or any such later time as may be required by applicable law);

(vii)         a description of the procedure which a Noteholder must follow to exercise such repurchase right or to withdraw any surrendered Notes;

(viii)        the CUSIP number or numbers of the Notes (subject to Section 2.09 and if then generally in use); and

(ix)           briefly, the conversion rights of the Notes and whether, at the time of such notice, the Notes are eligible for conversion.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Noteholders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 3.06.  Simultaneously with providing such notice, the Company will publish a notice containing this information in a newspaper of general circulation in The City of New York or the Company will issue a press release and publish the information on the Company’s website or through such other public medium as the Company may use at that time.

(c)  Notes shall be repurchased pursuant to this Section 3.06 at the option of the holder upon:

(i)            delivery to the Trustee (or other Paying Agent appointed by the Company) by a holder of a duly completed notice (a “Company Repurchase Election”) in the form set forth on the reverse of the Note at any time from the opening of business on the 20th Business Day preceding the Company Repurchase Date until the close of business on the Business Day immediately preceding the Company Repurchase Date stating:

(A) if certificated, the certificate numbers of the Notes which the holder shall deliver to be repurchased;

(B) the portion of the principal amount of the Notes that the holder shall deliver to be repurchased, which portion must be $1,000 or an integral multiple thereof; and

(C) that such Notes shall be repurchased as of the Company Repurchase Date pursuant to the terms and conditions specified in the Notes and in the Indenture; and

(ii)           physical delivery or book-entry transfer of the Notes to the Trustee (or other Paying Agent appointed by the Company) simultaneously with or at any time after delivery of the Company Repurchase Election (together with all necessary endorsements) at the Corporate Trust Office of the Trustee (or other Paying Agent appointed by the Company) in the Borough of Manhattan, such delivery or transfer being a condition to receipt by the holder of the Company Repurchase Price therefor; provided that such Company Repurchase Price shall be so paid pursuant to this Section 3.06 only if the Notes so delivered or transferred to the Trustee (or other Paying Agent appointed by the Company) shall conform in all respects to the description thereof in the related Company Repurchase Election.  All questions as to the validity, eligibility (including time of receipt) and acceptance of any Note for repurchase shall be determined by the Company, whose determination shall be final and binding absent manifest error.

Section 3.07.   Company’s Notification to the Trustee.  At least three Business Days before the date of any Repurchase Notice, the Company shall deliver an Officers’ Certificate to the Trustee specifying:

(i)            the information required to be included in the Repurchase Notice; and

(ii)           whether the Company desires the Trustee to give the Repurchase Notice required.

Section 3.08.  Conditions and Procedures for Repurchase at Option of Holders.

(a)  The Company shall repurchase in cash from the holder thereof, pursuant to Section 3.05 or Section 3.06, a portion of a Note, if the principal amount of such portion is $1,000 or a whole multiple of $1,000.  Provisions of this Indenture that apply to the repurchase of all of a Note also apply to the repurchase of such portion of such Note.  Upon presentation of any Note repurchased in part only, the Company shall execute and the Trustee shall authenticate and make available for delivery to the holder thereof, at the expense of the Company, a new Note or Notes, of any authorized denomination, in aggregate principal amount equal to the portion of the Notes presented not repurchased.

(b)  On or prior to a Repurchase Date, the Company will deposit with the Trustee or with one or more Paying Agents (or, if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 5.04) an amount of cash sufficient to repurchase on the Repurchase Date all the Notes or portions thereof to be repurchased on such date at the Repurchase Price; provided that if such deposit is made on the Repurchase Date it must be received by the Trustee or Paying Agent, as the case may be, by 10:00 a.m., New York City time, on such date.

If the Trustee or other Paying Agent appointed by the Company, or the Company or an Affiliate of the Company, if it or such Affiliate is acting as the Paying Agent, holds cash sufficient to pay the aggregate Repurchase Price of all the Notes or portions thereof that are to be repurchased as of the Repurchase Date, on the Business Day following the Repurchase Date (i) such Notes will cease to be outstanding, (ii) Interest on such Notes will cease to accrue and (iii) all other rights of the holders of such Notes will terminate, whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent, other than the right to receive the Repurchase Price upon delivery of the Notes.

(c)  Upon receipt by the Trustee (or other Paying Agent appointed by the Company) of a Repurchase Election, the holder of the Note in respect of which such Repurchase Election was given shall (unless such notice is validly withdrawn) thereafter be entitled to receive solely the Repurchase Price with respect to such Note.  Such Repurchase Price shall be paid to such holder, subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Company), promptly (but in no event more than five Business Days) following the later of (x) the Repurchase Date with respect to such Note (provided the holder has satisfied the conditions in Section 3.05(c) or Section 3.06(c), as applicable) and (y) the time of delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the holder thereof in the manner required by Section 3.05(c) or Section 3.06(c), as applicable.  Notes in respect of which a Repurchase Election has been given by the holder thereof may not be converted pursuant to Article 15 hereof on or after the date of the delivery of such Repurchase Election unless such notice has first been validly withdrawn.

(d)  Notwithstanding anything herein to the contrary, any holder delivering to the office of the Trustee (or other Paying Agent appointed by the Company) a Repurchase Election shall have the right to withdraw such election at any time prior to the close of business on the Business Day preceding the Repurchase Date (or any such later time as may be required by applicable law) by delivery of a written notice of withdrawal to the Trustee (or other Paying Agent appointed by the Company) specifying:

(i)            the certificate number, if any, of the Note in respect of which such notice of withdrawal is being submitted, or the appropriate Depositary information if the Note in respect of which such notice of withdrawal is being submitted is represented by a Global Note,

(ii)           the principal amount of the Note with respect to which such notice of withdrawal is being submitted, and

(iii)          the principal amount, if any, of such Note which remains subject to the original Repurchase Election and which has been or will be delivered for repurchase by the Company.

The Trustee (or other Paying Agent appointed by the Company) shall promptly notify the Company of the receipt by it of any Repurchase Election or written notice of withdrawal thereof.

(e)  The Company will comply with the provisions of Rule 13e-4 and any other tender offer rules under the Exchange Act to the extent then applicable in connection with the repurchase rights of the holders of Notes in the event of a Fundamental Change or on any Company Repurchase Date.  If then required by applicable law, the Company will file a Schedule TO or any other schedule required in connection with such repurchase.

(f)  There shall be no repurchase of any Notes pursuant to Section 3.05 or Section 3.06 if there has occurred at any time prior to, and is continuing on, the Repurchase Date an Event of Default (other than an Event of Default that is cured by the payment of the Repurchase Price with respect to such Notes).  The Paying Agent will promptly return to the respective holders thereof any Notes (x) with respect to which a Repurchase Election has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Repurchase Price with respect to such Notes) in which case, upon such return, the Repurchase Election with respect thereto shall be deemed to have been withdrawn.

(g)  The Trustee (or other Paying Agent appointed by the Company) shall return to the Company any cash that remains unclaimed as provided in Section 13.03, together with interest, if any, thereon, held by them for the payment of the Repurchase Price; provided that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.08(b) exceeds the aggregate Repurchase Price of the Notes or portions thereof which the Company is obligated to purchase as of the Repurchase Date then, unless otherwise agreed in writing with the Company, promptly after the Business Day following the Repurchase Date, the Trustee shall return any such excess to the Company together with interest, if any, thereon.

(h)  In the case of a reclassification, change, consolidation, merger, combination, sale or conveyance to which Section 15.06 applies, in which the Common Stock of the Company is changed or exchanged as a result into the right to receive stock, securities or other property or assets (including cash), which includes shares of Common Stock of the Company or shares of common stock of another Person that are, or upon issuance will be, traded on a United States national securities exchange or approved for trading on an established automated over-the-counter trading market in the United States and such shares constitute at the time such change or exchange becomes effective in excess of 50% of the aggregate fair market value of such stock, securities or other property or assets (including cash) (as determined by the Company, which determination shall be conclusive and binding), then the Person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, shall execute and deliver to the Trustee a supplemental indenture (accompanied by an Opinion of Counsel that such supplemental indenture complies with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) modifying the provisions of this Indenture relating to the right of holders of the Notes to cause the Company to repurchase the Notes following a Fundamental Change and the provisions of this Indenture relating to the Company’s option to deliver shares of Common Stock in payment of the Repurchase Price, including without limitation the applicable provisions of this Article 3 and the definitions of Common Stock and Fundamental Change, as appropriate, as determined in good faith by the Company (which determination shall be conclusive and binding), to make such provisions apply to such other Person if different from the Company and the common stock issued by such Person (in lieu of the Company and the Common Stock of the Company).

Section 3.09.  Final Maturity Notice.  On the Final Notice Date, the Company, or at its written request the Trustee in the name of and at the expense of the Company (which request must received at least five Business Days prior to the Final Notice Date (unless the Trustee shall agree to a shorter notice period) shall mail or cause to be mailed, by first class mail, to all holders of record on such Final Notice Date a notice (the “Final Maturity Notice”) of the final maturity of the Notes to each holder of the Notes at its last address as the same appears on the Note Register, provided that if the Company shall give such notice, it shall also give written notice of the final maturity of the Notes to the Trustee at the same time it is mailed to Noteholders.  Such notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the holder receives such notice.  Such notice shall state:

(i)            the final maturity date of the Notes;

(ii)           the CUSIP number or numbers of the Notes (subject to Section 2.09 and if then generally in use);

(iii)          briefly, the conversion rights of the Notes and whether, at the time of such notice, the Notes are eligible for conversion; and

(iv)          if the Notes are eligible for conversion and the Company determines to satisfy all of the Conversion Obligation with respect to conversions after the Final Notice Date in cash, the dollar amount of the conversion to be satisfied in cash (which must be expressed as 100% of the Conversion Obligation).

ARTICLE 4
INTEREST

Section 4.01.  Contingent Interest.  Additional interest (“Contingent Interest”) will accrue on each Note beginning with the period commencing on August 20, 2014 and ending on February 14, 2015, and for each of the six-month periods thereafter commencing on February 15, 2015, if the average Trading Price of the Notes during the Applicable Five-Day Trading Period with respect to such Interest Period equals 120% or more of the principal amount of the Notes.  If Contingent Interest accrues during an Interest Period pursuant to the preceding sentence, the amount of Contingent Interest payable with respect to such Interest Period per $1,000 principal amount of Notes shall equal an annual rate of 0.30% of the average Trading Price during the Applicable Five-Day Trading Period with respect to such Interest Period.

The Trustee’s sole responsibility pursuant to this Section 4.01 shall be to obtain the Trading Price of the Notes for each Trading Day during the Applicable Five-Day Trading Period and to provide such information to the Company.  The Company shall determine whether holders are entitled to receive Contingent Interest, and if so, provide notice pursuant to Section 4.03.  Notwithstanding any term contained in this Indenture or any other document to the contrary, the Trustee shall have no responsibilities, duties or obligations for or with respect to (i) determining whether the Company must pay Contingent Interest or (ii) determining the amount of Contingent Interest, if any, payable by the Company.

Section 4.02.  Payment of Contingent Interest.  Contingent Interest for any Interest Period shall be paid on the immediately succeeding Interest Payment Date to the Person in whose name any Note (or its Predecessor Note) is registered on the Note Register at the close of business on the corresponding Regular Record Date.  Contingent Interest due under this Article 4 shall be treated for all purposes of this Indenture like any other interest accruing on the Notes.

Section 4.03.  Contingent Interest Notification.  No later than the first Business Day of an Interest Period for which Contingent Interest will be payable, the Company will disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News stating that Contingent Interest will be paid on the Notes and identifying the Interest Period or publish the information on its Web site or through such other public medium as it may use at that time.

ARTICLE 5
PARTICULAR COVENANTS OF THE COMPANY

Section 5.01.  Payment of Principal and Interest.  The Company covenants and agrees that it will duly and punctually pay or cause to be paid the principal of (including any Redemption Price or Repurchase Price pursuant to Article 3) and Interest on each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.

Section 5.02.  Maintenance of Office or Agency.  The Company will maintain an office or agency in the Borough of Manhattan, The City of New York, where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or for conversion, redemption or repurchase and where notices and demands to or upon the Company and the Subsidiary Guarantors in respect of the Notes and this Indenture may be served.  The office of BNY Midwest Trust Company, located at 101 Barclay Street, New York, New York 10286 (Attention: Corporate Trust Administration), shall initially be such office or agency for all of the aforesaid purposes.  The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office.

The Company may also from time to time designate co-registrars and one or more offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations.  The Company will give prompt written notice of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby initially designates the Trustee as Paying Agent, Note Registrar, Custodian and Conversion Agent, and each of the Corporate Trust Office and the office of agency of the Trustee in the Borough of Manhattan shall be considered as one such office or agency of the Company for each of the aforesaid purposes.

So long as the Trustee is the Note Registrar, the Trustee agrees to mail, or cause to be mailed, the notices set forth in Section 8.08.  If co-registrars have been appointed in accordance with this Section, the Trustee shall mail such notices only to the Company and the holders of Notes it can identify from its records.

Section 5.03.  Appointments to Fill Vacancies in Trustee’s Office.  The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 8.08, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 5.04.  Provisions as to Paying Agent.  (a)  If the Company shall appoint a Paying Agent other than the Trustee, or if the Trustee shall appoint such a Paying Agent, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 5.04:

(1)           that it will hold all sums held by it as such agent for the payment of the principal of or Interest on the Notes (whether such sums have been paid to it by the

Company or by any other obligor on the Notes) in trust for the benefit of the holders of the Notes;

(2)           that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Notes) to make any payment of the principal of or Interest on the Notes when the same shall be due and payable; and

(3)           that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

The Company shall, on or before each due date of the principal of or Interest on the Notes, deposit with the Paying Agent a sum (in funds which are immediately available on the due date for such payment) sufficient to pay such principal or Interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action; provided that if such deposit is made on the due date, such deposit shall be received by the Paying Agent by 10:00 a.m., New York City time, on such date.

(b)  If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal of or Interest on the Notes, set aside, segregate and hold in trust for the benefit of the holders of the Notes a sum sufficient to pay such principal or Interest so becoming due and will promptly notify the Trustee of any failure to take such action and of any failure by the Company (or any other obligor under the Notes) to make any payment of the principal of or Interest on the Notes when the same shall become due and payable.

(c)  Anything in this Section 5.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or any Paying Agent hereunder as required by this Section 5.04, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability with respect to such sums.

(d)  Anything in this Section 5.04 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 5.04 is subject to Sections 13.02 and 13.03.

The Trustee shall not be responsible for the actions of any other Paying Agents (including the Company if acting as its own Paying Agent) and shall have no control of any funds held by such other Paying Agents.

Section 5.05.  Existence.  Subject to Article 12, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and rights (charter and statutory); provided that the Company shall not be required to preserve any such right if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Noteholders.

Section 5.06.  Rule 144A Information Requirement.  Within the period prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), the Company covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, make available to any holder or beneficial holder of Notes or any Common Stock issued upon conversion thereof which continue to be Restricted Securities in connection with any sale thereof and any prospective purchaser of Notes or such Common Stock designated by such holder or beneficial holder, the information required pursuant to Rule 144A(d)(4) under the Securities Act upon the request of any holder or beneficial holder of the Notes or such Common Stock and it will take such further action as any holder or beneficial holder of such Notes or such Common Stock may reasonably request, all to the extent required from time to time to enable such holder or beneficial holder to sell its Notes or Common Stock without registration under the Securities Act within the limitation of the exemption provided by Rule 144A, as such Rule may be amended from time to time.  Upon the request of any holder or any beneficial holder of the Notes or such Common Stock, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

Section 5.07.  Stay, Extension and Usury Laws.  The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or Interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.08.  Compliance Certificate.  The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, a certificate signed by either the principal executive officer, principal financial officer or principal accounting officer of the Company, stating whether or not to the best knowledge of the signer thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and the status thereof of which the signer may have knowledge.

The Company will deliver to the Trustee, promptly upon becoming aware of (i) any default in the performance or observance of any covenant, agreement or condition contained in this Indenture, or (ii) any Event of Default, an Officers’ Certificate specifying with particularity such default or Event of Default and further stating what action the Company has taken, is taking or proposes to take with respect thereto.

Any notice required to be given under this Section 5.08 shall be delivered to a Responsible Officer of the Trustee at its Corporate Trust Office.

Section 5.09.  Additional Amounts Notice.  In the event that the Company is required to pay Additional Amounts to holders of Notes pursuant to the Registration Rights Agreement, the Company will provide written notice (“Additional Amounts Notice”) to the Trustee of its obligation to pay Additional Amounts no later than 15 days prior to the proposed payment date for the Additional Amounts, and the Additional Amounts Notice shall set forth the amount of

Additional Amounts to be paid by the Company on such payment date.  The Trustee shall not at any time be under any duty or responsibility to any holder of Notes to determine the Additional Amounts, or with respect to the nature, extent or calculation of the amount of Additional Amounts when made, or with respect to the method employed in such calculation of the Additional Amounts.

Section 5.10.  Contingent Debt Tax Treatment.  The Company agrees and, by acceptance of a Note, each beneficial holder of a Note will be deemed to have agreed to treat the Notes as indebtedness of the Company for U.S. federal income tax purposes that are subject to the regulations governing contingent payment debt instruments and to be bound (in the absence of an administrative determination or judicial ruling to the contrary) by the Company’s determination of the comparable yield and projected payment schedule within the meaning of the regulations governing contingent payment debt instruments.  A holder of Notes may obtain the amount of original issue discount, issue date, yield to maturity, comparable yield and projected payment schedule for the Notes, determined by the Company pursuant to Treas. Reg. Sec. 1.1275-4, by submitting a written request for it to the Company at the following address: Alliant Techsystems Inc., 5050 Lincoln Drive, Edina, Minnesota 55436, Attention: Treasurer.

Section 5.11.  Limitation on Senior Subordinated Indebtedness.  The Company will not Incur any Indebtedness that is subordinate in right of payment to any Senior Indebtedness of the Company unless such Indebtedness is pari passu with, or subordinated in right of payment to, the Notes.  The Company will not permit or cause any Subsidiary Guarantor to, and no Subsidiary Guarantor will, Incur any Indebtedness that is subordinate in right of payment to any Senior Indebtedness of such Subsidiary Guarantor unless such Indebtedness is pari passu with, or subordinated in right of payment to, the Subsidiary Guarantee of such Subsidiary Guarantor.

ARTICLE 6
NOTEHOLDERS’ LISTS AND REPORTS BY THE COMPANY AND THE TRUSTEE

Section 6.01.  Noteholders’ Lists.  The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee, semiannually, not more than 15 days after each February 15 and August 15 in each year beginning with February 15, 2005, and at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the holders of Notes as of a date not more than 15 days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished by the Company to the Trustee so long as the Trustee is acting as the sole Note Registrar.

Section 6.02.  Preservation and Disclosure of Lists.  (a)  The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of Notes contained in the most recent list furnished to it as provided in Section 6.01 or maintained by the Trustee in its capacity as Note Registrar or co-registrar in respect of the Notes, if so acting.  The Trustee may destroy any list furnished to it as provided in Section 6.01 upon receipt of a new list so furnished.

(b)  The rights of Noteholders to communicate with other holders of Notes with respect to their rights under this Indenture or under the Notes, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

(c)  Every Noteholder, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of holders of Notes made pursuant to the Trust Indenture Act.

Section 6.03.  Reports by Trustee.  (a)  Within 60 days after May 15 of each year commencing with the year 2004, the Trustee shall transmit to holders of Notes such reports dated as of May 15 of the year in which such reports are made concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.  In the event that no events have occurred under the applicable sections of the Trust Indenture Act, the Trustee shall be under no duty or obligation to provide such reports.

(b)  A copy of such report shall, at the time of such transmission to holders of Notes, be filed by the Trustee with each stock exchange and automated quotation system upon which the Notes are listed and with the Company.  The Company will promptly notify the Trustee in writing when the Notes are listed on any stock exchange or automated quotation system or delisted therefrom.

Section 6.04.  Reports by Company.  The Company shall file with the Trustee (and the Commission if at any time after the Indenture becomes qualified under the Trust Indenture Act), and transmit to holders of Notes, such information, documents and other reports and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act, whether or not the Notes are governed by such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission.  Such reports shall be deemed to have been furnished to the Trustee if they are electronically available via the Commission’s EDGAR system.  Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officers’ Certificates).

ARTICLE 7
REMEDIES OF THE TRUSTEE AND NOTEHOLDERS ON AN EVENT OF DEFAULT

Section 7.01.  Events of Default.  In case one or more of the following events (each, an “Event of Default”) (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing:

(a)  default in the payment of any installment of Interest upon any of the Notes as and when the same shall become due and payable, whether or not such payment shall be prohibited by Article 16, and continuance of such default for a period of 30 days; or

(b)  default in the payment of the principal of any of the Notes as and when the same shall become due and payable either at maturity or in connection with any redemption or repurchase, in each case pursuant to Article 3, by acceleration or otherwise, whether or not such payment shall be prohibited by Article 16; or

(c)  the Company or any Subsidiary Guarantor fails to comply with Section 12.01; or

(d)  the Company fails to comply with Section 17.01 and such failure continues for 30 days after the date on which written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee, or to the Company and a Responsible Officer of the Trustee by the holders of at least 25% in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 9.04; or

(e)  default in the Company’s obligation to convert the Notes into Common Stock upon the exercise of a holder’s rights pursuant to Article 15; or

(f)  default in the Company’s obligation to repurchase the Notes at the option of a holder upon a Fundamental Change pursuant to Section 3.05 or on specified dates pursuant to Section 3.06; or

(g)  failure to provide notice of the occurrence of a Fundamental Change on a timely basis as required by Section 3.05; or

(h)  default in the Company’s obligation to redeem the Notes after it has exercised its option to redeem; or

(i)  failure on the part of the Company or any Subsidiary Guarantor duly to observe or perform any other of the covenants or agreements on the part of the Company or such Subsidiary Guarantor in the Notes or in this Indenture (other than a covenant or agreement a default in whose performance or whose breach is elsewhere in this Section 7.01 specifically dealt with) continued for a period of 60 days after the date on which written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee, or to the Company and a Responsible Officer of the Trustee by the holders of at least 25% in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 9.04; or

(j)  default by the Company or any of its Subsidiaries in the payment of the principal or interest on any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any of the indebtedness of the Company or any of its Subsidiaries for money borrowed in excess of $10,000,000 for so long as the Company’s 8½% Senior Subordinated Notes due 2011 remain outstanding and $25,000,000 thereafter or its foreign currency equivalent in the aggregate, whether such indebtedness now exists or shall hereafter be created, resulting in such indebtedness becoming or being declared due and payable, and such acceleration shall not have been rescinded or annulled within 10 days after the date on which written notice of such failure has been received by the Company or such Subsidiary, as applicable, requiring the Company to remedy the same, shall have been given to the Company by the Trustee, or to the Company and a Responsible Officer of the Trustee by the holders of at least 25% in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 9.04; or

(k)  the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(i)            commences a voluntary case;

(ii)           consents to the entry of an order for relief against it in an involuntary case;

(iii)                               consents to the appointment of a Custodian of it or for any substantial part of its property;

(iv)          makes a general assignment for the benefit of its creditors; or

(v)                                 or takes any comparable action under any foreign laws relating to insolvency; or

(l)  a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)                                     is for relief against the Company or any Significant Subsidiary in an involuntary case;

(ii)                                  appoints a Bankruptcy Custodian of the Company or any Significant Subsidiary or for any substantial part of its property;

(iii)                               orders the winding up or liquidation of the Company or any Significant Subsidiary; or

(iv)                              or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days; or

(m)  any judgment or decree for the payment of money in excess of $10,000,000 for so long as the Company’s 8½% Senior Subordinated Notes due 2011 remain outstanding and $25,000,000 thereafter or its foreign currency equivalent (in excess of the amount for which liability for payment has been acknowledged by a solvent third party insurer) against the Company or any Subsidiary Guarantor and either (i) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (ii) there is a period of 90 days following the entry of such judgment or decree during which such judgment or decree is not discharged, waived or the execution thereof stayed; or

(n)  any Subsidiary Guarantee of a Subsidiary Guarantor holding more than 5% of the Company’s consolidated assets or generating more than 5% of the Company’s consolidated sales or net income as of and for the twelve months ended on the end of the most recent fiscal quarter for which financial statements are publicly available ceases to be in full force and effect (except as contemplated by the terms thereof) or any such Subsidiary Guarantor or Person acting by or on behalf of any such Subsidiary Guarantor denies or disaffirms such Subsidiary Guarantor’s obligations under this Indenture or any Subsidiary Guarantee and such Default continues for 10 days after the date on which written notice of such Default, requiring the Company to remedy the same, has been given to the Company by the Trustee, or to the Company and a Responsible Officer of the Trustee by the holders of at least 25% in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 9.04.

The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers’ Certificate of any event which is, or with the giving of notice or the lapse of time or both would become, an Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

Section 7.02.  Acceleration.  If an Event of Default (other than an Event of Default specified in Section 7.01(k) or (l) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company and the Trustee, or the holders of at least 25% in principal amount of the outstanding Notes then outstanding hereunder determined in accordance with Section 9.04 by notice to the Company, may declare the principal of and accrued but unpaid Interest on all the Notes to be due and payable.  Upon such a declaration, such principal and interest shall be due and payable immediately.  If an Event of Default specified in Section 7.01(k) or (l) with respect to the Company occurs, the principal of and Interest on all the Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders.  This provision, however, is subject to the conditions that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of Interest upon all Notes and the principal of any and all Notes which shall have become due otherwise than by acceleration (with interest on overdue installments of Interest (to the extent that payment of such interest is enforceable under applicable law) and on such principal at the rate borne by the Notes, to the date of such payment or deposit) and amounts due to the Trustee pursuant to Section 8.07, and if any and all defaults under this Indenture, other than the nonpayment of principal of and accrued Interest on Notes which shall have become due by acceleration, shall have been cured or waived pursuant to Section 7.05, then and in every such case the holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company and to the Trustee, may waive all defaults or Events of Default and rescind and annul such declaration and its consequences; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or Event of Default, or shall impair any right consequent thereon.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such waiver or rescission and annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the holders of Notes, and the Trustee shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the holders of Notes, and the Trustee shall continue as though no such proceeding had been taken.

Section 7.03.  Payments of Notes on Default; Suit Therefor.  The Company covenants that (a) in case default shall be made in the payment of any installment of Interest upon any of the Notes as and when the same shall become due and payable, and such default shall have continued for a period of 30 days, or (b) in case default shall be made in the payment of the principal of any of the Notes as and when the same shall have become due and payable, whether at maturity of the Notes or in connection with any redemption, repurchase, acceleration, declaration or otherwise, then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the holders of the Notes, the whole amount that then shall have become due and payable on all such Notes for principal or Interest, as the case may be, with interest upon the overdue principal and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of Interest at the rate borne by the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee, its agents, attorneys and counsel, and all other amounts due the Trustee under Section 8.07.  Until such demand by the Trustee, the Company may pay the principal of and Interest on the Notes to the registered holders, whether or not the Notes are overdue.

In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or any other obligor on the Notes and collect in the manner provided by law out of the property of the Company or any other obligor on the Notes wherever situated the monies adjudged or decreed to be payable.

In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under Title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the case of any other judicial proceedings relative to the Company or such other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 7.03, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and Interest owing and unpaid in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Noteholders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due the Trustee under Section 8.07, and to take any other action with respect to such claims, including participating as a member of any official committee of creditors, as it reasonably deems necessary or advisable, and, unless prohibited by law or applicable regulations, and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Noteholders to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including counsel fees and expenses incurred by it up to the date of such distribution.  To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property which the holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the holders of the Notes.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the holders of the Notes, and it shall not be necessary to make any holders of the Notes parties to any such proceedings.

Section 7.04.  Other Remedies.  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or Interest on the Notes or to enforce the performance of any provision of the Notes, the Subsidiary Guarantees or this Indenture.  The Trustee may maintain a proceeding even if it does not possess any of the Notes or Subsidiary Guarantees or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  No remedy is exclusive of any other remedy.  All available remedies are cumulative.

Section 7.05.  Waiver of Past Defaults.  The holders of a majority in principal amount of the Notes then outstanding determined in accordance with Section 9.04 by notice to the Trustee may waive an existing Default and its consequences except (i) a default in the payment of Interest on, or the principal of, the Notes, (ii) a failure by the Company to convert any Notes into Common Stock, (iii) a default in the payment of the Redemption Price pursuant to Section 3.03, (iv) a default in the payment of the Fundamental Change Repurchase Price pursuant to Section 3.05 or Company Repurchase Price pursuant to Section 3.06 or (v) a default in respect of a covenant or provisions hereof which under Article 11 cannot be modified or amended without the consent of the holders of each or all Notes then outstanding or affected thereby.  Upon any such waiver, the Company, the Trustee and the holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.  Whenever any default or Event of Default hereunder shall have been waived as permitted by this Section 7.05, said default or Event of Default shall for all purposes of the Notes (and the Subsidiary Guarantees, if applicable) and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

Section 7.06.  Control by Majority.  The holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 9.04 may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 8.01, that the Trustee determines is unduly prejudicial to the rights of other holders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.  Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

Section 7.07.  Limitation on Suits.  (a)  Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder may pursue any remedy with respect to this Indenture, the Notes or the Subsidiary Guarantees unless:

(i)            the holder gives to the Trustee written notice stating that an Event of Default is continuing;

(ii)           the holders of at least 25% in aggregate principal amount of the Notes then outstanding make a written request to the Trustee to pursue the remedy;

(iii)          such holder or holders offer to the Trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;

(iv)          the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

(v)           the holders of a majority in principal amount of the Notes then outstanding do not give the Trustee a direction inconsistent with the request during such 60-day period.

(b)  A holder may not use this Indenture to prejudice the rights of another holder or to obtain a preference or priority over another holder.

Section 7.08.  Rights of Holders to Receive Payment.  Notwithstanding any other provision of this Indenture and any provision of any Note, the right of any holder of any Note to receive payment of the principal of (including any Redemption Price or Repurchase Price pursuant to Article 3) and accrued Interest on such Note on or after the respective due dates expressed in such Note, or to institute suit for the enforcement of any such payment on or after such respective dates against the Company, shall not be impaired or affected without the consent of such holder.

Anything in this Indenture or the Notes to the contrary notwithstanding, the holder of any Note, without the consent of either the Trustee or the holder of any other Note, in its own behalf and for its own benefit, may enforce, and may institute and maintain any proceeding suitable to enforce, its rights of conversion as provided herein.

Section 7.09.  Collection Suit by Trustee.  If an Event of Default specified in Section 7.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Notes or the Subsidiary Guarantees for the whole amount then due and owing (together with Interest on overdue principal and (to the extent lawful) on any unpaid Interest at the rate provided for in the Notes) and the amounts provided for in Section 8.07.

Section 7.10.  Trustee May File Proofs of Claim.  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the holders allowed in any judicial proceedings relative to the Company, any Subsidiary or Subsidiary Guarantor, their creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Bankruptcy Custodian in any such judicial proceeding is hereby authorized by each holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 8.07.

Section 7.11.  Priorities.  Any monies collected by the Trustee pursuant to this Article 7 shall be applied in the order following, for the distribution of such monies, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

FIRST:  To the payment of all amounts due the Trustee under Section 8.07;

SECOND:  to holders of Senior Indebtedness of the Company to the extent required by Article 16 and to holders of Senior Indebtedness of the Subsidiary Guarantors to the extent required by Article 18;

THIRD:  In case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of Interest on the Notes in default in the order of the maturity of the installments of such Interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of Interest at the rate borne by the Notes, such payments to be made ratably to the Persons entitled thereto;

FOURTH:  In case the principal of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid, to the payment of the whole amount then owing and unpaid upon the Notes for principal and Interest, with interest on the overdue principal and (to the extent that such interest has been collected by the Trustee) upon overdue installments of Interest at the rate borne by the Notes, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal and Interest without preference or priority of principal over Interest, or of Interest over principal, or of any installment of Interest over any other installment of Interest, or of any Note over any other Note, ratably to the aggregate of such principal and accrued and unpaid Interest; and

FIFTH:  To the payment of the remainder, if any, to the Company.

The Trustee may fix a record date and payment date for any payment to holders pursuant to this Section.  At least 15 days before such record date, the Trustee shall mail to each holder and the Company a notice that states the record date, the payment date and amount to be paid.

Section 7.12.  Undertaking for Costs.  All parties to this Indenture agree, and each holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 7.12 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Noteholder pursuant to Section 7.08, or by a group of Noteholders holding in the aggregate more than 25% in principal amount of the Notes at the time outstanding determined in accordance with Section 9.04, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of or Interest on any Note on or after the due date expressed in such Note or to any suit for the enforcement of the right to convert any Note in accordance with the provisions of Article 15.

Section 7.13.  Remedies Cumulative and Continuing.  Except as provided in Section 2.06, all powers and remedies given by this Article 7 to the Trustee or to the Noteholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any holder of any of the Notes to exercise any right or power accruing upon any default or Event of Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or any acquiescence therein, and, subject to the provisions of Sections 7.06 and 7.07, every power and remedy given by this Article 7 or by law to the Trustee or to the Noteholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Noteholders.

ARTICLE 8
THE TRUSTEE

Section 8.01.  Duties of Trustee.  (a)  If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)  Except during the continuance of an Event of Default:

(i)            the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)           in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, in the case of any such certificates or opinions which by any provision of this Indenture are specifically required to be furnished to the Trustee, the

Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c)  The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

(i)            this paragraph does not limit the effect of paragraph (b) of this Section;

(ii)           the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii)          the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7.06; and

(iv)          no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d)  The Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent or any records maintained by any co-registrar with respect to the Notes.

(e)  If any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred.

(f)  The Trustee shall not be deemed to have knowledge or notice of any Default or Event of Default hereunder unless a Responsible Officer of the Trustee shall have received at the Corporate Trust Office written notice of such default or Event of Default from the Company or the holders of at least 10% in aggregate principal amount of the Notes and such notice refers to such default or Event of Default, the Notes and the Indenture.

(g)  Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c), (d), (e) and (f) of this Section.

(h)  The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

(i)  Subject to the provisions of Section 13.03, all monies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received.  Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law.  The Trustee shall be under no liability for interest on any money received by it hereunder except as may be agreed in writing from time to time by the Company and the Trustee.

(j)  Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the Trust Indenture Act.

Except as otherwise provided in this Section 8.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of bad faith or willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee.

Section 8.02.  Rights of Trustee.  (a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person.  The Trustee need not investigate any fact or matter stated in the document.

(b)  Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.

(c)  The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)  The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute wilful misconduct or negligence.

(e)  The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture, the Notes and the Subsidiary Guarantees shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f)  The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Noteholders pursuant to the provisions of this Indenture, unless such Noteholders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby.

(g)  The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the holders of not less than a majority in principal amount of the Notes at the time outstanding determined as provided in Section 9.04, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, to the extent necessary to determine the relevant facts, personally or by agent or attorney; provided that, except to carry out its obligations under this Indenture, the Trustee shall not disclose any information obtained as a result of such examination without the written consent of the Company.

(h)  The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each duly authorized agent, custodian and other Person employed by the Trustee to act hereunder and acting within the limits of such person’s actual authority.

(i)  The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(j)  In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 8.03.  Individual Rights of Trustee.  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and the Subsidiary Guarantees and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.  Any Paying Agent, Conversion Agent or Note Registrar may do the same with like rights.  However, the Trustee must comply with Sections 8.10 and 8.11.

Section 8.04.  Trustee’s Disclaimer.  The recitals contained herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same.  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, any Subsidiary Guarantee or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company or any Subsidiary Guarantor in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes or Subsidiary Guarantees other than the Trustee’s certificate of authentication.  The Trustee shall not be charged with knowledge of any Default or Event of Default under Sections 7.01(c), (d), (e), (f), (g), (h), (i), (j) or (m) or of the identity of any Significant Subsidiary unless either (a) a Responsible Officer of the Trustee shall have actual knowledge thereof or (b) the Trustee shall have received notice thereof in accordance with Section 19.03 hereof from the Company, any Subsidiary Guarantor or any holder.

Section 8.05.  Notice of Default.  If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Noteholder, as the names and addresses of such holders appear upon the Note Register, notice of the Default within the earlier of 90 days after it occurs or 30 days after it is actually known to a Responsible Officer or written notice of it is received by the Trustee, unless such Defaults shall have been cured or waived before the giving of such notice; provided that except in the case of Default in the payment of the principal of or Interest on any of the Notes, the Trustee shall be protected in withholding such notice if and so long as a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Noteholders.

Section 8.06.  Reports by Trustee to Holders.  As promptly as practicable after each May 15 beginning with May 15, 2005, and in any event prior to June 15 in each year, the Trustee shall mail to each Noteholder a brief report dated as of such June 15 that complies with Section 313(a) of the Trust Indenture Act if and to the extent required thereby.  The Trustee shall also comply with Section 313(b) of the Trust Indenture Act.

A copy of each report at the time of its mailing to holders shall be filed with the Commission and each stock exchange (if any) on which the Notes are listed.  The Company agrees to notify promptly the Trustee whenever the Notes become listed on any stock exchange and of any delisting thereof.

Section 8.07.  Compensation and Indemnity.  Each of the Company and the Subsidiary Guarantors, jointly and severally, covenants and agrees to pay to the Trustee from time to time such compensation as shall be agreed in writing between the Company and the Trustee for its services.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Company shall promptly reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services in accordance with the terms agreed by the Company and the Trustee.  Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts.  Each of the Company and the Subsidiary Guarantors, jointly and severally, covenants to indemnify the Trustee against any and all loss, liability, damage, claim or expense (including reasonable attorneys’ fees and expenses) incurred by or in connection with the acceptance or administration of this trust and the performance of its duties hereunder.  The Trustee shall notify the Company of any claim for which it may seek indemnity promptly upon the Trustee actually receiving written notice thereof; provided, however, that any failure so to notify the Company shall not relieve the Company or any Subsidiary Guarantor of its indemnity obligations hereunder if not materially prejudicial to the Company.  The Company shall defend the claim and the indemnified party shall provide reasonable cooperation at the Company’s expense in the defense.  Such indemnified parties may have one separate counsel and the Company and the Subsidiary Guarantors, as applicable shall pay the fees and expenses of such counsel; provided, however, that the Company shall not be required to pay such fees and expenses if it assumes such indemnified parties’ defense and, in such indemnified parties’ reasonable judgment, there is no conflict of interest between the Company and the Subsidiary Guarantors, as applicable, and such parties in connection with such defense.  The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through such party’s own wilful misconduct, negligence or bad faith.

To secure the Company’s payment obligations in this Section, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and Interest on particular Notes.

The Company’s payment obligations pursuant to this Section shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any bankruptcy law or the resignation or removal of the Trustee.  Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses after the occurrence of a Default specified in Section 7.01(k) or (l) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

Section 8.08.  Replacement of Trustee.  (a)  The Trustee may resign at any time by so notifying the Company.  The holders of a majority in principal amount of the Notes at the time outstanding may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee.  The Company shall remove the Trustee if:

(i)            the Trustee fails to comply with Section 8.10;

(ii)           the Trustee is adjudged bankrupt or insolvent;

(iii)          a receiver or other public officer takes charge of the Trustee or its property; or

(iv)          the Trustee otherwise becomes incapable of acting.

If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

(b)  If the Trustee resigns, is removed by the Company or by the holders of a majority in principal amount of the Notes at the time outstanding and such holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

(c)  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to holders.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 8.07.

(d)  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the holders of 25% in principal amount of the Notes at the time outstanding may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

(e)  If the Trustee fails to comply with Section 8.10, unless the Trustee’s duty to resign is stayed as provided in Section 310(b) of the Trust Indenture Act, any holder who has been a bona fide holder of a Note for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f)  Notwithstanding the replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 8.07 shall continue for the benefit of the retiring Trustee.

Section 8.09.  Successor Trustee by Merger.  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

Section 8.10.  Eligibility; Disqualification.  The Trustee shall at all times satisfy the requirements of Section 310(a) of the Trust Indenture Act.  The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.  The Trustee shall comply with Section 310(b) of the Trust Indenture Act, subject to its right to apply for a stay of its duty to resign under the penultimate paragraph of Section 310(b) of the Trust Indenture Act; provided, however, that there shall be excluded from the operation of Section 310(b)(1) of the Trust Indenture Act any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in Section 310(b)(1) of the Trust Indenture Act are met.

Section 8.11.  Preferential Collection of Claims Against Company.  The Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act.  A Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent indicated.

ARTICLE 9
THE NOTEHOLDERS

Section 9.01.  Action by Noteholders.  Whenever in this Indenture it is provided that the holders of a specified percentage in aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Noteholders in person or by agent or proxy appointed in writing, or (b) by the record of the holders of Notes voting in favor thereof at any meeting of Noteholders duly called and held in accordance with the provisions of Article 10, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Noteholders.  Whenever the Company or the Trustee solicits the taking of any action by the holders of the Notes, the Company or the Trustee may fix in advance of such solicitation, a date as the record date for determining holders entitled to take such action.  The record date shall he not more than 15 days prior to the date of commencement of the solicitation of such action.

Section 9.02.  Proof of Execution by Noteholders.  Subject to the provisions of Section 8.01, 8.02 and 10.05, proof of the execution of any instrument by a Noteholder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee.  The holding of Notes shall be proved by the registry of such Notes or by a certificate of the Note Registrar.

The record of any Noteholders’ meeting shall be proved in the manner provided in Section 10.06.

Section 9.03.  Who Are Deemed Absolute Owners.  The Company, the Trustee, any Paying Agent, any Conversion Agent and any Note Registrar may deem the Person in whose name such Note shall be registered upon the Note Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Note Registrar) for the purpose of receiving payment of or on account of the principal of and Interest on such Note, for conversion of such Note and for all other purposes; and neither the Company nor the Trustee nor any Paying Agent nor any Conversion Agent nor any Note Registrar shall be affected by any notice to the contrary.  All such payments so made to any holder for the time being, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such Note.

Section 9.04.  Company-owned Notes Disregarded.  In determining whether the holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture, Notes which are owned by the Company or any other obligor on the Notes or any Affiliate of the Company or any other obligor on the Notes shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action, only Notes which a Responsible Officer knows are so owned shall be so disregarded.  Notes so owned which have been pledged in good faith may be regarded as outstanding for the purposes of this Section 9.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to vote such Notes and that the pledgee is not the Company, any other obligor on the Notes or any Affiliate of the Company or any such other obligor.  In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.  Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers’ Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above described Persons, and, subject to Section 8.01, the Trustee shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes listed therein are outstanding for the purpose of any such determination.

Section 9.05.  Revocation of Consents, Future Holders Bound.  At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 9.01, of the taking of any action by the holders of the percentage in aggregate principal amount of the Notes specified in this Indenture in connection with such action, any holder of a Note which is shown by the evidence to be included in the Notes the holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 9.02, revoke such action so far as concerns such Note.  Except as aforesaid, any such action taken by the holder of any Note shall be conclusive and binding upon such holder and upon all future holders and owners of such Note and of any Notes issued in exchange or substitution therefor, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor.

ARTICLE 10
MEETINGS OF NOTEHOLDERS

Section 10.01.  Purpose of Meetings.  A meeting of Noteholders may be called at any time and from time to time pursuant to the provisions of this Article 10 for any of the following purposes:

(1)           to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Noteholders pursuant to any of the provisions of Article 7;

(2)           to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article 8;

(3)           to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 11.02; or

(4)           to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture or under applicable law.

Section 10.02.  Call of Meetings by Trustee.  The Trustee may at any time call a meeting of Noteholders to take any action specified in Section 10.01, to be held at such time and at such place as the Trustee shall determine.  Notice of every meeting of the Noteholders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 9.01, shall be mailed to holders of Notes at their addresses as they shall appear on the Note Register.  Such notice shall also be mailed to the Company.  Such notices shall be mailed not less than 20 nor more than 90 days prior to the date fixed for the meeting.

Any meeting of Noteholders shall be valid without notice if the holders of all Notes then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the holders of all Notes outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

Section 10.03.  Call of Meetings by Company or Noteholders.  In case at any time the Company, pursuant to a resolution of its Board of Directors, or the holders of at least 10% in aggregate principal amount of the Notes then outstanding, shall have requested the Trustee to call a meeting of Noteholders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 20 days after receipt of such request, then the Company or such Noteholders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 10.01, by mailing notice thereof as provided in Section 10.02.

Section 10.04.  Qualifications for Voting.  To be entitled to vote at any meeting of Noteholders a person shall (a) be a holder of one or more Notes on the record date pertaining to such meeting or (b) be a person appointed by an instrument in writing as proxy by a holder of one or more Notes on the record date pertaining to such meeting.  The only persons who shall be entitled to be present or to speak at any meeting of Noteholders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 10.05.  Regulations.  Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Noteholders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Noteholders as provided in Section 10.03, in which case the Company or the Noteholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman.  A permanent chairman and a permanent secretary of the meeting shall be elected by vote pf the holders of a majority in principal amount of the Notes represented at the meeting and entitled to vote at the meeting.

Subject to the provisions of Section 9.04, at any meeting each Noteholder or proxyholder shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by him; provided that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding.  The chairman of the meeting shall have no right to vote other than by virtue of Notes held by him or instruments in writing as aforesaid duly designating him as the proxy to vote on behalf of other Noteholders.  Any meeting of Noteholders duly called pursuant to the provisions of Section 10.02 or 10.03 may be adjourned from time to time by the holders of a majority of the aggregate principal amount of Notes represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

Section 10.06.  Voting.  The vote upon any resolution submitted to any meeting of Noteholders shall be by written ballot on which shall be subscribed the signatures of the holders of Notes or of their representatives by proxy and the outstanding principal amount of the Notes held or represented by them.  The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting.  A record in duplicate of the proceedings of each meeting of Noteholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 10.02.  The record shall show the principal amount of the Notes voting in favor of or against any resolution.  The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 10.07.  No Delay of Rights by Meeting.  Nothing contained in this Article 10 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Noteholders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Noteholders under any of the provisions of this Indenture or of the Notes.

ARTICLE 11
SUPPLEMENTAL INDENTURES

Section 11.01.  Supplemental Indentures Without Consent of Noteholders.  The Company and the Subsidiary Guarantors, when authorized by the resolutions of the Board of Directors, and the Trustee may, from time to time, and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

(a)  to exercise the Company’s right to elect the payment option pursuant to Section 15.02(g) and to make related changes throughout the Indenture;

(b)  make provision with respect to the conversion rights of the holders of Notes pursuant to the requirements of Section 15.01(e) or Section 15.06 or the repurchase obligations of the Company pursuant to the requirements of Section 3.08(h);

(c)  to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Notes, any property or assets or to add guarantees with respect to the Notes;

(d)  surrender any of the Company’s rights or powers under the Indenture;

(e)  to evidence the succession of another Person to the Company or any Subsidiary Guarantor, as applicable, or successive successions, and the assumption by the successor Person of the covenants, agreements and obligations of the Company or such Subsidiary Guarantor pursuant to Article 12;

(f)  to provide for uncertificated Notes in addition to or in place of certificated Notes; provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code;

(g)  to make any change in Article 16 or Article 18 that would limit or terminate the benefits available to any holder of Senior Indebtedness of the Company or a Subsidiary Guarantor (or Representatives thereof) under Article 16 or Article 18, respectively;

(h)  to add to the covenants of the Company such further covenants, restrictions or conditions for the benefit of the holders of Notes, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions or conditions a default or an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided that in respect of any such additional covenant, restriction or condition, such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default;

(i)  to provide for the issuance under this Indenture of Notes in coupon form (including Notes registrable as to principal only) and to provide for exchangeability of such Notes with the Notes issued hereunder in fully registered form and to make all appropriate changes for such purpose;

(j)  to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture that may be defective or inconsistent with any other provisions contained herein or in any supplemental indenture, or to make such other provision in regard to matters or questions arising under this Indenture that shall not materially adversely affect the interests of the holders of the Notes;

(k)  to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes;

(l)  to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualifications of this Indenture under the Trust Indenture Act, or under any similar federal statute hereafter enacted; or

(m)  make other changes to the Indenture or forms or terms of the Notes, provided no such change individually or in the aggregate with all other such changes has or will have a material adverse effect on the interests of the Noteholders.

Upon the written request of the Company, accompanied by a copy of the resolutions of the Board of Directors certified by its Secretary or Assistant Secretary authorizing the execution of any supplemental indenture, the Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 11.01 may be executed by the Company and the Trustee without the consent of the holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 11.02.

Notwithstanding any other provision of the Indenture or the Notes, the Registration Rights Agreement and the obligation to pay Additional Amounts thereunder may be amended, modified or waived in accordance with the provisions of the Registration Rights Agreement.

Section 11.02.  Supplemental Indenture with Consent of Noteholders.  With the consent (evidenced as provided in Article 9) of the holders of at least a majority in aggregate principal amount of the Notes at the time outstanding, the Company, when authorized by the resolutions of the Board of Directors, and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or of modifying in any manner the rights of the holders of the Notes; provided that no such supplemental indenture shall (i) reduce the principal amount of or change the Stated Maturity of any Note, (ii) reduce the rate or extend the time of payment of Interest on any Note, (iii) reduce any amount payable on redemption or repurchase of any Note (including upon the occurrence of a Fundamental Change) or change the time at which or the circumstances under which the Notes may or shall be redeemed or repurchased (subject to the immediately succeeding sentence), (iv) impair the right of any Noteholder to institute suit for the payment on any Note, (v) make the principal or Interest of any Note payable in any coin or currency other than that provided in the Notes, (vi) impair the right to convert the Notes into Common Stock subject to the terms set forth herein, (vii) reduce the number of shares of Common Stock or other property receivable upon conversion, (viii) modify any of the provisions of this Section 11.02 or Section 7.05, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the holder of each Note so affected, (ix) change any obligation of the Company to maintain an office or agency in the places and for the purposes set forth in Section 5.02, (x) reduce the quorum or voting requirements set forth in Article 10, (xi) make any change in Article 16 or Article 18 that adversely affects the rights of any Noteholder under Article 16 or Article 18, (xii) modify the Subsidiary Guarantees in any manner adverse to the Noteholders or (xiii) reduce the aforesaid percentage of Notes, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all Notes then outstanding.  Notwithstanding the immediately preceding sentence, the Company and the Trustee, with the consent of the holders of at least a majority in aggregate principal amount of the Notes at the time outstanding, may waive or modify Section 3.05 of the Indenture relative to the Company’s obligation to make an offer to repurchase the Notes as a result of a Fundamental Change (other than reducing the Fundamental Change Repurchase Price which can only be modified with the consent of the holders of all Notes then outstanding).

Upon the written request of the Company, accompanied by a copy of the resolutions of the Board of Directors certified by its Secretary or Assistant Secretary authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Noteholders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

It shall not be necessary for the consent of the Noteholders under this Section 11.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

Section 11.03.  Effect of Supplemental Indenture.  Any supplemental indenture executed pursuant to the provisions of this Article 11 shall comply with the Trust Indenture Act, as then in effect, provided that this Section 11.03 shall not require such supplemental indenture or the Trustee to be qualified under the Trust Indenture Act prior to the time such qualification is in fact required under the terms of the Trust Indenture Act or the Indenture has been qualified under the Trust Indenture Act, nor shall it constitute any admission or acknowledgment by any party to such supplemental indenture that any such qualification is required prior to the time such qualification is in fact required under the terms of the Trust Indenture Act or the Indenture has been qualified under the Trust Indenture Act.  Upon the execution of any supplemental indenture pursuant to the provisions of Article 11, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the holders of Notes shall thereafter be determined, exercised and enforced hereunder, subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 11.04.  Notation on Notes.  Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 11 may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture.  If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may, at the Company’s expense, be prepared and executed by the Company, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 19.12) and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.

Section 11.05.  Evidence of Compliance of Supplemental Indenture to Be Furnished to Trustee.  Prior to entering into any supplemental indenture, the Trustee shall be provided with an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article 11 and is otherwise authorized or permitted by this Indenture.

ARTICLE 12
CONSOLIDATION, MERGER, CONVEYANCE AND LEASE

Section 12.01.  When May Company Merge or Transfer Assets.  (a)  The Company shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

(A)  the resulting, surviving or transferee Person (the “Successor Company”) shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by a supplemental indenture hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Company under the Notes and this Indenture;

(B)  immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary Guarantor as a result of such transaction as having been Incurred by the Successor Company or such Subsidiary Guarantor at the time of such transaction), no Default shall have occurred and be continuing;

(C)  the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation,

merger or transfer and such supplemental indenture (if any) comply with this Indenture; and

(D)          the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Noteholders will not recognize income, gain or loss for Federal income tax purposes as a result of such transaction and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such transaction had not occurred.

The Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, but the predecessor Company in the case of a conveyance, transfer or lease of all or substantially all its assets shall not be released from the obligation to pay the principal of and interest on the Notes.

(b)  The Company shall not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets to any Person unless:  (i) the resulting, surviving or transferee Person (the “Successor Guarantor”) will be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such Person (if not such Subsidiary Guarantor) shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of such Subsidiary Guarantor under its Subsidiary Note Guarantee; (ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Guarantor or another Subsidiary Guarantor as a result of such transaction as having been Incurred by such Person or such Subsidiary Guarantor at the time of such transaction), no Default shall have occurred and be continuing; and (iii) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

The Successor Guarantor will succeed to, and be substituted for, and may exercise every right and power of, such Subsidiary Guarantor under this Indenture, but the predecessor Subsidiary Guarantor in the case of conveyance, transfer or lease of all or substantially all its assets will not be released from the obligation to pay the principal of and interest (including Contingent Interest) on the Notes.

(c)  Notwithstanding the foregoing, (i) any Subsidiary Guarantor may consolidate with, merge into or transfer all or part of its properties and assets to the Company or any Subsidiary Guarantor and (ii) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction to realize tax or other benefits.

Section 12.02.  Successor to Be Substituted.  In case of any such consolidation, merger, conveyance, transfer or lease and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and Interest on all of the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company, such successor Person shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of this first part.  Such successor Person thereupon may cause to be signed, and may issue either in its own name or in the name of

Alliant Techsystems Inc. any or all of the Notes, issuable hereunder that theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor Person instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Notes that such successor Person thereafter shall cause to be signed and delivered to the Trustee for that purpose.  All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof.  In the event of any such consolidation, merger, conveyance, transfer or lease, the Person named as the “Company” in the first paragraph of this Indenture or any successor that shall thereafter have become such in the manner prescribed in this Article 12 may be dissolved, wound up and liquidated at any time thereafter and such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture.

In case of any such consolidation, merger, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

ARTICLE 13

SATISFACTION AND DISCHARGE OF INDENTURE

Section 13.01.  Discharge of Indenture.  When (a) the Company shall deliver to the Trustee for cancellation all Notes theretofore authenticated (other than any Notes that have been destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) and not theretofore canceled, or (b) all the Notes not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable and the Company shall deposit with the Trustee, in trust, cash or, if expressly permitted by the terms of the Notes or the Indenture, Common Stock, in each case sufficient to pay all amounts due and owing on Notes (other than any Notes that shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, accompanied by a verification report, as to the sufficiency of the deposited amount, from an independent certified accountant or other financial professional satisfactory to the Trustee, and if in either case the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect (except as to (i) remaining rights of registration of transfer, substitution and exchange and conversion of Notes, (ii) rights hereunder of Noteholders to receive payments of principal of and Interest on the Notes and the other rights, duties and obligations of Noteholders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (iii) the rights, obligations and immunities of the Trustee hereunder), and the Trustee, on written demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel as required by Section 19.05 and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture; the Company, however, hereby agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Notes.  The Trustee shall hold in trust money or Common Stock deposited with it pursuant to this Article 13.  It shall apply the deposited money and Common Stock through the Paying Agent and in accordance with this Indenture to the payment of principal of and Interest on the Notes.  Money and Common Stock so held in trust are not subject to Article 16 or 18.

Section 13.02.  Paying Agent to Repay Monies Held.  Upon the satisfaction and discharge of this Indenture, all monies then held by any Paying Agent of the Notes (other than the Trustee) shall, upon written request of the Company, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such monies.

Section 13.03.  Return of Unclaimed Monies.  Subject to the requirements of applicable law, any monies deposited with or paid to the Trustee for payment of the principal of or Interest on Notes and not applied but remaining unclaimed by the holders of Notes for two years after the date upon which the principal of or Interest on such Notes, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee on demand and all liability of the Trustee shall thereupon cease with respect to such monies; and the holder of any of the Notes shall thereafter look only to the Company for any payment that such holder may be entitled to collect unless an applicable abandoned property law designates another Person.

ARTICLE 14

IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

Section 14.01.  Indenture, Notes and Subsidiary Guarantees Solely Corporate Obligations.  No recourse for the payment of the principal of or Interest on any Note, or for any claim based thereon or otherwise in respect thereof, including any claim based upon a Subsidiary Guarantee, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture or in any Note or Guarantee, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer, director or subsidiary, as such, past, present or future, of the Company or the Subsidiary Guarantors or of any successor corporation, either directly or through the Company or the Subsidiary Guarantors or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes and the Subsidiary Guarantees.

ARTICLE 15

CONVERSION OF NOTES

Section 15.01.  Right to Convert.  (a)  Subject to and upon compliance with the provisions of this Indenture, prior to the close of business on the Stated Maturity, the holder of any Note shall have the right, at such holder’s option, to convert the principal amount of the Note, or any portion of such principal amount which is a multiple of $1,000, into fully paid and non-assessable shares of Common Stock (as such shares shall then be constituted) at the Conversion Rate in effect at such time, by surrender of the Note so to be converted in whole or in part, together with any required funds, under the circumstances described in this Section 15.01 and in the manner provided in Section 15.02.  The Company may elect to deliver cash in lieu of shares of Common Stock.  In addition, the Company may elect to amend the Indenture pursuant to Section 15.02(g) to allow for payment upon conversion as described therein.  The Notes shall be convertible only during the following periods upon the occurrence of one of the following events:

(i)            during any fiscal quarter of the Company after the quarter ended October 3, 2004 (and only during such fiscal quarter) if the Last Reported Sale Price for the Common Stock for at least 20 Trading Days during the period of 30 consecutive Trading Days ending on the last Trading Day of the previous fiscal quarter equals or exceeds 130% of the Conversion Price on such last Trading Day;

(ii)           in the event that the Company calls the Notes for redemption, at any time prior to the close of business on the second Business Day immediately preceding the Redemption Date; provided that only those Notes that are called for redemption may be converted following such an event; or

(iii)          as provided in Section (b) of this Section 15.01.

The Company or its designated agent shall determine on a daily basis during the time period specified in Section 15.01(a)(i) whether the Notes shall be convertible as a result of the occurrence of an event specified in clause (i) above and, if the Notes shall be so convertible, the Company shall promptly deliver to the Trustee (or other Conversion Agent appointed by the Company) written notice thereof.  Whenever the Notes shall become convertible pursuant to this Section 15.01, the Company or, at the Company’s request, the Trustee in the name and at the expense of the Company, shall notify the holders of the event triggering such convertibility in the manner provided in Section 19.03, and the Company shall also publicly announce such information by publication on the Company’s Web site or through such other public medium as it may use at such time.  Any notice so given shall be conclusively presumed to have been duly given, whether or not the holder receives such notice.

The Trustee shall be entitled at its sole discretion to consult with the Company and to request the assistance of the Company in connection with the Trustee’s duties and obligations pursuant to Section 15.01(a) hereof, and the Company agrees, if requested by the Trustee, to cooperate with, and provide assistance to, the Trustee in carrying out its duties under this Section 15.01; provided, however, that nothing herein shall be construed to relieve the Trustee of its duties pursuant to Section 15.01(a) hereof.

(b)  In addition, if:

(i)            (A) the Company distributes to all holders of its Common Stock rights or warrants entitling them (for a period expiring within 60 days of the date of the distribution) to subscribe for or purchase shares of Common Stock at a price per share less than the Last Reported Sale Price on the Trading Day immediately preceding the declaration date of the distribution, or (B) the Company distributes to all holders of Common Stock assets (including cash), debt securities or rights to purchase securities of the Company, which distribution has a per share value as determined by the Company’s Board of Directors and set forth in a Board Resolution exceeding 10% of the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the declaration date for such distribution, then, in either case, the Notes may be surrendered for conversion at any time on and after the date that the Company gives notice to the holders of such distribution, which shall be not less than 20 Business Days prior to the Ex-Dividend Date for such distribution, until the earlier of the close of business on the Business Day immediately preceding, but not including, the Ex-Dividend Date or the date the Company publicly announces that such distribution will not take place; provided that no holder of a Note will have the ability to convert and no adjustment to the Conversion Price will be made if the holder will otherwise participate in such distribution without conversion; or

(ii)           the Company consolidates with or merges with or into another Person or is a party to a binding share exchange or conveys, transfers, sells, leases or otherwise disposes of all or substantially all of its properties and assets in each case pursuant to which the Common Stock is converted into cash or property other than securities, or if a transaction described in clause (iv) of the definition of Fundamental Change occurs on or prior to August 15, 2014 and results in an increase in the Conversion Rate of the Notes as described in Section 15.01(d), then the Notes may be surrendered for conversion at any time from and after the date 15 days prior to the anticipated effective date of the transaction and ending on and including the date 15 days after the anticipated effective date of the transaction (or, if such transaction also results in holders having the right to require the Company to repurchase Notes, until the Fundamental Change Repurchase Date).

The Board of Directors shall determine the anticipated effective date of the transaction, and such determination shall be conclusive and binding on the holders and shall be publicly announced by the Company by publication on its Web site or through such other public medium as it may use at that time not later than two Business Days prior to such 15th day before the anticipated effective date.

(c)  A Note in respect of which a holder is electing to exercise its option to require repurchase upon a Fundamental Change pursuant to Section 3.05 or repurchase pursuant to Section 3.06 may be converted only if such holder withdraws its election in accordance with Section 3.08(d).  A holder of Notes is not entitled to any rights of a holder of Common Stock until such holder has converted his Notes to Common Stock, and only to the extent such Notes are deemed to have been converted to Common Stock under this Article 15.

(d)  If and only to the extent a holder elects to convert Notes in connection with a Fundamental Change pursuant to clause (iv) of the definition thereof that occurs prior to August 15, 2014 pursuant to which 10% or more of the consideration for the Common Stock (other than cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) in such Fundamental Change transaction consists of cash or securities (or other property) that are not traded or scheduled to be traded immediately following such transaction on a U.S. national securities exchange or the Nasdaq National Market, such holder will be entitled to receive, in addition to a number of shares of Common Stock equal to the Conversion Rate per $1,000 principal amount of Notes, an additional number of shares of Common Stock (the “Additional Shares”) as described below, subject to the Company’s conversion settlement election as described in Sections 15.02(h) and 15.02(i); provided that if the Stock Price paid in connection with such transaction is greater than $169.74 or less than $57.79 (subject in each case to adjustment as described below), no Additional Shares shall be issued.  No Additional Shares shall be issuable under this Section 15.01(d) unless the holder elects to convert the Notes in connection with such Fundamental Change transaction.

The number of Additional Shares issuable in connection with the conversion of Notes as described in the immediately preceding paragraph will be determined by reference to the table attached as Schedule II hereto, based on the effective date of such Fundamental Change transaction and the Stock Price paid in connection with such transaction; provided that if the Stock Price is between two Stock Price amounts in the table or such effective date is between two Effective Dates in the table, the number of Additional Shares will be determined by the Company by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Price amounts and the two effective dates, as applicable, based on a 365-day year.  The “effective date” with respect to a Fundamental Change transaction means the date that a Fundamental Change becomes effective.

The Stock Prices set forth in the first row of the table in Schedule II hereto will be adjusted as of any date on which the Conversion Rate of the Notes is adjusted pursuant to Section 15.05.  The adjusted Stock Prices will equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Conversion Rate adjustment and the denominator of which is the Conversion Rate as so adjusted.  The number of Additional Shares will be adjusted in the same manner as the Conversion Rate as set forth in Section 15.05.

Notwithstanding the foregoing, in no event will the total number of shares of Common Stock issuable upon conversion exceed 17.3040 per $1,000 principal amount of Notes, subject to adjustments in the same manner as the Conversion Rate as set forth in Section 15.05.

(e)  Notwithstanding the provisions of Section 15.01(d), in the case of a Public Acquirer Change of Control, the Company may, in lieu of increasing the Conversion Rate by Additional Shares as described in Section 15.01(d), elect to adjust the Conversion Rate and the related Conversion Obligation such that from and after the effective date of such Public Acquirer Change of Control, holders of Notes will be entitled to convert their Notes (subject to the satisfaction of the conditions to conversion set forth in Sections 15.01(a) and (b) above) into a number of shares of Public Acquirer Common Stock by adjusting the Conversion Rate in effect immediately before the Public Acquirer Change of Control by a fraction:

(i)            the numerator of which will be (i) in the case of a share exchange, consolidation, merger or binding share exchange, pursuant to which the Common Stock is converted into cash, securities or other property, the average value of all cash and any other consideration (as determined by the Board of Directors) paid or payable per share of Common Stock or (ii) in the case of any other Public Acquirer Change of Control, the average of the Last Reported Sale Price of the Common Stock for the five consecutive Trading Days prior to but excluding the effective date of such Public Acquirer Change of Control, and

(ii)           the denominator of which will be the average of the Last Reported Sale Prices of the Public Acquirer Common Stock for the five consecutive Trading Days commencing on the trading day next succeeding the effective date of such public acquirer change of control.

“Public Acquirer Change of Control” means an event constituting a Fundamental Change that would otherwise obligate the Company to increase the Conversion Rate as described in Section 15.01(d) and the acquirer (or any entity that is a directly or indirectly wholly-owned subsidiary of the acquirer) has a class of common stock traded on a U.S. national securities exchange or quoted on the Nasdaq National Market or which will be so traded or quoted when issued or exchanged in connection with such Fundamental Change (the “Public Acquirer Common Stock”).

Upon a Public Acquirer Change of Control, if the Company so elects, holders may convert their Notes (subject to the satisfaction of the conditions to conversion set forth in Sections 15.01(a) and (b) above) at the adjusted Conversion Rate described in the second preceding paragraph but will not be entitled to the increased Conversion Rate described in Section 15.01(d).  The Company shall notify holders of its election in its notice to holders pursuant to Section 15.01(b)(ii) above.

If the Company elects to adjust the Conversion Rate and the related Conversion Obligation as described in this Section 15.01(e), the Company, or the acquiring or surviving Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) providing for such adjustment to the Conversion Rate and the Conversion Obligation.  Such supplemental indenture shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 15.  The Company shall cause notice of the execution of such supplemental indenture to be mailed to each holder of Notes, at its address appearing on the Note Register provided for in Section 2.05 of this Indenture, within 20 days after execution thereof.  Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

Section 15.02.  Exercise of Conversion Privilege; Issuance of Common Stock on Conversion; No Adjustment for Interest or Dividends; Settlement of Cash or Common Stock Upon Conversion.  (a)  In order to exercise the conversion privilege with respect to any Note in certificated form, the Company must receive at the office or agency of the Company maintained for that purpose or, at the option of such holder, the Corporate Trust Office, such Note with the original or facsimile of the form entitled “Form of Conversion Notice” on the reverse thereof (the “Conversion Notice”), duly completed and manually signed, together with such Notes duly endorsed for transfer, accompanied by the funds, if any, required by Section 15.02(d).  Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued, and shall be accompanied by the amount of any transfer or similar taxes which are payable in connection with such conversion, if required pursuant to Section 15.07.  The Conversion Agent shall provide copies of the Form of Conversion Notice to holders of Notes upon request.

In order to exercise the conversion privilege with respect to any interest in a Global Note, the beneficial holder must complete, or cause to be completed, the appropriate instruction form for conversion pursuant to the Depositary’s book-entry conversion program, deliver, or cause to be delivered, by book-entry delivery an interest in such Global Note, furnish appropriate endorsements and transfer documents if required by the Company or the Trustee or Conversion Agent, and pay the funds, if any, required by this Section 15.02 and any transfer taxes or similar taxes which are payable in connection with such conversion if required pursuant to Section 15.07.

(b)           As promptly as practicable after satisfaction of the requirements for conversion set forth above, subject to compliance with any restrictions on transfer if shares issuable on conversion are to be issued in a name other than that of the Noteholder (as if such transfer were a transfer of the Note or Notes (or portion thereof) so converted), the Company shall issue and shall deliver to such Noteholder at the office or agency maintained by the Company for such purpose pursuant to Section 5.02, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such Note or portion thereof as determined by the Company in accordance with the provisions of this Article 15 and a check or cash in respect of any fractional interest in respect of a share of Common Stock arising upon such conversion, calculated by the Company as provided in Section 15.03.  In case any Note of a denomination greater than $1,000 shall be surrendered for partial conversion, and subject to Section 2.05, the Company shall execute and the Trustee shall authenticate and deliver to the holder of the Note so surrendered, without charge to him, a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note.

(c)           Each conversion shall be deemed to have been effected as to any such Note (or portion thereof) on the date on which the requirements set forth above in this Section 15.02 have been satisfied as to such Note (or portion thereof) (such date, the “Conversion Date”), and the Person in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the holder of record of the shares represented thereby; provided that any such surrender on any date when the stock transfer books of the Company shall be closed shall constitute the Person in whose name the certificates are to be issued as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Rate in effect on the date upon which such Note shall be surrendered.

(d)           Any Note or portion thereof surrendered for conversion during the period from the close of business on any Regular Record Date to the close of business on the Business Day preceding the following Interest Payment Date that has not been called for redemption during such period shall be accompanied by payment, in immediately available funds or other funds acceptable to the Company, of an amount equal to the Interest otherwise payable on such Interest Payment Date on the principal amount being converted; provided that no such payment need be made (1) if the Company has specified a Redemption Date or a Fundamental Change Repurchase Date that is after a Regular Record Date and prior to the next Interest Payment Date or (2) to the extent of any overdue Interest, if any overdue Interest exists at the time of conversion with respect to such Note.  Except as provided above in this Section 15.02, no payment or other adjustment shall be made for Interest accrued on any Note converted or for dividends on any shares issued upon the conversion of such Note as provided in this Article 15.

(e)           Upon the conversion of an interest in a Global Note, the Trustee (or other Conversion Agent appointed by the Company), or the Custodian at the direction of the Trustee (or other Conversion Agent appointed by the Company), shall make a notation on such Global Note as to the reduction in the principal amount represented thereby.  The Company shall notify the Trustee in writing of any conversions of Notes effected through any Conversion Agent other than the Trustee.

(f)            Upon the conversion of a Note, that portion of the accrued but unpaid Interest with respect to the converted Note shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the holder thereof through delivery of the Common Stock or, in lieu thereof, cash or a combination of cash and Common Stock in accordance with Section 15.02(g) (together with the cash payment, if any in lieu of fractional shares) in exchange for the Note being converted pursuant to the provisions hereof; and the fair market value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for and in satisfaction of the Company’s obligation to pay the principal amount of the converted Note and the accrued but unpaid Interest, and the balance, if any, of such fair market value of such Common Stock (and any such cash payment) shall be treated as issued in exchange for and in satisfaction of the right to convert the Note being converted pursuant to the provisions hereof.

(g)           Upon surrender of Notes for conversion, the Company shall satisfy its obligation to convert the Notes (the “Conversion Obligation”) either solely in cash or solely in shares of Common Stock; provided, however, that at any time prior to the Stated Maturity, the Company may elect to amend the Indenture to require itself to satisfy 100% of the principal amount of the Notes converted after the date of such election (the “Election Date”) solely in cash, with any remaining amount of the Conversion Obligation to be satisfied, at the Company’s sole option, in cash, shares of Common Stock or a combination of cash and Common Stock.  Such election to amend the Indenture shall be in the Company’s sole discretion without the consent of the holders of the Notes, by notice to the Trustee and the holders of the Notes.  In the event that the Company receives a Conversion Notice after the Election Date, such Conversion Notice shall not be retractable, and settlement (in cash and/or shares) will occur on the Business Day following the final day of the 20-Trading Day period beginning on the day after the final day of the Conversion Retraction Period (the “Cash Settlement Averaging Period”).

(h)           In the event that the Company receives a Conversion Notice on or prior to (1) the date on which the Company gives a Redemption Notice or (2) the date that is 20 days prior to the Stated Maturity of the Notes (the “Final Notice Date”), the following procedures shall apply:

(i)            If the Company elects to satisfy all of its Conversion Obligation in cash, the Company shall notify holders through the Trustee of the dollar amount to be satisfied in cash (which must be expressed either as 100% of the Conversion Obligation or if the Indenture has been amended pursuant to Section 15.02(g), 100% of the aggregate principal amount of the Notes, plus any remaining amount of the Conversion Obligation to be satisfied in cash) at any time on or before the date that is two Business Days following the Conversion Date (the “Cash Settlement Notice Period”).  If the Company timely elects to pay cash for the Common Stock otherwise issuable to holders upon conversion, holders may retract the Conversion Notice at any time during the two Business Days following the final day of the Cash Settlement Notice Period (the “Conversion Retraction Period”).  No such retraction can be made (and a Conversion Notice shall be irrevocable) if the Company does not elect to deliver cash in lieu of Common Stock (other than cash in lieu of fractional shares).  Upon the expiration of a Conversion Retraction Period, a Conversion Notice shall be irrevocable.  If the Company elects to satisfy all of the Conversion Obligation in cash, and the applicable Conversion Notice has not been retracted, then settlement will occur on the Business Day following the final day of the Cash Settlement Averaging Period.

(ii)           If the Company does not elect to satisfy any part of the Conversion Obligation in cash (other than cash in lieu of any fractional shares), delivery of the Common Stock into which the Notes are converted (and cash in lieu of any fractional shares) shall occur through the Conversion Agent as described above as soon as practicable on or after the Conversion Date.

(i)            Settlement amounts will be computed as follows:

(i)            If the Company elects to satisfy the entire Conversion Obligation in Common Stock, it shall deliver to holders that have delivered the Conversion Notice giving rise to the Conversion Obligation a number of shares of Common Stock equal to (i) the aggregate principal amount of Notes to be converted divided by 1,000, multiplied by (ii) the Conversion Rate.  In addition, the Company shall pay cash for any fractional shares of Common Stock based on the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Conversion Date.

(ii)           If the Company elects to satisfy the entire Conversion Obligation in cash, it shall deliver to holders that have delivered the Conversion Notice giving rise to the Conversion Obligation cash in an amount equal to the product of:

(A) a number equal to (i) the aggregate principal amount of Notes to be converted divided by 1,000, multiplied by (ii) the Conversion Rate; and

(B) the average Last Reported Sale Price of the Common Stock during the Cash Settlement Averaging Period.

(iii)          If the Company elects to make the amendment to the Indenture pursuant to Section 15.02 (g) and to satisfy 100% of the principal amount of the Notes plus any remaining amount of the Conversion Obligation in cash, the Company shall notify holders through the Trustee of the dollar amount to be satisfied in cash (which must be expressed as a fixed dollar amount equal to at least 100% of the principal amount of the Notes) (the “Cash Amount”) and the Company will deliver to holders the Cash Amount and a number of Common Stock equal to the greater of (i) zero and (ii) the excess, if any, of the number of Common Stock calculated as if the Company elected to satisfy the entire Conversion Obligation in shares over the number of shares equal to the sum, for each day of the Cash Settlement Averaging Period, of (x) 5% of the Cash Amount, divided by (y) the Last Reported Sale Price of Common Stock. In addition, the Company shall pay cash for all fractional Common Stock based on the average Last Reported Sale Price of the Common Stock during the Cash Settlement Averaging Period.

(j)            The Company must determine whether or not it will satisfy all or a portion of the Conversion Obligation in cash at the time it issues a Redemption Notice or a Final Maturity Notice and such notices will state the amount of the Conversion Obligation to be settled in cash.  In the event that the Company receives a Conversion Notice after the date a Redemption Notice or the Final Maturity Notice has been issued, settlement amounts will be computed and settlement dates will be determined in the same manner as set forth in clauses (h) and (i) of this Section 15.02 except that the Cash Settlement Averaging Period shall be the 20 Trading Day period beginning on the Trading Day after the Conversion Date.  If a Conversion Notice is received from holders of Notes after the date that a Redemption Notice or the Final Maturity Notice has been issued, such holders may not retract their Conversion Notice.  Settlement (in cash and/or Common Stock) will occur on the Business Day following the final day of such Cash Settlement Averaging Period.

Section 15.03.  Cash Payments in Lieu of Fractional Shares.  No fractional shares of Common Stock or scrip certificates representing fractional shares shall be issued upon conversion of Notes.  If more than one Note shall be surrendered for conversion at one time by the same holder, the number of full shares that shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted hereby) so surrendered.  If any fractional share of stock would be issuable upon the conversion of any Note or Notes, the Company shall make an adjustment and payment therefor in cash to the holder of Notes at the Last Reported Sale Price on the last Trading Day immediately preceding the day on which the Notes (or specified portions thereof) are deemed to have been converted.

Section 15.04.  Conversion Rate.  Each $1,000 principal amount of the Notes shall be convertible into the number of shares of Common Stock specified in the form of Note (herein called the “Conversion Rate”) attached as Exhibit A hereto (initially 12.5392 shares), subject to adjustment as provided in this Article 15.

Section 15.05.  Adjustment of Conversion Rate.  The Conversion Rate shall be adjusted from time to time by the Company as follows:

(a)  In case the Company shall pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Rate, as in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution, shall be increased by dividing such Conversion Rate by a fraction,

(i)            the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination, and

(ii)           the denominator of which shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution,

such increase to become effective immediately after the opening of business on the Business Day following the date fixed for such determination.  The Company will not pay any dividend or make any distribution on shares of Common Stock held in treasury by the Company.  If any dividend or distribution of the type described in this Section 15.05(a) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b)  In case the Company shall (other than pursuant to a dividend reinvestment plan or share purchase plan) issue rights, options or warrants to all holders of its Common Stock entitling them, for a period expiring within 60 days after the date of issuance of such rights, options or warrants, to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price per share of the Common Stock on the date of issuance of such rights, options or warrants, the Conversion Rate in effect at the opening of business on the day following the date fixed for such determination shall be increased by dividing such Conversion Rate by a fraction,

(i)            the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock that the aggregate offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such Current Market Price, and

(ii)           the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase at such below Current Market Price.

Such adjustment shall be successively made whenever any such rights, options or warrants are issued and shall become effective immediately after the opening of business on the Business Day following the date fixed for such determination.  The Company shall not issue any such rights, options or warrants in respect of shares of Common Stock held in treasury by the Company.  To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered.  If such rights, options or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights, options or warrants had not been fixed.

In determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c)  In case outstanding shares of Common Stock shall be subdivided or split into a greater number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision or split becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision, split or combination becomes effective.

(d)  In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness, shares of capital stock, securities, cash or other property (but excluding any rights, dividend or distribution referred to in Section 15.05(a) and any options or warrants referred to in Section 15.05(b)), the Conversion Rate shall be adjusted by dividing the Conversion Rate in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction,

(i)            the numerator of which shall be the Current Market Price per share of the Common Stock on the date fixed for such determination, and

(ii)           the denominator of which shall be such Current Market Price per share of the Common Stock plus (i) with respect to distributions paid exclusively in cash, the amount per share of such distribution, (ii) with respect to all other distributions, the then fair market value per share (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) on such date of the portion of the evidences of indebtedness, shares of capital stock, securities, or other property so distributed, or (iii) with respect to distributions of which cash is a portion (but not all) of such distribution, the amount per share of the distribution payable in cash plus the then fair market value per share (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) of the remaining portion of such distribution that is payable other than in cash.

such adjustment to become effective immediately prior to the opening of business on the Business Day following the date fixed for the determination of stockholders entitled to receive such distribution; provided, however, that in the event that the Company makes a distribution to all holders of its Common Stock consisting of capital stock of, or similar equity interest in, a subsidiary or other business unit of the Company, the Conversion Rate shall be adjusted by dividing the Conversion Rate in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction of which the numerator shall be the Spin-off Market Price per share of the Common Stock on the date fixed for such determination and the denominator shall be the Spin-off Market Price per share of the Common Stock on the date fixed for such determination plus the Spin-off Market Price per share or similar equity interest of the subsidiary or other business unit of the Company on such date, such adjustment to become effective 10 Trading Days after the effective date of such distribution of capital stock of, or similar equity interest in, a subsidiary or other business unit of the Company.  In any case in which this Section 15.05(d) is applicable, Section 15.05(a) and (b) shall not be applicable.  If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(e)  In case a tender or exchange offer made by the Company or any subsidiary of the Company for all or any portion of the Common Stock shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to stockholders of consideration per share of Common Stock having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) that as of the last time (the “Expiration Time”) tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) exceeds the Last Reported Sale Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time, the Conversion Rate shall be increased so that the same shall equal the rate determined by dividing the Conversion Rate in effect immediately prior to the Expiration Time by a fraction:

(i)            the numerator of which shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time multiplied by the Last Reported Sale Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time, and

(ii)           the denominator of which shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as the “Purchased Shares”) and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Last Reported Sale Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time, such adjustment to become effective immediately prior to the opening of business on the day following the expiration time.  If the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made.

(f)  The reclassification of Common Stock into securities other than Common Stock (other than any reclassification upon an event to which Section 15.06 applies) shall be deemed to involve (a) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be “the date fixed for the determination of stockholders entitled to receive such distribution” and the “date fixed for such determination” within the meaning of Section 15.05(d)), and (b) a subdivision, split or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be “the day upon which such subdivision or split becomes effective” or “the day upon which such combination becomes effective,” as the case may be, and “the day upon which such subdivision, split or combination becomes effective” within the meaning of Section 15.05(c)).

(g)  Notwithstanding the foregoing provisions of Section 15.05, no adjustment shall be made thereunder, nor shall an adjustment be made to the ability of a holder of a Note to convert, for any distribution described therein if the holder will otherwise participate in the distribution without conversion of such holder’s Notes.

(h)  The Company may make such increases in the Conversion Rate, in addition to those required by clauses (a) through (g) of this Section 15.05 as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

To the extent permitted by applicable law, the Company in its sole discretion may increase from time to time the Conversion Rate by any amount for any period of time if the period is at least 20 days, the increase is irrevocable during the period and the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive.  Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to holders of record of the Notes a notice of the increase at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(i)  No adjustment to the Conversion Rate need be made:

(i)            upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii)           upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;

(iii)          upon the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security not described in (ii) above and outstanding as of the date the Notes were first issued;

(iv)          for a change in the par value of the Common Stock;

(v)           for accrued and unpaid interest, including Contingent Interest, if any; or

(vi)          upon a reclassification of Common Stock or any consolidation, merger, binding share exchange or transfer of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, in each case pursuant to which the Common Stock is converted into cash, securities or other property.

To the extent the Notes become convertible into cash, assets or property (other than capital stock of the Company or securities to which Section 15.06 applies), no adjustment shall be made thereafter as to the cash, assets or property.  Interest shall not accrue on such cash, assets or property.

(j)  No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least 1% in such rate; provided that any adjustments that by reason of this Section 15.05(j) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.  All calculations under this Article 15 shall be made by the Company and shall be made to the nearest cent or to the nearest one-ten thousandth (1/10,000) of a share, as the case may be.

(k)  Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment.  Unless and until a Responsible Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume that the last Conversion Rate of which it has knowledge is still in effect.  Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to the holder of each Note at his last address appearing on the Note Register provided for in Section 2.05 of this Indenture, within 20 days after execution thereof.  Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(l)  In any case in which this Section 15.05 provides that an adjustment shall become effective immediately after (1) a record date or Stock Record Date for an event, (2) the date fixed for the determination of stockholders entitled to receive a dividend or distribution pursuant to Section 15.05(a), (3) a date fixed for the determination of stockholders entitled to receive rights or warrants pursuant to Section 15.05(b) or (4) the Expiration Time for any tender or exchange offer pursuant to Section 15.05(e), (each a “Determination Date”), the Company may elect to defer until the occurrence of the applicable Adjustment Event (as hereinafter defined) (x) issuing to the holder of any Note converted after such Determination Date and before the occurrence of such Adjustment Event, the additional shares of Common Stock or other securities issuable upon such conversion by reason of the adjustment required by such Adjustment Event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (y) paying to such holder any amount in cash in lieu of any fraction pursuant to Section 15.03.  For purposes of this Section 15.05(l), the term “Adjustment Event” shall mean:

(i)            in any case referred to in clause (1) hereof, the occurrence of such event,

(ii)           in any case referred to in clause (2) hereof, the date any such dividend or distribution is paid or made,

(iii)          in any case referred to in clause (3) hereof, the date of expiration of such rights or warrants, and

(iv)          in any case referred to in clause (4) hereof, the date a sale or exchange of Common Stock pursuant to such tender or exchange offer is consummated and becomes irrevocable.

(m)  For purposes of this Section 15.05, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.  The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

Section 15.06.  Effect of Reclassification, Consolidation, Merger or Sale.  If any of the following events occur, namely (i) any reclassification or change of the outstanding shares of Common Stock (other than a subdivision or combination to which Section 15.05(c) applies), (ii) any consolidation, merger or combination of the Company with another Person as a result of which holders of Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or (iii) any sale or conveyance of all or substantially all of the properties and assets of the Company to any other Person as a result of which holders of Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) providing that each Note shall be convertible into the kind and amount of shares of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by a holder of a number of shares of Common Stock (including, in the case of a conversion pursuant to Section 15.01(d), any Additional Shares issuable upon such conversion) issuable upon conversion of such Notes (assuming, for such purposes, a sufficient number of authorized shares of Common Stock are available to convert all such Notes) immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance assuming such holder of Common Stock did not exercise his rights of election, if any, as to the kind or amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance (provided that, if the kind or amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised (“non-electing share”), then for the purposes of this Section 15.06 the kind and amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares).  Such supplemental indenture shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 15.

The Company shall cause notice of the execution of such supplemental indenture to be mailed to each holder of Notes, at its address appearing on the Note Register provided for in Section 2.05 of this Indenture, within 20 days after execution thereof.  Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

Notwithstanding the provisions of this Section, if the Company elects to adjust the Conversion Rate and the related Conversion Obligation as described in Section 15.01(e), the provisions of Section 15.01(e) shall apply instead of the provisions of this Section.

The above provisions of this Section shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances.

If this Section 15.06 applies to any event or occurrence, Section 15.05 shall not apply.

Section 15.07.  Taxes on Shares Issued.  The issue of stock certificates on conversions of Notes shall be made without charge to the converting Noteholder for any documentary, stamp or similar issue or transfer tax in respect of the issue thereof.  The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the holder of any Note converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

Section 15.08.  Reservation of Shares, Shares to Be Fully Paid; Compliance with Governmental Requirements; Listing of Common Stock.  The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for the conversion of the Notes from time to time as such Notes are presented for conversion.

Before taking any action which would cause an adjustment increasing the Conversion Rate to an amount that would cause the Conversion Price to be reduced below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Notes, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Rate.

The Company covenants that all shares of Common Stock that may be issued upon conversion of Notes will upon issue be fully paid and nonassessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

The Company covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company will in good faith and as expeditiously as possible, to the extent then permitted by the rules and interpretations of the Commission (or any successor thereto), endeavor to secure such registration or approval, as the case may be.

The Company further covenants that, if at any time the Common Stock shall be listed on the New York Stock Exchange or any other national securities exchange or automated quotation system, the Company will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon conversion of the Note; provided that if the rules of such exchange or automated quotation system permit the Company to defer the listing of such Common Stock until the first conversion of the Notes into Common Stock in accordance with the provisions of this Indenture, the Company covenants to list such Common Stock issuable upon conversion of the Notes in accordance with the requirements of such exchange or automated quotation system at such time.

Section 15.09.  Responsibility of Trustee.  The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any holder of Notes to determine the Conversion Rate or whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same.  The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto.  Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 15.  Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 15.06 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Noteholders upon the conversion of their Notes after any event referred to in such Section 15.06 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 8.01, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

Section 15.10.  Notice to Holders Prior to Certain Actions .  In case:

(a)  the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 15.05; or

(b)  the Company shall authorize the granting to the holders of all or substantially all of its Common Stock of rights, options or warrants to subscribe for or purchase any share of any class or any other rights, options or warrants; or

(c)  of any reclassification or reorganization of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

(d)  of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

the Company shall cause to be filed with the Trustee and to be mailed to each holder of Notes at his address appearing on the Note Register provided for in Section 2.05 of this Indenture, as promptly as possible but in any event at least ten days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.  Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

Section 15.11.  Stockholder Rights Plans.  If the rights provided for in the existing or any future rights plan adopted by the Company have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights agreement so that the holders of the Notes would not be entitled to receive any rights in respect of Common Stock issuable upon conversion of the Notes, the Conversion Rate will be adjusted as if the Company distributed to all holders of Common Stock shares of the Company’s capital stock, evidences of indebtedness or assets (including securities but excluding rights or warrants to purchase Common Stock issued to all holders of Common Stock, Common Stock issued as a dividend or distribution on Common Stock and cash distributions), subject to readjustment in the event of the expiration, termination or redemption of the rights.  In lieu of any such adjustment, the Company may amend such applicable stockholder rights agreement to provide that upon conversion of the Notes the holders will receive, in addition to the Common Stock issuable upon such conversion, the rights which would have attached to such Common Stock if the rights had not become separated from the Common Stock under such applicable stockholder rights agreement.

ARTICLE 16

SUBORDINATION

Section 16.01.  Agreement to Subordinate.  The Company agrees, and each Noteholder by accepting a Note agrees, that the Indebtedness evidenced by the Notes is subordinated in right of payment, to the extent and in the manner provided in this Article 16, to the prior payment in full of all Senior Indebtedness of the Company and that the subordination is for the benefit of and enforceable by the holders of such Senior Indebtedness.  The Notes shall in all respects rank pari passu with all other Senior Subordinated Indebtedness of the Company and only Indebtedness of the Company that is Senior Indebtedness of the Company shall rank senior to the Notes in accordance with the provisions set forth herein.  Notwithstanding any provision in this Article 16, but without limiting the immediately preceding sentence, the Notes will not be subordinated in right of payment to the payment of any amount of unsecured Senior Indebtedness that equals or exceeds a “substantial amount of unsecured indebtedness,” as defined in Treasury Regulation § 1.279-3(c)(2), whether outstanding on the date of this Indenture or which may be subsequently Incurred.  For purposes of this Article 16, the Indebtedness evidenced by the Notes shall be deemed to include any Additional Amounts.  All provisions of this Article 16 shall be subject to Section 16.12.

Section 16.02.  Liquidation, Dissolution, Bankruptcy.  Upon any payment or distribution of the assets of the Company to creditors upon a total or partial liquidation or a total or partial dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property:

(1)           holders of Senior Indebtedness of the Company shall be entitled to receive payment in full in cash of such Senior Indebtedness before Noteholders shall be entitled to receive any payment of principal of or Interest (including Contingent Interest) on the Notes; and

(2)           until the Senior Indebtedness of the Company is paid in full in cash, any payment or distribution to which Noteholders would be entitled but for this Article 16 shall be made to holders of such Senior Indebtedness as their interests may appear, except that Noteholders may receive any debt securities that are subordinated to such Senior Indebtedness to at least the same extent as the Notes.

Section 16.03.  Default on Senior Indebtedness.  The Company may not pay the principal of, premium (if any) or Interest on the Notes or make any deposit pursuant to Article 13 and may not otherwise purchase, repurchase, redeem or otherwise acquire or retire for value any Notes (collectively, “pay the Notes”) if (a) any Designated Senior Indebtedness of the Company is not paid when due or (b) any other default on such Designated Senior Indebtedness occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms unless, in either case, (i) the default has been cured or waived and any such acceleration has been rescinded or (ii) such Designated Senior Indebtedness has been paid in full in cash; provided, however, that the Company may pay the Notes without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representative of the Designated Senior Indebtedness with respect to which either of the events set forth in clause (a) or (b) of this sentence has occurred and is continuing.  During the continuance of any default (other than a default described in clause (a) or (b) of the preceding sentence) with respect to any Designated Senior Indebtedness of the Company pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Company may not pay the Notes for a period (a “Payment Blockage Period”) commencing upon the receipt by the Trustee (with a copy to the Company) of written notice (a “Blockage Notice”) of such default from the Representative of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (a) by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice, (b) by repayment in full of such Designated Senior Indebtedness or (c) because the default giving rise to such Blockage Notice is no longer continuing).  Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this Section and the next sentence), unless the holders of such Designated Senior Indebtedness or the Representative of such holders shall have accelerated the maturity of such Designated Senior Indebtedness, the Company may resume payments on the Notes after the end of such Payment Blockage Period, including any missed payments.  Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period; provided, however, that if any Blockage Notice within such 360-day period is given by or on behalf of any holders of Designated Senior Indebtedness other than the Bank Indebtedness, the Representative of the Bank Indebtedness may give another Blockage Notice within such period; provided further, however, that in no event may the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any 360 consecutive day period.  For purposes of this Section, no default or event of default that existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Payment Blockage Period by the Representative of such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.

Section 16.04.  Acceleration of Payment of Notes.  If payment of the Notes is accelerated because of an Event of Default, the Company or the Trustee (provided, that the Trustee shall have received written notice from the Company, on which notice the Trustee shall be entitled to conclusively rely) shall promptly notify the holders of the Designated Senior Indebtedness of the Company (or their Representative) of the acceleration.  If any Designated Senior Indebtedness of the Company is outstanding, the Company may not pay the Notes until five Business Days after such holders or the Representative of such Designated Senior Indebtedness receive notice of such acceleration and, thereafter, may pay the Notes only if this Article 16 otherwise permits payment at that time.

Section 16.05.  When Distribution Must Be Paid Over.  If a distribution is made to the Trustee or to the Noteholders that because of this Article 16 should not have been made to them, the Trustee or the Noteholders who receive the distribution shall hold it in trust for holders of Senior Indebtedness of the Company and pay it over to them as their interests may appear.

Section 16.06.  Subrogation.  After all Senior Indebtedness of the Company is paid in full and until the Notes are paid in full, Noteholders shall be subrogated to the rights of holders of such Senior Indebtedness to receive distributions applicable to Senior Indebtedness.  A distribution made under this Article 16 to holders of such Senior Indebtedness which otherwise would have been made to Noteholders is not, as between the Company and Noteholders, a payment by the Company on such Senior Indebtedness.

Section 16.07.  Relative Rights.  This Article 16 defines the relative rights of Noteholders and holders of Senior Indebtedness of the Company.  Nothing in this Indenture shall:

(1)           impair, as between the Company and Noteholders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest (including Contingent Interest) and liquidated damages, if any, on the Notes in accordance with their terms; or

(2)           prevent the Trustee or any Noteholder from exercising its available remedies upon a Default, subject to the rights of holders of Senior Indebtedness of the Company to receive distributions otherwise payable to Noteholders.

Section 16.08.  Subordination May Not Be Impaired by Company.  No right of any holder of Senior Indebtedness of the Company to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company, the Trustee or any Noteholders or by its or their failure to comply with this Indenture.

Section 16.09.  Rights of Trustee and Paying Agent.  Notwithstanding Section 16.03, the Trustee or Paying Agent may continue to make payments on the Notes and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives written notice that payments may not be made under this Article 16.  The Company, the Note Registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness of the Company may give the notice; provided, however, that, if an issue of Senior Indebtedness of the Company has a Representative, only the Representative may give the notice.

The Trustee in its individual or any other capacity may hold Senior Indebtedness of the Company with the same rights it would have if it were not Trustee.  The Note Registrar and the Paying Agent may do the same with like rights.  The Trustee shall be entitled to all the rights set forth in this Article 16 with respect to any Senior Indebtedness of the Company which may at any time be held by it, to the same extent as any other holder of such Senior Indebtedness; and nothing in Article 8 shall deprive the Trustee of any of its rights as such holder.  Nothing in this Article 16 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 8.07 or any other Section of this Indenture.

Section 16.10.  Distribution or Notice to Representative.  Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness of the Company, the distribution may be made and the notice given to their Representative (if any).

Section 16.11.  Article 16 Not to Prevent Events of Default or Limit Right to Accelerate.  The failure to make a payment pursuant to the Notes by reason of any provision in this Article 16 shall not be construed as preventing the occurrence of a Default.  Nothing in this Article 16 shall have any effect on the right of the Noteholders or the Trustee to accelerate the maturity of the Notes.

Section 16.12.  Trust Monies Not Subordinated.  Notwithstanding anything contained herein to the contrary, payments from money held in trust under Article 13 by the Trustee for the payment of principal of and Interest on the Notes shall not be subordinated to the prior payment of any Senior Indebtedness of the Company or subject to the restrictions set forth in this Article 16, and none of the Noteholders shall be obligated to pay over any such amount to the Company or any holder of Senior Indebtedness of the Company or any other creditor of the Company.

Section 16.13.  Trustee Entitled to Rely.  Upon any payment or distribution pursuant to this Article 16, the Trustee and the Noteholders shall be entitled to conclusively rely (a) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 16.02 are pending, (b) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Noteholders or (c) upon the Representatives for the holders of Senior Indebtedness of the Company for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 16.  In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of the Company to participate in any payment or distribution pursuant to this Article 16, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 16, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.  The provisions of Sections 8.01 and 8.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 16.

Section 16.14.  Trustee to Effectuate Subordination.  Each Noteholder by accepting a Note authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Noteholders and the holders of Senior Indebtedness of the Company as provided in this Article 16 and appoints the Trustee as attorney-in-fact for any and all such purposes.

Section 16.15.  Trustee Not Fiduciary for Holders of Senior Indebtedness.  The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of the Company and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Noteholders or the Company or any other Person, money or assets to which any holders of Senior Indebtedness of the Company shall be entitled by virtue of this Article 16 or otherwise.

Section 16.16.  Reliance by Noteholders of Senior Indebtedness on Subordination Provisions.  Each Noteholder by accepting a Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of the Company, whether such Senior Indebtedness was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of such Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

ARTICLE 17

SUBSIDIARY GUARANTEES

Section 17.01.  Subsidiary Guarantors.  Each Subsidiary of the Company listed on Schedule I hereto shall initially be a Subsidiary Guarantor.  For so long as the Company’s 8½% Senior Subordinated Notes due 2011 are outstanding, (a) if any other Subsidiary of the Company shall become a subsidiary guarantor under the Company’s 8½% Senior Subordinated Notes due 2011, the Company shall cause such Subsidiary concurrently to become a Subsidiary Guarantor and (b) if any Subsidiary of the Company is released from its Guarantee of the Company’s 8½% Senior Subordinated Notes due 2011, then such Subsidiary shall cease to be a Subsidiary Guarantor hereunder.  Upon the payment in full of the Company’s 8½% Senior Subordinated Notes due 2011 when due at maturity, upon redemption, repurchase or otherwise, except as described below, the Subsidiary Guarantors shall cease to be Subsidiary Guarantors hereunder.

In addition, if at any time any indebtedness for borrowed money constituting Senior Subordinated Indebtedness or Subordinated Obligation shall be Guaranteed by any Subsidiary of the Company and such Subsidiary is not a Subsidiary Guarantor of the Notes, the Company shall cause such Subsidiary (including any Subsidiary that had previously been such Subsidiary Guarantor and was subsequently released from all obligations under this Article 17) to become a Subsidiary Guarantor hereunder and concurrently to Guarantee the Notes as Senior Subordinated Indebtedness of such Subsidiary, except that such Subsidiary shall not become a Subsidiary Guarantor hereunder if at such time the Company’s 8½% Senior Subordinated Notes due 2011 are outstanding and such Subsidiary is not added as a guarantor under the 8½% Senior Subordinated Notes due 2011; provided, however, that such exception shall expire when the 8½% Senior Subordinated Notes due 2011 cease to be outstanding at which time such Subsidiary shall become a Subsidiary Guarantor hereunder.  If (a) any such Subsidiary which shall become a Subsidiary Guarantor of the Notes pursuant to the immediately preceding sentence is released from its Guarantee of such Senior Subordinated Indebtedness or Subordinated Obligation, as the case may be, or (b) if such Senior Subordinated

Indebtedness or Subordinated Obligation, as the case may be, is no longer outstanding, then such Subsidiary shall cease to be a Subsidiary Guarantor hereunder.  For the avoidance of doubt, a Subsidiary Guarantor may be released from its Guarantee of the Notes so long as contemporaneously therewith, it is also released as a Subsidiary Guarantor from all of the Company’s then outstanding Senior Subordinated Indebtedness or Subordinated Obligation.  In furtherance of the foregoing, a Subsidiary Guarantor may be released from its Guarantee of the Notes if such release allows the Subsidiary Guarantor to be released from its Guarantee of all of the Company’s then outstanding Senior Subordinated Indebtedness or Subordinated Obligation and such Subsidiary Guarantor is subsequently released from its Guarantee of such outstanding Senior Subordinated Indebtedness or Subordinated Obligation.

If a Subsidiary Guarantor is no longer a Subsidiary Guarantor hereunder, the Company shall deliver to the Trustee an Officers’ Certificate certifying to that effect as of the date of such Officers’ Certificate; then automatically, without the requirement of any further action by the Company, such Subsidiary or the Trustee, the Subsidiary Guarantee of such Subsidiary shall terminate and be of no further force or effect and such Subsidiary Guarantor shall be deemed to be released from all obligations under this Article 17.

A Subsidiary Guarantee by a Subsidiary Guarantor shall be signed in the name and on behalf of such Subsidiary Guarantor by the manual or facsimile signature of its President, any Vice President (whether or not designated by number or numbers or word or words added before or after the title “Vice President”), its Treasurer, its Secretary or any Assistant Secretary.

A Subsidiary Guarantee bearing the manual signatures of individuals who were at any time the proper officers of a Subsidiary Guarantor shall bind such Subsidiary Guarantor, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the execution and delivery of the Subsidiary Guarantee or did not hold such offices at the date of such Subsidiary Guarantee.

Section 17.02.  Subsidiary Guarantees.  (a)  Each Subsidiary Guarantor hereby jointly and severally irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, to each Noteholder and to the Trustee and its successors and assigns (i) the full and punctual payment when due, whether at Stated Maturity, by acceleration, by redemption, repurchase or otherwise, of all obligations of the Company under this Indenture (including obligations to the Trustee) and the Notes, whether for payment of principal of, Interest on, in respect of the Notes and all other monetary obligations of the Company under this Indenture and the Notes and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Company whether for fees, expenses, indemnification or otherwise under this Indenture and the Notes (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”).  Each Subsidiary Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from each such Subsidiary Guarantor, and that each such Subsidiary Guarantor shall remain bound under this Article 17 notwithstanding any extension or renewal of any Guaranteed Obligation.

(b)           Each Subsidiary Guarantor waives presentation to, demand of payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment.  Each Subsidiary Guarantor waives notice of any default under the Notes or the Guaranteed Obligations.  The obligations of each Subsidiary Guarantor hereunder shall not be affected by (i) the failure of any Noteholder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Notes or any other agreement or otherwise; (ii) any extension or renewal of any thereof; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this

Indenture, the Notes or any other agreement; (iv) the release of any security held by any Noteholder or the Trustee for the Guaranteed Obligations or any of them; (v) the failure of any Noteholder or Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (vi) any change in the ownership of such Subsidiary Guarantor.

(c)  Each Subsidiary Guarantor hereby waives any right to which it may be entitled to have its obligations hereunder divided among the Subsidiary Guarantors, such that such Subsidiary Guarantor’s obligations would be less than the full amount claimed.  Each Subsidiary Guarantor hereby waives any right to which it may be entitled to have the assets of the Company first be used and depleted as payment of the Company’s or such Subsidiary Guarantor’s obligations hereunder prior to any amounts being claimed from or paid by such Subsidiary Guarantor hereunder.  Each Subsidiary Guarantor hereby waives any right to which it may be entitled to require that the Company be sued prior to an action being initiated against such Subsidiary Guarantor.

(d)  Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Noteholder or the Trustee to any security held for payment of the Guaranteed Obligations.

(e)  The Subsidiary Guarantee of each Subsidiary Guarantor is, to the extent and in the manner set forth in Article 18, subordinated and subject in right of payment to the prior payment in full of the principal of and premium, if any, and interest on all Senior Indebtedness of the relevant Subsidiary Guarantor and is made subject to such provisions of this Indenture.

(f)  Except as expressly set forth in Sections 17.03 and 17.07, the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise.  Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Noteholder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, wilful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Subsidiary Guarantor or would otherwise operate as a discharge of any Subsidiary Guarantor as a matter of law or equity.

(g)  Except as otherwise provided herein, each Subsidiary Guarantor agrees that its Subsidiary Guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations.  Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or Interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Noteholder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

(h)  In furtherance of the foregoing and not in limitation of any other right which any Noteholder or the Trustee has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or Interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Subsidiary Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Noteholders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid Interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (iii) all other monetary obligations of the Company to the Noteholders and the Trustee.

(i)  Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Noteholders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations and all obligations to which the Guaranteed Obligations are subordinated as provided in Article 18.  Each Subsidiary Guarantor further agrees that, as between it, on the one hand, and the Noteholders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article 7 for the purposes of any Subsidiary Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 7, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purposes of this Section 17.02.

(j)  Each Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any Noteholder in enforcing any rights under this Section 17.02.

(k)  Upon request of the Trustee, each Subsidiary Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

Section 17.03.  Limitation on Liability.  Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Subsidiary Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Section 17.04.  Successors and Assigns.  This Article 17 shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Noteholders and, in the event of any transfer or assignment of rights by any Noteholder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

Section 17.05.  No Waiver.  Neither a failure nor a delay on the part of either the Trustee or the Noteholders in exercising any right, power or privilege under this Article 17 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege.  The rights, remedies and benefits of the Trustee and the Noteholders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 17 at law, in equity, by statute or otherwise.

Section 17.06.  Modification.  No modification, amendment or waiver of any provision of this Article 17, nor the consent to any departure by any Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice to or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.

Section 17.07.  Execution of Subsidiary Guarantee for Future Subsidiary Guarantors.  Each Subsidiary which is required to become a Subsidiary Guarantor pursuant to Section 17.01 shall promptly execute and deliver to the Trustee a Subsidiary Guarantee in the form of Exhibit B hereto pursuant to which such Subsidiary shall become a Subsidiary Guarantor under this Article 17 and shall guarantee the Guaranteed Obligations.  Concurrently with the execution and delivery of such Subsidiary Guarantee, the Company shall deliver to the Trustee an Opinion of Counsel and an Officers’ Certificate to the effect that such Subsidiary Guarantee has been duly authorized, executed and delivered by such Subsidiary and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors’ rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Subsidiary Guarantee of such Subsidiary Guarantor is a valid and binding obligation of such Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its terms and or to such other matters as the Trustee may reasonably request.

Section 17.08.  Non-Impairment.  The failure to endorse a Subsidiary Guarantee on any Note shall not affect or impair the validity thereof.

ARTICLE 18

SUBORDINATION OF THE SUBSIDIARY GUARANTEES

Section 18.01.  Agreement to Subordinate.  Each Subsidiary Guarantor agrees, and each Noteholder by accepting a Note agrees, that the obligations of a Subsidiary Guarantor hereunder are subordinated in right of payment, to the extent and in the manner provided in this Article 18, to the prior payment in full of all Senior Indebtedness of such Subsidiary Guarantor and that the subordination is for the benefit of and enforceable by the holders of such Senior Indebtedness of such Subsidiary Guarantor.  The obligations hereunder with respect to a Subsidiary Guarantor shall in all respects rank pari passu with all other Senior Subordinated Indebtedness of such Subsidiary Guarantor and shall rank senior to all existing and future Subordinated Obligations of such Subsidiary Guarantor; and only Indebtedness of such Subsidiary Guarantor that is Senior Indebtedness of such Subsidiary Guarantor shall rank senior to the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee in accordance with the provisions set forth herein.  Notwithstanding any provision in this Article 18, but without limiting the immediately preceding sentence, the Subsidiary Guarantees will not be subordinated in right of payment to the payment of any amount of unsecured Senior Indebtedness that equals or exceeds a “substantial amount of unsecured indebtedness,” as defined in Treasury Regulation § 1.279-3(c)(2), whether outstanding on the date of this Indenture or which may be subsequently Incurred.

Section 18.02.  Liquidation, Dissolution, Bankruptcy.  Upon any payment or distribution of the assets of a Subsidiary Guarantor to creditors upon a total or partial liquidation or a total or partial dissolution of such Subsidiary Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to such Subsidiary Guarantor or its property:

(1)           holders of Senior Indebtedness of such Subsidiary Guarantor shall be entitled to receive payment in full in cash of such Senior Indebtedness before Noteholders shall be entitled to receive any payment pursuant to any Guaranteed Obligations from such Subsidiary Guarantor; and

(2)           until the Senior Indebtedness of such Subsidiary Guarantor is paid in full, any payment or distribution to which Noteholders would be entitled but for this Article 18 shall be made to holders of such Senior Indebtedness as their respective interests may appear, except that Noteholders may receive any debt securities that are subordinated to such Senior Indebtedness to at least the same extent as the Subsidiary Guarantees.

Section 18.03.  Default on Designated Senior Indebtedness of a Subsidiary Guarantor.  A Subsidiary Guarantor may not make any payment pursuant to any of the Guaranteed Obligations or purchase, repurchase, redeem or otherwise acquire or retire for value any Notes (collectively, “pay its Guarantee”) if (a) any Designated Senior Indebtedness of such Subsidiary Guarantor is not paid when due or (b) any other default on Designated Senior Indebtedness of such Subsidiary Guarantor occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms unless, in either case, (i) the default has been cured or waived and any such acceleration has been rescinded or (ii) such Designated Senior Indebtedness has been paid in full; provided, however, that such Subsidiary Guarantor may pay its Guarantee without regard to the foregoing if such Subsidiary Guarantor and the Trustee receive written notice approving such payment from the Representative of the holders of the Designated Senior Indebtedness with respect to which either of the events in clause (a) or (b) of this sentence has occurred and is continuing.  During the continuance of any default (other than a default described in clause (a) or (b) of the preceding sentence) with respect to any Designated Senior Indebtedness of a Subsidiary Guarantor pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, such Subsidiary Guarantor may not pay its Guarantee for a period (a “Guarantee Payment Blockage Period”) commencing upon the receipt by the Trustee (with a copy to such Subsidiary Guarantor and the Company) of written notice (a “Guarantee Blockage Notice”) of such default from the Representative of the holders of the Designated Senior Indebtedness of such Subsidiary Guarantor specifying an election to effect a Guarantee Payment Blockage Period and ending 179 days thereafter (or earlier if such Guarantee Payment Blockage Period is terminated (a) by written notice to the Trustee (with a copy to such Subsidiary Guarantor and the Company) from the Person or Persons who gave such Guarantee Blockage Notice, (b) because such Designated Senior Indebtedness has been repaid in full or (c) because the default giving rise to such Guarantee Blockage Notice is no longer continuing).  Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this Section 18.03 and the next sentence), unless the holders of such Designated Senior Indebtedness or the Representative of such holders shall have accelerated the maturity of such Designated Senior Indebtedness, such Subsidiary Guarantor may resume to paying its Subsidiary Guarantee after such Guarantee Payment Blockage Period, including any missed payments.  Not more than one Guarantee Blockage Notice may be given with respect to a Subsidiary Guarantor in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness of such Subsidiary Guarantor during such period; provided, however, that if any Guarantee Blockage Notice within such 360-day period is given by or on behalf of any holders of Designated Senior Indebtedness of such Subsidiary Guarantor other than the Bank Indebtedness, the Representative of the Bank Indebtedness may give another Guarantee Blockage Notice within such period; provided further, however, that in no event may the total number of days during which any Guarantee Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any 360 consecutive day period.  For purposes of this Section 18.03, no default or event of default that existed or was continuing on the date of the commencement of any Guarantee Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Guarantee Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Guarantee Payment Blockage Period by the Representative of such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.

Section 18.04.  Demand for Payment.  If payment of the Notes is accelerated because of an Event of Default and a demand for payment is made on a Subsidiary Guarantor pursuant to Article 17, the Trustee (provided that the Trustee shall have received written notice from the Company or such Subsidiary Guarantor, on which notice the Trustee shall be entitled to conclusively rely) shall promptly notify the holders of the Designated Senior Indebtedness of such Subsidiary Guarantor (or the Representative of such holders) of such demand.  If any Designated Senior Indebtedness of such Subsidiary Guarantor is outstanding, such Subsidiary Guarantor may not pay its Guarantee until five Business Days after such holders or the Representative of the holders of the Designated Senior Indebtedness of such Subsidiary Guarantor receive notice of such demand and, thereafter, may pay its Guarantee only if this Article 18 otherwise permits payment at that time.

Section 18.05.  When Distribution Must Be Paid Over.  If a payment or distribution is made to the Trustee or the Noteholders that because of this Article 18 should not have been made to them, the Trustee or the Noteholders who receive the payment or distribution shall hold such payment or distribution in trust for holders of the Senior Indebtedness of the relevant Subsidiary Guarantor and pay it over to them as their respective interests may appear.

Section 18.06.  Subrogation.  After all Senior Indebtedness of a Subsidiary Guarantor is paid in full and until the Notes are paid in full in cash, Noteholders shall be subrogated to the rights of holders of Senior Indebtedness of such Subsidiary Guarantor to receive distributions applicable to Designated Senior Indebtedness of such Subsidiary Guarantor.  A distribution made under this Article 18 to holders of Senior Indebtedness of such Subsidiary Guarantor which otherwise would have been made to Noteholders is not, as between such Subsidiary Guarantor and Noteholders, a payment by such Subsidiary Guarantor on Senior Indebtedness of such Subsidiary Guarantor.

Section 18.07.  Relative Rights.  This Article 18 defines the relative rights of Noteholders and holders of Senior Indebtedness of a Subsidiary Guarantor.  Nothing in this Indenture shall:

(1)           impair, as between a Subsidiary Guarantor and Noteholders, the obligation of a Subsidiary Guarantor which is absolute and unconditional, to make payments with respect to the Guaranteed Obligations to the extent set forth in Article 17; or

(2)           prevent the Trustee or any Noteholder from exercising its available remedies upon a default by a Subsidiary Guarantor under its obligations with respect to the Guaranteed Obligations, subject to the rights of holders of Senior Indebtedness of such Subsidiary Guarantor to receive distributions otherwise payable to Noteholders.

Section 18.08.  Subordination May Not Be Impaired by a Subsidiary Note Guarantor.  No right of any holder of Senior Indebtedness of a Subsidiary Guarantor to enforce the subordination of the obligations of such Subsidiary Guarantor hereunder shall be impaired by any act or failure to act by such Subsidiary Guarantor, the Trustee or any Noteholder or by its or their failure to comply with this Indenture.

Section 18.09.  Rights of Trustee and Paying Agent.  Notwithstanding Section 18.03, the Trustee or the Paying Agent may continue to make payments on the Notes and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives written notice that payments may not be made under this Article 18.  A Subsidiary Guarantor, the Registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness of a Subsidiary Guarantor may give the notice; provided, however, that if an issue of Senior Indebtedness of a Subsidiary Guarantor has a Representative, only the Representative may give the notice.

The Trustee in its individual or any other capacity may hold Senior Indebtedness of a Subsidiary Guarantor with the same rights it would have if it were not Trustee.  The Note Registrar and the Paying Agent may do the same with like rights.  The Trustee shall be entitled to all the rights set forth in this Article 18 with respect to any Senior Indebtedness of a Subsidiary Guarantor which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness of such Subsidiary Guarantor; and nothing in Article 8 shall deprive the Trustee of any of its rights as such holder.  Nothing in this Article 18 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 8.07 or any other Section of this Indenture.

Section 18.10.  Distribution or Notice to Representative.  Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness of a Subsidiary Guarantor, the distribution may be made and the notice given to their Representative (if any).

Section 18.11.  Article 18 Not to Prevent Events of Default or Limit Right to Accelerate.  The failure of a Subsidiary Guarantor to make a payment on any of its obligations by reason of any provision in this Article 18 shall not be construed as preventing the occurrence of a default by such Subsidiary Guarantor under such obligations.  Nothing in this Article 18 shall have any effect on the right of the Noteholders or the Trustee to make a demand for payment on a Subsidiary Guarantor pursuant to Article 17.

Section 18.12.  Trustee Entitled to Rely.  Upon any payment or distribution pursuant to this Article 18, the Trustee and the Noteholders shall be entitled to conclusively rely (a) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 18.02 are pending, (b) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Noteholders or (c) upon the Representatives for the holders of Senior Indebtedness of a Subsidiary Guarantor for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness of a Subsidiary Guarantor and other Indebtedness of a Subsidiary Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 18.  In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of a Subsidiary Guarantor to participate in any payment or distribution pursuant to this Article 18, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness of such Subsidiary Guarantor held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 18, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.  The provisions of Sections 8.01 and 8.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 18.

Section 18.13.  Trustee to Effectuate Subordination.  Each Noteholder by accepting a Note authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Noteholders and the holders of Senior Indebtedness of each of the Subsidiary Guarantors as provided in this Article 18 and appoints the Trustee as attorney-in-fact for any and all such purposes.

Section 18.14.  Trustee Not Fiduciary for Holders of Senior Indebtedness of a Subsidiary Guarantor.  The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of a Subsidiary Guarantor and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Noteholders or the relevant Subsidiary Guarantor or any other Person, money or assets to which any holders of Senior Indebtedness of such Subsidiary Guarantor shall be entitled by virtue of this Article 18 or otherwise.

Section 18.15.  Reliance by Noteholders of Senior Indebtedness of a Subsidiary Guarantor on Subordination Provisions.  Each Noteholder by accepting a Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of a Subsidiary Guarantor, whether such Senior Indebtedness was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

Section 18.16.  Trust Monies Not Subordinated.  Notwithstanding anything contained herein to the contrary, payments from money held in trust under Article 13 by the Trustee for the payment of principal of, and Interest on, the Notes shall not be subordinated to the prior payment of any Senior Indebtedness of any Subsidiary Guarantor or subject to the restrictions set forth in this Article 18, and none of the Noteholders shall be obligated to pay over any such amount to a Subsidiary Guarantor or any holder of Senior Indebtedness of Subsidiary Guarantor or any other creditor of a Subsidiary Guarantor.

ARTICLE 19

MISCELLANEOUS PROVISIONS

Section 19.01.  Provisions Binding on Company’s Successors.  All the covenants, stipulations, promises and agreements by the Company contained in this Indenture shall bind its successors and assigns whether so expressed or not.

Section 19.02.  Official Acts by Successor Corporation.  Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any Person that shall at the time be the lawful sole successor of the Company.

Section 19.03.  Addresses for Notices, Etc.  Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Notes on the Company shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box or sent by telecopier transmission addressed as follows:  to Alliant Techsystems Inc., 5050 Lincoln Drive, Edina, Minnesota 55436, Telecopier No.:  (952) 351-3000, Attention:  Chief Financial Officer.  Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited, postage prepaid, by registered or certified mail in a post office letter box or sent by telecopier transmission addressed to the Corporate Trust Office, BNY Midwest Trust Company, 2 North LaSalle Street, Suite 1020, Chicago, Illinois 60602, Attention: Corporate Trust Department.

The Trustee, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Noteholder shall be mailed to him by first class mail, postage prepaid, at his address as it appears on the Note Register and shall be sufficiently given to him if so mailed within the time prescribed.

Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders.  If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Section 19.04.  Governing Law.  This Indenture and each Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the State of New York.

Section 19.05.  Evidence of Compliance with Conditions Precedent, Certificates to Trustee.  Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an

Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with (it being understood that no Opinion of Counsel shall be required pursuant to this Section 19.05 in connection with the initial issuance of the Notes).

Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include:  (1) a statement that the person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based; (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Section 19.06.  Legal Holidays.  In any case in which the date of maturity of Interest on or principal of the Notes or the Redemption Date of any Note or any Repurchase Date with respect to any Note will not be a Business Day, then payment of such Interest on or principal of the Notes need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the Redemption Date or the Repurchase Date, as the case may be, and no interest shall accrue for the period from and after such date.

Section 19.07.  Company Responsible for Making Calculations.  Except as specified in Section 4.01, the Company will be responsible for making all calculations called for under the Notes.  These calculations include, but are not limited to, determination of the Current Market Price, Last Reported Sale Price and Spin-off Market Price, the amount of accrued Interest (including any Contingent Interest) payable on the Notes and the Conversion Rate of the Notes.  The Company will make these calculations in good faith and, absent manifest error, these calculations will be final and binding on the Noteholders.  Promptly after the calculation thereof, the Company will provide to each of the Trustee and the Conversion Agent an Officers’ Certificate setting forth a schedule of its calculations, and each of the Trustee and the Conversion Agent is entitled to conclusively rely upon the accuracy of such calculations without independent verification.  The Trustee will forward the Company’s calculations to any Noteholder upon the request of such Noteholder.

Section 19.08.  Trust Indenture Act.  This Indenture is hereby made subject to, and shall be governed by, the provisions of the Trust Indenture Act required to be part of and to govern indentures qualified under the Trust Indenture Act; provided that unless otherwise required by law, notwithstanding the foregoing, this Indenture and the Notes issued hereunder shall not be subject to the provisions of subsections (a)(1), (a)(2), and (a)(3) of Section 314 of the Trust Indenture Act as now in effect or as hereafter amended or modified; provided further that this Section 16.08 shall not require this Indenture or the Trustee to be qualified under the Trust Indenture Act prior to the time such qualification is in fact required under the terms of the Trust Indenture Act, nor shall it constitute any admission or acknowledgment by any party to the Indenture that any such qualification is required prior to the time such qualification is in fact required under the terms of the Trust Indenture Act.  If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in an indenture qualified under the Trust Indenture Act, such required provision shall control.

Section 19.09.  No Security Interest Created.  Except as provided in Section 8.07, nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction in which property of the Company or its subsidiaries is located.

Section 19.10.  Benefits of Indenture.  Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any authenticating agent, any Note Registrar and their successors hereunder and the holders of Notes any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 19.11.  Table of Contents, Headings, Etc.  The table of contents and the titles and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 19.12.  Authenticating Agent.  The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf, and subject to its direction, in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under Sections 2.04, 2.05, 2.06, 2.07, 3.02 and 3.08, as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Notes.  For all purposes of this Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee’s certificate of authentication.  Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 8.10.

Any corporation into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation succeeding to the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation is otherwise eligible under this Section 16.12, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation.

Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company.  The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company.  Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee shall either promptly appoint a successor authenticating agent or itself assume the duties and obligations of the former authenticating agent under this Indenture and, upon such appointment of a successor authenticating agent, if made, shall give written notice of such appointment of a successor authenticating agent to the Company and shall mail notice of such appointment of a successor authenticating agent to all holders of Notes as the names and addresses of such holders appear on the Note Register.

The Company agrees to pay to the authenticating agent from time to time such reasonable compensation for its services as shall be agreed upon in writing between the Company and the authenticating agent.

The provisions of Sections 8.02, 8.03, 8.04 and 9.03 and this Section 19.12 shall be applicable to any authenticating agent.

Section 19.13.  Execution in Counterparts.  This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 19.14.  Severability.  In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

BNY Midwest Trust Company hereby accepts the trusts in this Indenture declared and provided, upon the terms and conditions herein above set forth.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed.

ALLIANT TECHSYSTEMS INC.

By:	/s/ Eric Rangen
Name:
Title:

ALLIANT AMMUNITION AND POWDER COMPANY LLC
ALLIANT AMMUNITION SYSTEMS COMPANY LLC
ALLIANT HOLDINGS LLC
ALLIANT LAKE CITY SMALL CALIBER AMMUNITION COMPANY LLC
ALLIANT SOUTHERN COMPOSITES COMPANY LLC
AMMUNITION ACCESSORIES INC.
ATK THIOKOL INC.
ATK COMMERCIAL AMMUNITION COMPANY
ATK ELKTON LLC
ATK INTERNATIONAL SALES INC.
ATK MISSILE SYSTEMS COMPANY LLC
ATK ORDNANCE AND GROUND SYSTEMS LLC
ATK TACTICAL SYSTEMS COMPANY LLC
COMPOSITE OPTICS, INCORPORATED
FEDERAL CARTRIDGE COMPANY
GASL, INC.
MICRO CRAFT INC.
MISSION RESEARCH CORPORATION
NEW RIVER ENERGETICS, INC.
THIOKOL TECHNOLOGIES INTERNATIONAL, INC.

By:	/s/ Robert J. McReavy
Name:
Title:

BNY MIDWEST TRUST COMPANY, as Trustee

By:	/s/ Mary Callahan
Name: Mary Callahan
Title: Assistant Vice President

EXHIBIT A

[FORM OF NOTE]

[Include only for Global Notes:]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (THE “DEPOSITARY”, WHICH TERM INCLUDES ANY SUCCESSOR DEPOSITORY FOR THE CERTIFICATES) TO ALLIANT TECHSYSTEMS INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO.  OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREIN IS MADE TO CEDE & CO.  OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[Include only for Notes that are Restricted Securities]

[THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.  NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.  THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)); (2) AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY OR ANY COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY, PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THIS SECURITY UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), ONLY (A) TO ALLIANT TECHSYSTEMS INC. (THE “ISSUER”), (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER), (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, IN COMPLIANCE WITH RULE 144A TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE

ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM; AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.  THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THIS SECURITY PURSUANT TO CLAUSE 2(B) ABOVE OR UPON ANY TRANSFER OF THIS SECURITY UNDER RULE 144 UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION).]

THIS SECURITY IS SUBJECT TO UNITED STATES FEDERAL INCOME TAX REGULATIONS GOVERNING CONTINGENT PAYMENT DEBT INSTRUMENTS.  FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE, THE ISSUE DATE OF THIS SECURITY IS AUGUST 13, 2004 AND THE COMPARABLE YIELD OF THIS SECURITY IS 7.0%, COMPOUNDED SEMI-ANNUALLY (WHICH WILL BE TREATED AS THE YIELD TO MATURITY FOR UNITED STATES FEDERAL INCOME TAX PURPOSES).

THE ISSUER AGREES, AND BY ACCEPTING A BENEFICIAL OWNERSHIP INTEREST IN THIS SECURITY EACH HOLDER AND ANY BENEFICIAL OWNER OF THIS SECURITY WILL BE DEEMED TO HAVE AGREED, FOR UNITED STATES FEDERAL INCOME TAX PURPOSES (1) TO TREAT THIS SECURITY AS A DEBT INSTRUMENT THAT IS SUBJECT TO TREAS. REG.  SEC. 1.1275-4 (THE “CONTINGENT PAYMENT REGULATIONS”), (2) TO TREAT THE FAIR MARKET VALUE OF ANY COMMON STOCK RECEIVED UPON ANY CONVERSION OF THIS SECURITY OR UPON A PURCHASE OF THIS SECURITY AT THE HOLDER’S OPTION AS A CONTINGENT PAYMENT FOR PURPOSES OF THE CONTINGENT PAYMENT REGULATIONS, AND (3) TO ACCRUE INTEREST WITH RESPECT TO THE SECURITY AS ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES ACCORDING TO THE “NONCONTINGENT BOND METHOD,” SET FORTH IN THE CONTINGENT PAYMENT REGULATIONS, AND TO BE BOUND BY THE ISSUER’S DETERMINATION OF THE “COMPARABLE YIELD” AND “PROJECTED PAYMENT SCHEDULE,” WITHIN THE MEANING OF THE CONTINGENT PAYMENT REGULATIONS, WITH RESPECT TO THIS SECURITY.  THE ISSUER AGREES TO PROVIDE PROMPTLY TO THE HOLDER OF THIS SECURITY, UPON WRITTEN REQUEST, THE ISSUE PRICE, ISSUE DATE, YIELD TO MATURITY, COMPARABLE YIELD AND PROJECTED PAYMENT SCHEDULE.  ANY SUCH WRITTEN REQUEST SHOULD BE SENT TO THE ISSUER AT THE FOLLOWING ADDRESS:  ALLIANT TECHSYSTEMS INC., 5050 LINCOLN DRIVE, EDINA, MINNESOTA 55436, ATTENTION:  CHIEF FINANCIAL OFFICER.

THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT DATED AS OF AUGUST 13, 2004 AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.

ALLIANT TECHSYSTEMS INC.

3.00% CONVERTIBLE SENIOR SUBORDINATED NOTE DUE 2024

CUSIP:

No.	$

Alliant Techsystems Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to CEDE & CO. or its registered assigns, [the principal sum of                 DOLLARS] [the principal sum of                        DOLLARS or such lesser amount as set forth on Schedule I hereto](1) on August 15, 2024 at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semiannually on February 15 and August 15 of each year, commencing February 15, 2005, on said principal sum at said office or agency, in like coin or currency, at the rate per annum of 3.00%, from the February 15 or August 15, as the case may be, next preceding the date of this Note to which interest has been paid or duly provided for, unless the date hereof is a date to which interest has been paid or duly provided for, in which case from the date of this Note, or unless no interest has been paid or duly provided for on the Notes, in which case from August 13, 2004 until payment of said principal sum has been made or duly provided for.  Notwithstanding the foregoing, if the date hereof is after any February 1 or August 1, as the case may be, and before the following February 15 or August 15, this Note shall bear interest from such February 1 or August 1; provided that if the Company shall default in the payment of interest due on such February 15 or August 15, then this Note shall bear interest from the next preceding February 1 or August 1 to which interest has been paid or duly provided for; and provided further that if no interest has been paid or duly provided for on this Note, then this Note shall bear interest from August 13, 2004.  Contingent Interest, if any, will accrue for any applicable Interest Period and be payable to holders of this Note on the applicable Interest Payment Date to the person in whose name this Note is registered on the corresponding record date.  Except as otherwise provided in the Indenture, the interest payable on the Note pursuant to the Indenture on any February 15 or August 15 will be paid to the Person entitled thereto as it appears in the Note Register at the close of business on the Regular Record Date, which shall be the February 1 or August 1 (whether or not a Business Day) next preceding such February 15 or August 15, as provided in the Indenture; provided that any such interest not punctually paid or duly provided for shall be payable as provided in the Indenture.  The Company shall pay interest (i) on any Notes in certificated form by check mailed to the address of the Person entitled thereto as it appears in the Note Register (or, upon written notice from the registered holder hereof, by wire transfer in immediately available funds, if such Person is entitled to interest on Notes with an aggregate principal amount in excess of

(1)           For Global Notes only.

$2,000,000) or (ii) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.

The Company promises to pay interest on overdue principal and (to the extent that payment of such interest is enforceable under applicable law) Interest at the rate of 3.00% per annum, compounded semi-annually.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the holder of this Note the right to convert this Note into Common Stock of the Company on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture.  Under the circumstances described in the Indenture, the Company may fulfill 100% of its Conversion Obligation, or if the Indenture is amended pursuant to Section 15.02(g) thereof at least 100% of the principal amount of this Note, by delivering cash in lieu of Common Stock.  Such further provisions of the Indenture shall for all purposes have the same effect as though fully set forth at this place.

This Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of the State of New York.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

ALLIANT TECHSYSTEMS INC.

By:

[Date of authentication]

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes described in the within-named Indenture.

BNY MIDWEST TRUST COMPANY, as Trustee

By:
Authorized Signatory

, or

By:
As Authenticating Agent
(if different from Trustee)

By:
Authorized Signatory

FORM OF REVERSE OF NOTE

ALLIANT TECHSYSTEMS INC.

3.00% CONVERTIBLE SENIOR SUBORDINATED NOTE DUE 2024

This Note is one of a duly authorized issue of Notes of the Company, designated as its 3.00% Convertible Senior Subordinated Notes due 2024 (herein called the “Notes”), limited in aggregate principal amount to $                           , issued and to be issued under and pursuant to an Indenture dated as of August 13, 2004 (herein called the “Indenture”), among the Company, the Subsidiary Guarantors and BNY Midwest Trust Company, as trustee (herein called the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company, the Subsidiary Guarantors and the holders of the Notes.

In case an Event of Default shall have occurred and be continuing, the principal of and accrued Interest on all Notes may be declared by either the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of at least a majority in aggregate principal amount of the Notes at the time outstanding, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Notes; provided that no such supplemental indenture shall (i) reduce the principal amount of or change the Stated Maturity of any Note, (ii) reduce the rate or extend the time of payment of Interest on this Note, (iii) reduce any amount payable on redemption or repurchase of this Note (including upon the occurrence of a Fundamental Change) or change the time at which or the circumstances under which this Note may or shall be redeemed or repurchased (subject to the immediately succeeding sentence), (iv) impair the right of any Noteholder to institute suit for the payment on this Note, (v) make the principal or Interest of this Note payable in any coin or currency other than that provided in this Note, (vi) impair the right to convert this Note into Common Stock subject to the terms set forth in the Indenture, (vii) reduce the number of shares of Common Stock or other property receivable upon conversion, (viii) modify any of the provisions of Section 11.02 or Section 7.05 of the Indenture, except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each Note so affected, (ix) change any obligation of the Company to maintain an office or agency in the places and for the purposes set forth in Section 5.02 of the Indenture, (x) reduce the quorum or voting requirements set forth in Article 10 of the Indenture, (xi) make any change in Article 16 or Article 18 of the Indenture that adversely affects the rights of any Noteholder under Article 16 or Article 18 of the Indenture, (xii) modify the Subsidiary Guarantees in any manner adverse to the Noteholders or (xiii) reduce the aforesaid percentage of Notes, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all Notes then outstanding.  Notwithstanding the immediately preceding sentence, the

Company and the Trustee, with the consent of the holders of at least a majority in aggregate principal amount of the Notes at the time outstanding, may waive or modify Section 3.05 of the Indenture relative to the Company’s obligation to make an offer to repurchase the Notes as a result of a Fundamental Change (other than reducing the Fundamental Change Repurchase Price which can only be modified with the consent of the holders of all Notes then outstanding).  Subject to the provisions of the Indenture, the holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the holders of all of the Notes waive any past default or Event of Default under the Indenture and its consequences except (A) a default in the payment of Interest on or the principal of any of the Notes, (B) a failure by the Company to convert any Notes into Common Stock of the Company, (C) a default in the payment of the Redemption Price pursuant to Article 3 of the Indenture, (D) a default in the payment of the Company Repurchase Price or Fundamental Change Repurchase Price pursuant to Article 3 of the Indenture, or (E) a default in respect of a covenant or provisions of the Indenture which under Article 11 of the Indenture cannot be modified or amended without the consent of the holders of each or all Notes then outstanding or affected thereby.  Any such consent or waiver by the holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Note and any Notes which may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and Interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

The Notes are issuable in fully registered form, without coupons, in denominations of $1,000 principal amount and any multiple of $1,000.  At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration or exchange of Notes, Notes may be exchanged for a like aggregate principal amount of Notes of any other authorized denominations.

At any time on or after August 20, 2014 and prior to maturity, the Notes may be redeemed at the option of the Company, in whole or in part, in cash upon mailing a notice of such redemption not less than 30 days but not more than 60 days before the Redemption Date to the holders of Notes at their last registered addresses, all as provided in the Indenture, at a Redemption Price equal to 100% of the principal amount of notes being redeemed plus accrued and unpaid Interest to, but excluding, the Redemption Date; provided that if the Redemption Date is a February 15 or August 15, then the Interest payable on such date shall be paid to the holder of record on the preceding February 1 or August 1, respectively.

In no event will any Note be redeemable at the option of the Company before August 20, 2014.

The Company may not give notice of any redemption of the Notes if a default in the payment of Interest on the Notes has occurred and is continuing.

The Notes are not subject to redemption through the operation of any sinking fund.

If a Fundamental Change occurs at any time prior to maturity of the Notes, this Note will be redeemable in cash on a Fundamental Change Repurchase Date, specified by the Company, which shall be no earlier than 30 days nor later than 60 days after the date of the Fundamental Change Offer, at the option of the holder of this Note at a Fundamental Change Repurchase Price equal to 100% of the principal amount thereof, together with accrued Interest to (but excluding) the Fundamental Change Repurchase Date; provided that if such Fundamental Change Repurchase Date falls after a record date and on or prior to the corresponding Interest Payment Date, the Interest payable on such Interest Payment Date shall be paid to the holder of record of this Note on the preceding February 1 or August 1, respectively.  The Notes will be redeemable in multiples of $1,000 principal amount.  In the event that at the time of such Fundamental Change the terms of the Bank Indebtedness restrict or prohibit the repurchase of Notes upon a Fundamental Change, then prior to the mailing of the notice to holders provided for below but in any event within 45 days following any Fundamental Change, the Company shall (i) repay in full all Bank Indebtedness or, if doing so will allow the repurchase of Notes, offer to repay in full all Bank Indebtedness and repay the Bank Indebtedness of each lender who has accepted such offer or (ii) obtain the requisite consent under the agreements governing the Bank Indebtedness to permit the repurchase of the Notes as provided for in Section 3.05 of the Indenture.  The Company shall mail to all holders of record of the Notes a notice of the occurrence of a Fundamental Change and of the repurchase right arising as a result thereof on or before the 45th day after the occurrence of such Fundamental Change.  For a Note to be so repurchased at the option of the holder, the Company must receive at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, such Note with the form entitled “Form of Fundamental Change Repurchase Election” on the reverse thereof duly completed, together with such Note, duly endorsed for transfer, before the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date.  Notwithstanding the foregoing provisions of this paragraph, the Company shall not be required to make a Fundamental Change Offer upon a Fundamental Change if a third party makes the Fundamental Change Offer in the manner, at the times and otherwise in compliance with the requirements set forth in Section 3.05(b) of the Indenture applicable to a Fundamental Change Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Fundamental Change Offer.

Subject to the terms and conditions of the Indenture, the Company shall become obligated to repurchase, at the option of the holder, all or any portion of the Notes held by such holder on August 15, 2014 and August 15, 2019 in integral multiples of $1,000 at a Company Repurchase Price of 100% of the principal amount, plus any accrued and unpaid Interest on such Note to but excluding the Company Repurchase Date.  To exercise such right, a holder shall deliver to the Company such Note with the form entitled “Form of Company Repurchase Election” on the reverse thereof duly completed, together with the Note, duly endorsed for transfer, at any time from the opening of business on the date that is 20 Business Days prior to such Company Repurchase Date until the close of business on the Business Day immediately preceding the Company Repurchase Date, and shall deliver the Notes to the Trustee (or other Paying Agent appointed by the Company) as set forth in the Indenture.

The Company Repurchase Price shall be paid in cash.

Holders have the right to withdraw any Repurchase Election by delivering to the Trustee (or other Paying Agent appointed by the Company) a written notice of withdrawal up to the close of business on the Business Day immediately preceding the Repurchase Date, all as provided in the Indenture.

If cash sufficient to pay the Repurchase Price with respect to all Notes or portions thereof to be repurchased as of any Repurchase Date is deposited with the Trustee (or other Paying Agent appointed by the Company), then on the Business Day following such Repurchase Date, Interest will cease to accrue on such Notes (or portions thereof), and the holder thereof shall have no other rights as such other than the right to receive the Repurchase Price upon surrender of such Note.

Subject to the occurrence of certain events and in compliance with the provisions of the Indenture, prior to the Stated Maturity of the Notes, the holder hereof has the right, at its option, to convert each $1,000 principal amount of the Notes into 12.5392 shares of the Company’s Common Stock (a Conversion Price of $79.75 per share), as such shares shall be constituted at the date of conversion and subject to adjustment from time to time as provided in the Indenture, upon surrender of this Note with the form entitled “Form of Conversion Notice” on the reverse hereof duly completed, to the Company at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, or at the option of such holder, the Corporate Trust Office, and, unless the shares issuable on conversion are to be issued in the same name as this Note, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the holder or by his duly authorized attorney.  The Company will notify the holder thereof of any event triggering the right to convert the Notes as specified above in accordance with the Indenture.

If the Company (i) is a party to a consolidation, merger, statutory share exchange or combination, (ii) reclassifies the Common Stock, or (iii) sells or conveys its properties and assets substantially as an entirety to any Person, the right to convert a Note into shares of Common Stock may be changed into a right to convert it into securities, cash or other assets of the Company or such other Person, in each case in accordance with the Indenture.

No adjustment in respect of Interest on any Note converted or dividends on any shares issued upon conversion of such Note will be made upon any conversion except as set forth in the next sentence.  If this Note (or portion hereof) is surrendered for conversion during the period from the close of business on any record date for the payment of Interest to the close of business on the Business Day preceding the following Interest Payment Date and has not been called for redemption by the Company on a Redemption Date that occurs during such period, this Note (or portion hereof being converted) must be accompanied by payment, in immediately available funds or other funds acceptable to the Company, of an amount equal to the Interest otherwise payable on such Interest Payment Date on the principal amount being converted; provided that no such payment shall be required (1) if the Company has specified a Redemption Date or a

Fundamental Change Repurchase Date that is after a record date and prior to the next Interest Payment Date or (2) to the extent of any overdue Interest, if any overdue Interest exists at the time of conversion with respect to such Note.

No fractional shares will be issued upon any conversion, but an adjustment and payment in cash will be made, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Note or Notes for conversion.

A Note in respect of which a holder is exercising its right to require repurchase upon a Fundamental Change or repurchase on a Repurchase Date may be converted only if such holder withdraws its election to exercise such right in accordance with the terms of the Indenture.

Any Notes called for redemption, unless surrendered for conversion by the holders thereof on or before the close of business on the second Business Day preceding the Redemption Date, may be deemed to be redeemed from the holders of such Notes for an amount equal to the applicable Redemption Price, together with accrued but unpaid Interest to, but excluding, the Redemption Date, by one or more investment banks or other purchasers who may agree with the Company (i) to purchase such Notes from the holders thereof and convert them into shares of the Company’s Common Stock and (ii) to make payment for such Notes as aforesaid to the Trustee in trust for the holders.

To the extent provided in the Indenture, the Notes are subordinated to Senior Indebtedness, as defined in the Indenture, and pari passu with all other Senior Subordinated Indebtedness, as defined in the Indenture, of the Company.  To the extent provided in the Indenture, Senior Indebtedness must be paid before the Notes may be paid.  The Company agrees, and each Noteholder by accepting a Note agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

Upon due presentment for registration of transfer of this Note at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange thereof, subject to the limitations provided in the Indenture, without charge except for any tax, assessment or other governmental charge imposed in connection therewith.

The Company, the Trustee, any authenticating agent, any Paying Agent, any Conversion Agent and any Note Registrar may deem and treat the registered holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or any Note Registrar) for the purpose of receiving payment hereof, or on account hereof, for the conversion hereof and for all other purposes, and neither the Company nor the Trustee nor any other authenticating agent nor any Paying Agent nor other Conversion Agent nor any Note Registrar shall be affected by any notice to the contrary.  All payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, satisfy and discharge liability for monies payable on this Note.

No recourse for the payment of the principal of, premium, if any, or Interest on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any supplemental indenture or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer or director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

The Company agrees, and by acceptance of a Note, each beneficial holder of a Note will be deemed to have agreed to treat the Notes as indebtedness of the Company for U.S. federal income tax purposes that are subject to the regulations governing contingent payment debt instruments and to be bound (in the absence of an administrative determination or judicial ruling to the contrary) by the Company’s determination of the comparable yield and projected payment schedule within the meaning of the regulations governing contingent payment debt instruments.  A holder of Notes may obtain the issue price, issue date, yield to maturity, comparable yield and projected payment schedule for the Notes, determined by the Company pursuant to Treas.  Reg. Sec. 1.1275-4, by submitting a written request for it to the Company at the following address:  Alliant Techsystems Inc., 5050 Lincoln Drive, Edina, Minnesota 55436, Attention: Chief Financial Officer.

Terms used in this Note and defined in the Indenture are used herein as therein defined.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM -	as tenants in common	UNIF GIFT MIN ACT - Custodian
TEN ENT -	as tenant by the entireties	(Cust) (Minor)
JT TEN -	as joint tenants with right of survivorship	under Uniform Gifts to Minors Act
and not as tenants in common
(State)

Additional abbreviations may also be used though not in the above list.

FORM OF

CONVERSION NOTICE

TO:	ALLIANT TECHSYSTEMS INC.
BNY MIDWEST TRUST COMPANY

The undersigned registered owner of this Note hereby irrevocably exercises the option to convert this Note, or the portion thereof (which is $1,000 or a multiple thereof) below designated, into shares of Common Stock of Alliant Techsystems Inc. in accordance with the terms of the Indenture referred to in this Note, and directs that the shares issuable and deliverable upon such conversion, together with any check in payment for fractional shares and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below.  Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.  If shares or any portion of this Note not converted are to be issued in the name of a person other than the undersigned, the undersigned will provide the appropriate information below and pay all transfer taxes payable with respect thereto.  Any amount required to be paid by the undersigned on account of Interest, if any, accompanies this Note.

Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

Fill in the registration of shares of Common Stock if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)

Please print name and address

Principal amount to be converted
(if less than all):

$

Social Security or Other Taxpayer
Identification Number:

FORM OF
FUNDAMENTAL CHANGE REPURCHASE ELECTION

TO:         ALLIANT TECHSYSTEMS INC.

BNY MIDWEST TRUST COMPANY

The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from Alliant Techsystems Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to repurchase the entire principal amount of this Note, or the portion thereof (which is $1,000 or a multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Note at the price of 100% of such entire principal amount or portion thereof, together with accrued Interest to, but excluding, the Fundamental Change Repurchase Date, to the registered holder hereof.  Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

Dated:

Signature(s)

NOTICE:  The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Note Certificate Number (if applicable):

Principal amount to be repurchased (if less than all):

Social Security or Other Taxpayer Identification Number:

FORM OF
COMPANY REPURCHASE ELECTION

TO:	ALLIANT TECHSYSTEMS INC.

BNY MIDWEST TRUST COMPANY

The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from Alliant Techsystems Inc. (the “Company”) regarding the right of holders to elect to require the Company to repurchase the Notes and requests and instructs the Company to repay the entire principal amount of this Note, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture at the price of 100% of such entire principal amount or portion thereof, together with accrued Interest to, but excluding, the Company Repurchase Date, to the registered holder hereof.  Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.  The Notes shall be repurchased by the Company as of the Company Repurchase Date pursuant to the terms and conditions specified in the Indenture.

Dated:

Signature(s)

NOTICE:  The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Note Certificate Number (if applicable):

Principal amount to be repurchased (if less than all):

Social Security or Other Taxpayer Identification Number:

ASSIGNMENT

For value received                      hereby sell(s) assign(s) and transfer(s) unto                   (Please insert social security or other Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the Note prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision) (other than any transfer pursuant to a registration statement that has been declared effective under the Securities Act or is a subsequent transfer of a Note so transferred), the undersigned confirms that such Note is being transferred:

To Alliant Techsystems Inc. or a subsidiary thereof; or

To a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended; or

Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended; or

Pursuant to a Registration Statement which has been declared effective under the Securities Act of 1933, as amended, and which continues to be effective at the time of transfer;

and unless the Note has been transferred to Alliant Techsystems Inc. or a subsidiary thereof, the undersigned confirms that such Note is not being transferred to an “affiliate” of the Company as defined in Rule 144 under the Securities Act of 1933, as amended.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof.

Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

NOTICE:  The signature on the Conversion Notice, the Fundamental Change Repurchase Election, the Company Repurchase Election or the Assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Schedule I

[Include Schedule I only for a Global Note]

ALLIANT TECHSYSTEMS INC.
3.00% Convertible Senior Subordinated Note due 2024

No. _____________

Date	Principal Amount	Notation Explaining Principal Amount Recorded	Authorized Signature of trustee or Custodian

EXHIBIT B

[FORM OF SUBSIDIARY GUARANTEE]

SUBSIDIARY GUARANTEE

For value received, the undersigned Subsidiary Guarantor (as defined in the Indenture dated as of August 13, 2004 (the “Indenture”) among Alliant Techsystems Inc. (the “Company”), the Subsidiary Guarantors party thereto and BNY Midwest Trust Company, in connection with the issuance of $                     aggregate principal amount of the Company’s 3.00% Convertible Senior Subordinated Notes due 2024 (the “Notes”); the term “Subsidiary Guarantor” as used herein shall include any successor person thereto under the Indenture), upon the terms and subject to the conditions set forth in the Indenture, hereby irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, to each Noteholder and to the Trustee and its successors and assigns (i) the full and punctual payment when due, whether at Stated Maturity, by acceleration, by redemption, repurchase or otherwise, of all obligations of the Company under the Indenture (including obligations to the Trustee) and the Notes, whether for payment of principal of, Interest on, in respect of the Notes and all other monetary obligations of the Company under the Indenture and the Notes and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Company whether for fees, expenses, indemnification or otherwise under the Indenture and the Notes (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”) in accordance with the terms of the Indenture.  The undersigned Subsidiary Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from the undersigned Subsidiary Guarantor, and that the undersigned Subsidiary Guarantor shall remain bound under Article 17 of the Indenture and hereunder notwithstanding any extension or renewal of any Guaranteed Obligation.

The obligations of the undersigned Subsidiary Guarantor to the holders of the Notes and to the Trustee pursuant to this Subsidiary Guarantee and in the Indenture are expressly set forth in the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantee and all of the other provisions of the Indenture to which this Subsidiary Guarantee relates.

No stockholder, officer, director, employee or incorporator, as such, past, present or future, of the Subsidiary Guarantor shall have any liability under the Subsidiary Guarantee by reason of his or its status as such stockholder, officer, director, employee or incorporator.

The Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Notes shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized signatories.

The undersigned Subsidiary Guarantor agrees, and each Noteholder by accepting a Note agrees, that the obligations of the undersigned Subsidiary Guarantor are subordinated in right of payment, to the extent and in the manner provided in Article 18 of the Indenture, to the prior payment in full of all Senior Indebtedness of the undersigned Subsidiary Guarantor and that the subordination is for the benefit of and enforceable by the holders of such Senior Indebtedness of the undersigned Subsidiary Guarantor.  The obligations under the Indenture and hereunder with respect to the undersigned Subsidiary Guarantor shall in all respects rank pari passu with all other Senior Subordinated Indebtedness of the undersigned Subsidiary Guarantor and shall rank senior to all existing and future Subordinated Obligations of the undersigned Subsidiary Guarantor; and only Indebtedness of the undersigned Subsidiary Guarantor that is Senior Indebtedness of the undersigned Subsidiary Guarantor shall rank senior to the obligations of the undersigned Subsidiary Guarantor under this Subsidiary Guarantee in accordance with the provisions set forth in the Indenture.  The undersigned Subsidiary Guarantor authorizes, and each Noteholder by accepting this Subsidiary Guarantee authorizes, the Trustee to give effect to the subordination provisions hereunder and contained in the Indenture and appoints the Trustee as attorney-in-fact for such purpose.

Notwithstanding any other provision of this Subsidiary Guarantee, the undersigned Subsidiary Guarantor shall be released from this Subsidiary Guarantee if it ceases to be a Subsidiary Guarantor in accordance with the provisions of Section 17.01 of the Indenture.

All terms used in this Subsidiary Guarantee shall have the meanings assigned to them in the Indenture.

This Subsidiary Guarantee shall not be valid or obligatory for any purpose until delivered to the Trustee.

This Subsidiary Guarantee shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of the State of New York.

IN WITNESS WHEREOF, the Subsidiary Guarantor has caused this Subsidiary Guarantee to be duly executed.

[ ]
As Subsidiary Guarantor

By:
[Officer]

SCHEDULE I

Subsidiary Guarantors

1.               Alliant Holdings LLC, a Delaware limited liability company

2.               ATK Thiokol Inc., a Delaware corporation

3.               Thiokol Technologies International, Inc., a Delaware corporation

4.               Alliant Southern Composites Company LLC, a Delaware limited liability company

5.               Composite Optics, Incorporated, a California corporation

6.               Alliant Ammunition and Powder Company LLC, a Delaware limited liability company

7.               New River Energetics, Inc., a Delaware corporation

8.               Alliant Ammunition Systems Company LLC, a Delaware limited liability company

9.               Alliant Lake City Small Caliber Ammunition Company LLC, a Delaware limited liability company

10.         ATK Commercial Ammunition Company, a Delaware corporation

11.         ATK International Sales Inc., a Delaware corporation

12.         Federal Cartridge Company, a Minnesota corporation

13.         Ammunition Accessories Inc., a Delaware corporation

14.         ATK Missile Systems Company LLC, a Delaware limited liability company

15.         ATK Elkton LLC, a Delaware limited liability company

16.         GASL, Inc., New York corporation

17.         Micro Craft Inc., a Tennessee corporation

18.         Mission Research Corporation, a California corporation

19.       ATK Ordnance and Ground Systems LLC, a Delaware limited liability company

20.       ATK Tactical Systems Company LLC, a Delaware limited liability company

SCHEDULE II

The following table sets forth the Stock Prices and the number of Additional Shares to be issuable per $1,000 principal amount of Notes:

Alliant Techsystems

Conversion Rate Adjustment Table

Effective Date	Stock Price
	$57.79	$62.41	$67.41	$72.80	$78.62	$84.91	$91.71	$99.04	$106.97	$115.52	$124.76	$134.75	$145.53	$157.17	$169.74
15-Aug-04	4.8	4.2	3.7	3.3	2.7	2.3	2.2	2.0	1.8	1.6	1.4	1.2	1.1	1.0	0.9
15-Aug-05	4.5	3.9	3.4	3.0	2.6	2.3	2.0	1.8	1.6	1.4	1.2	1.1	1.0	0.9	0.8
15-Aug-06	4.3	3.7	3.2	2.8	2.4	2.1	1.9	1.6	1.4	1.3	1.1	1.0	0.9	0.8	0.7
15-Aug-07	4.1	3.5	3.0	2.6	2.3	2.0	1.7	1.5	1.3	1.1	1.0	0.9	0.8	0.7	0.6
15-Aug-08	4.0	3.4	2.9	2.5	1.9	1.7	1.5	1.3	1.2	1.0	0.9	0.8	0.7	0.6	0.5
15-Aug-09	3.9	3.3	2.7	2.3	1.8	1.5	1.4	1.2	1.0	0.9	0.8	0.7	0.6	0.5	0.5
15-Aug-10	3.9	3.3	2.7	2.3	1.8	1.5	1.4	1.2	1.0	0.9	0.8	0.7	0.6	0.5	0.5
15-Aug-11	3.9	3.3	2.7	2.3	1.8	1.5	1.4	1.2	1.0	0.9	0.8	0.7	0.6	0.5	0.5
15-Aug-12	3.9	3.3	2.7	2.3	1.8	1.5	1.4	1.2	1.0	0.9	0.8	0.7	0.6	0.5	0.5
15-Aug-13	3.9	3.3	2.7	2.3	1.8	1.5	1.4	1.2	1.0	0.9	0.8	0.7	0.6	0.5	0.5
15-Aug-14	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0

C-2